We are a reporting company under Section 13 of the Securities Exchange Act of 1934, as amended.

As filed with the Securities and Exchange Commission on January 22, 2025

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

BIOXYTRAN, INC.

(Exact name of registrant as specified in its charter)

Nevada	2834	26-2797630
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

75 2nd Ave.

Suite 605

Needham, MA 02494

617-454-1199

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

David Platt, PhD

Chairman

75, Second Ave.

Suite 605

Needham, MA 02494

617-454-1199

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert J. Burnett

Witherspoon Brajcich McPhee, PLLC

601 W Main Ave #1400

Spokane, WA 99201

509-455-9077

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company., or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

[Selling Stockholder Resale Prospectus]

The information in this Prospectus is not complete and may be changed. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated January 22, 2025

Preliminary Prospectus

Bioxytran, Inc.

18,000,000 Shares of Common Stock

This Prospectus relates to the resale by the investors listed in the section of this Prospectus entitled “Selling Stockholder” (the “Selling Stockholder”) of up to 18,000,000 shares (the “Shares”) of our Common Stock, par value $0.001 per share (“Common Stock”). The Shares consist of: 18,000,000 shares of Common Stock (the “Offering Shares”) to be issued as an indirect primary offering to the Selling Stockholder pursuant to a Closing Agreement, dated January 15, 2025, by TRITON FUNDS LP (the “Closing Agreement”).

We are registering the resale of the Offering Shares as required by the Closing Agreement with TRITON FUNDS LP.

We will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. However, the Company will receive the proceeds of the sale of the Purchase Shares pursuant to the Closing Agreement.

The Selling Stockholder identified in this prospectus may offer the Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Stockholder can offer all, some or none of its shares, thus we have no way of determining the number of shares it will hold after this offering. See “Plan of Distribution.”

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our registration of the Shares covered by this Prospectus does not mean that the Selling Stockholder will offer or sell any of the Shares. The Selling Stockholder may sell the Shares covered by this Prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the Selling Stockholder, you should refer to the section of this Prospectus entitled “Plan of Distribution” beginning on page 57 of this Prospectus. We will not receive any of the proceeds from the Shares sold by the Selling Stockholder.

No underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. We will bear all costs, expenses and fees in connection with the registration of the Shares. The Selling Stockholder will bear all commissions and discounts, if any, attributable to its sale(s) of the Shares.

Our Common Stock is quoted on OTCQB under the symbol BIXT. On December 31, 2024, the last reported sale price of our Common Stock as reported on the OTCQB was $0.088 per share; however, we have a limited trading market for our stock and there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

On April 15, 2020, the Securities and Exchange Commission (the “SEC”) issued a temporary order of trading suspension pertaining to the Company’s securities (the “Suspension”); See SEC Release 34-88656. By its terms the Suspension terminated on April 29, 2020.

The Company’s stock was, at the time, quoted on the OTCQB. When an SEC trading suspension ends, a broker-dealer generally may not solicit investors to buy or sell the previously-suspended over-the-counter (“OTC”) stock until certain requirements are met. Before soliciting quotations or resuming quotations in an OTC stock that has been subject to a trading suspension, a broker-dealer must file a Form 211 with the Financial Industry Regulatory Authority (“FINRA”) representing that it has satisfied all applicable requirements, including those of Rule 15c2-11 and FINRA Rule 6432.

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Among other things, Rule 15c2-11 requires broker-dealers to review and maintain certain documents and information about the company, including in certain cases:

1.	the company’s state of organization, business line, and names of certain control affiliates
2.	the title and class of the securities outstanding; and
3.	the company’s most recent balance sheet and its profit and loss and retained earnings statement.

No broker-dealer may solicit or recommend that an investor buy an OTC stock that has been subject to a trading suspension unless and until FINRA has approved a Form 211 relating to the stock, or if there are continuing regulatory concerns about the company, its disclosures, or other factors, such as a pending regulatory investigation.

On March 30, 2022, the Company received the FINRA Clearance Letter and on June 14, 2022, OTC Market Group agreed to the removal of the Caveat Emptor symbol. The Company was approved for quotation on the OTCQB on September 28, 2022. We cannot assure you that an active public market for our Common Stock will develop or that the market price of our shares will not decline below the Proposed Maximum Offering Price. The Proposed Maximum Offering Price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

The Common Stock are currently eligible for resale under Rule 144.

The Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the Common Stock offered pursuant to this Prospectus.

This investment involves a high degree of risk. You should purchase shares of Common Stock only if you can afford a complete loss. See “Risk Factors” beginning on page 4 to read about factors you should consider before investing in shares of our Common Stock.

The information contained in this Prospectus is accurate only as of the date of this Prospectus, regardless of the time of delivery of this Prospectus or of any sale of our Common Stock. Neither the delivery of this Prospectus nor any distribution of securities in accordance with this Prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this Prospectus. This Prospectus will be updated and made available for delivery to the extent required by the federal securities laws.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE DATE OF THIS PROSPECTUS IS JANUARY 22, 2025

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. To understand this offering fully, you should read the entire Prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements. Unless the context otherwise requires, references contained in this Prospectus to the “Company,” “we,” “us,” or “our” refers to Bioxytran, Inc.

Bioxytran, Inc. (“we”, “us”, or the “Company”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia (a lack of oxygen to tissues) in humans. Hypoxia needs to be addressed quickly, otherwise it results in necrosis, the death of cells comprising body tissue. Necrosis cannot be reversed. Our lead drug candidate, a hypoxia platform technology with code-name BXT-25, is planned to be an Acellular Oxygen Carrier (“AOC”) consisting of bovine hemoglobin stabilized with a co-polymer. BXT-25’s intended application includes the treatment of hypoxic conditions in the brain resulting from stroke. We believe that our approach is novel when applied to hypoxic conditions in humans. Our drug development efforts are guided by specialists who work on co-polymer chemistry and other disciplines. We intend to supplement our efforts with input from a scientific and medical advisory board whose members include leading physicians.

We plan to initiate pre-clinical studies of BXT-25. However, we cannot provide any assurance that we will successfully initiate or complete those planned trials and be able to initiate any other clinical trials for BXT-25 or any of our future drug candidates.

At the issuance of the 18,000,000 shares in the Closing Agreement we will have 117,932,963 shares of Common Stock outstanding, which does not include shares of Common Stock issuable under our 2021 Stock Incentive Plan, but includes the 11,880,421 shares of our Common Stock issuable to our other Note holder (assuming conversion at the end of the holding period) and 1,292,030 outstanding warrants.

This offering will terminate twelve (12) months from the date of the effective date of this registration statement unless terminated earlier by the Company.

The Company was organized on June 9, 2008, as a Nevada corporation.

Company Overview

Our former name was U.S. Rare Earth Minerals, Inc. or USREM. On September 21, 2018, the Company was reorganized after reaching a settlement with a secured creditor with respect to a 6% secured promissory note in the principal amount of $110,000, including all interest due thereon, which had been in default since August 23, 2013. The note was secured by substantially all of the assets of the Company. As a condition to the settlement of the outstanding debt, USREM, agreed to acquire Bioxytran, Inc., a Delaware corporation, or Bioxytran (Delaware) and divest substantially all of its assets and remaining liabilities to an affiliate of the creditor and former majority stockholder. The creditor agreed to an accord and satisfaction of the Company’s obligations to the creditor in full and to release all liens upon the completion of the transaction.

The Agreement and Plan of Merger and Reorganization by and among USREM, Bioxy Acquisition Corp., a Wyoming corporation and wholly owned subsidiary of USREM, and Bioxytran (Delaware) was entered into contemporaneously with the settlement and all of the transactions contemplated by the settlement were consummated on September 21, 2018. Our operations are conducted within Bioxytran (Delaware).

On November 7, 2018, U.S. Rare Earth Minerals, Inc. changed its name to Bioxytran, Inc.

We are a clinical stage pharmaceutical company focusing on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia (a lack of oxygen to tissues) in humans. Our initial focus is the treatment of hypoxic conditions in the brain resulting from stroke. The Company’s Subsidiary, Pharmalectin, Inc. (“Pharmalectin”), is developing a glyco-viral pharmaceutical, with emphasis on treating Covid-19.

Currently, our lead pharmaceutical drug candidate in Bioxytran, code named BXT-25, is planned to be an Acellular Oxygen Carrier (“AOC”) consisting of bovine hemoglobin stabilized with a co-polymer. This modified hemoglobin will be designed to be an injectable intravenous drug and we plan to begin pre-clinical studies and apply to the Food and Drug Administration (FDA) for approval to use BXT-25 to prevent necrosis, by carrying oxygen to human tissue when blood flow to the brain is blocked during the initial stages of stroke in adults.

If we successfully complete Phase I testing with the FDA, we plan to explore the use of additional drug candidates using chemical structures that are a sub-class of BXT-25 that share the same physical properties, to treat wound healing due to hypoxia, cardiovascular ischemia, anemia, cancer conditions and trauma, subject to FDA approval.

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BXT-25 is based in part on a technology developed by the Biopure Corporation which separates the hemoglobin molecule from red blood cells. Biopure filed for bankruptcy in 2009 and the technology we use from Biopure is in the public domain. We plan to apply our proprietary chemistry to enhance the hemoglobin molecule to produce BXT-25 which is hemoglobin and co-polymer based. BXT-25 is a novel, unproven technology. We may be unsuccessful in developing this technology into drugs ultimately dependent on FDA approval.

On April 19, 2023, the Company announced that its long-awaited AOC BXT-25 had been successfully tested in animals. The initial results are very encouraging because they show the non-toxicity of the experimental drug, along with the corresponding full recovery in Swiss Albino mice, in an experiment carried out in a joint venture with NDPD Pharma, Inc. As a next step, the Company intends to proceed with a 14-day repeated dose toxicity study using New Zealand Rabbits and Wistar Rats as funding permits.

If successful in our initial trials, we will need to raise additional funds in order to expand the use of BXT-25 and new indications.

The lead pharmaceutical drug candidate of Pharmalectin, code named ProLectin, is a complex galectin antagonist that binds to, and blocks the activity of galectin-3, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. Lectins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to ß-galactoside proteins. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

Pharmalectin has an exclusive license for an earlier developed molecule, for treatment of mild to moderate COVID-19. The molecule, code name ProLectin-M, is currently in the process of being cleared for clinical trials in India and the U.S. Based on the results of the initial human trials, the technology, developed by NDPD Pharma, Inc., indicates the possibility for development of a new molecule that serves as a proof of concept in the form of an oral treatment for mild to moderate conditions of the disease. This potential treatment complements the Company’s intravenous drug candidates, currently under development, for treatment of more severe conditions for treatment of the SARS-Cov-2 virus and developed from carbohydrate technologies.

In the past, galectin antagonists have been used as a fibrosis drug and a cancer drug. It is currently being reformulated to treat viral infections. We believe that we have a novel approach in treating viral infections in humans. Our drug development efforts are guided by specialists on carbohydrate chemistry and other disciplines, and we intend to supplement our efforts with input from a scientific and medical advisory board whose members include leading physicians.

A Proof-of-Concept trial was approved by the IRB at Mazumdar Shaw Medical Center, Narayana Health in Bangalore, India. The results of the trial are described in our three peer-reviewed articles Galectin antagonist use in mild cases of SARS-CoV-2; pilot feasibility randomised, open label, controlled trial, published in Journal of Vaccines & Vaccination on December 30, 2020, Carbohydrate ProLectin-M, a Galectin-3 Antagonist, Blocks SARS-CoV-2 Activity published in the International Journal of Health Sciences on June 30, 2022, and PLG-007 and Its Active Component Galactomannan-α Competitively Inhibit Enzymes That Hydrolyze Glucose Polymers published in the International Journal of Molecular Science on July 13, 2022.

Results from our latest Phase 2 trial on COVID-19 patients conducted at ESIS Medical College and Hospital, Sanath Nagar, Hyderabad, India, published in the peer-reviewed journal Virus: An Oral Galectin Antagonist in COVID-19—A Phase II Randomized Controlled Trial on February 23, 2023, show positive results of its randomized, placebo-controlled Phase 2 clinical trial in thirty-four (34) patients with mild-to-moderate COVID-19. During the seven (7) days of treatment, an orally administered Galectin Antagonist in the form of a chewable tablet was administered eight (8) times per day on an hourly basis. The endpoint was a statistically significant reduction in viral load measured by the number of patients reaching a below threshold PCR value (Ct value ≥ 29) by day 7. The trial met its endpoint with a one hundred percent (100%) response rate by day 7 versus six percent (6%) in placebo, which was statistically significant (p-value = .001). Our analysis also revealed an 82% response rate by day 3, which was statistically significant (p-value = .001). There were no drug-related serious adverse events (SAE’s) in the patient population or viral rebounds by day fourteen (14) in the patient population.

On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”. The trial is planned to continue on, or around, April 1, 2025.

On August 21, 2023, the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA. The trial is expected to start in the first quarter of 2025, provided we obtain adequate funding.

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On January 27, 2023, an additional IND with the CDSCO was issued for ProLectin-I for an “IV treatment of SARS-CoV-2 in hospitalized patients with moderate Covid-19 infections and for Long Covid”, and for ProLectin-F for “treatment of lung-fibrosis as a result of use of ventilator”.

BXT-25 and ProLectin are novel, unproven technologies. We may be unsuccessful in developing this technology into drugs which the FDA ultimately will approve.

NDPD Pharma, Inc. (“NDPD”) is a subsidiary focused on prototyping and development of specialized equipment for pharmaceutical manufacturing, and in the development of carbohydrate molecules deriving from partially hydrolyzed guar gum (“PHGG”).

Our foreign subsidiary, Pharmalectin (BVI), Inc. (“Pharmalectin BVI” or the “Foreign Subsidiary”) is the owner and custodian of the Company’s Copyrights, Trademarks, Patents and Licenses.

Our subsidiary, Pharmalectin India Pvt Ltd. (“Pharmalectin India”) is managing the Company’s local clinical research and trials, and holds the local commercialization rights.

Our independent registered accounting firm noted in its report accompanying our financial statements for the period ending December 31, 2023, that the Company’s limited resources and operating history, as well as operating losses raise substantial doubt about the Company’s ability to continue as a going concern. As of September 30, 2024, we had an accumulated deficit of $18,404,275, while the Company had $34,672 cash on hand.

We do not currently have sufficient capital resources to fund operations. To stay in business and to continue the development of our products, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. We believe that we must raise not less than $3,700,000 in the current offering in addition to current cash on hand to be able to continue our business operations for approximately the next fifteen (15) months; however, funding at any level lower than $5,300,000 will delay the development of our technology and business.

We have not applied to register the Shares in any state. An exemption from registration will be relied upon in the states where the Shares are distributed and may only be traded in such jurisdictions after compliance with applicable securities laws. There can be no assurances that the Shares will be eligible for sale or resale in such jurisdictions. We may apply to register the Shares in several states for secondary trading; however, we are under no requirement to do so.

Our current officers are David Platt, Mike Sheikh and Ola Soderquist. We are dependent upon these officers for implementation and execution of our business plan. The loss of any of them could have a material adverse effect upon our results of operations and financial position and could delay or prevent the achievement of our business objectives.

Recent Equity Financing

Issuance of Common Stock in exchange of cash in the period January 1 and December 31, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/17/2024	a	333,333	45,000	0.135	private placement
4/15/2024	a	173,077	18,000	0.104	private placement
4/22/2024	a	194,553	25,000	0.128	private placement
6/27/2024	a	212,766	20,000	0.094	private placement

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

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Note Financing

A summary of the outstanding convertible notes at December 31, 2024, are as follows:

Debtor	Date of Issuance	Principal Amount	Interest Rate	Accrued Interest	Total Amount	Maturity Date
Private Placement, 2021 Note	5/3/2021	805,000	10%	143,642	948,642	12/1/2024

Note Holders

On or about May 3, 2021, we entered into four (4) Securities Purchase Agreements (the “2021 SPAs”), under which we agreed to sell convertible promissory notes (the “2021 Notes”), in an aggregate principal amount of $2,165,000 with 6% interest.

At any time after the issue date of the Notes, the Holders of the Notes, (the “2021 Holders”), have the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the 2021 Notes into shares of our Common Stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) $.13 per share or (ii) 85% of the closing price of Any Qualified Financing, which consists of any fundraising whereby the Company receives gross proceeds of not less than $500,000. As at September 30, 2024, there is only one 2021 Note remaining outstanding.

On May 1, 2024, the 2021 Note was extended until December 1, 2024, in exchange for a $105,000 debt discount, and the conversion price was adjusted to the lower of (i) a fixed price of $0.08, or (ii) if the VWAP at the date of conversion is below $0.08, the conversion price will be reduced with 120% of the difference between fixed price and VWAP.

Recent Conversions of Notes and Warrants

Issuance of Common Stock in the period January 1 and December 31, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/22/2024	b	8,950,474	1,163,562	0.130	convertible note
1/22/2024	c	4,356,778	—	—	exercise of warrant	cashless
3/20/2024	b	906,618	100,000	0.110	convertible note
4/15/2024	b	479,192	62,295	0.130	convertible note
5/16/2024	b	769,231	100,000	0.130	convertible note

b	The Common Stock underlying the Convertible Note(s) are currently eligible for resale under Rule 144. At the time of sale of the promissory note, the Company claimed an exemption from the registration requirements of the Securities Act for these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in Rule 3(a)(9) of the Securities Act.

RISK FACTORS

An investment in our Common Stock involves substantial risks, including the risks described below. You should carefully consider the risks described below before purchasing our Common Stock. The risks highlighted here are not the only ones that we may face. For example, additional risks presently unknown to us or that we currently consider immaterial or unlikely to occur could also impair our operations. If any of the risks or uncertainties described below or any such additional risks and uncertainties actually occur, our business, prospects, financial condition or results of operations could be negatively affected, and you might lose all or part of your investment.

Risks Related to Our Business

Our plan relies upon our ability to obtain additional sources of capital and financing. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, is not sufficient to satisfy our capital needs, we may be required to cease operations.

To become and remain profitable, we must succeed in developing and commercializing products that generate significant income. This will require us to be successful in a range of challenging activities, including completing preclinical testing and clinical trials of our drug candidates, discovering additional drug candidates, obtaining regulatory approval for these drug candidates, manufacturing, marketing and selling any products for which we may obtain regulatory approval, and establishing and managing our collaborations at various stages of each candidate’s development. We are only in the preliminary stages of these activities. We may never succeed in these activities and, even if we do, may never generate income that is significant enough to achieve profitability.

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Because of the numerous risks and uncertainties associated with pharmaceutical product development, we are unable to accurately predict the timing or amount of increased expenses or when, or if, we will be able to achieve profitability. If we are required by the U.S. Food and Drug Administration, or FDA, or the European Medicines Agency, or EMA, to perform studies in addition to those currently expected, or if there are any delays in completing our clinical trials or the development of any of our drug candidates, our expenses could increase, and revenue could be further delayed.

Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. Our failure to become and remain profitable would depress the value of our Company and could impair our ability to raise capital, expand our business, maintain the research and development efforts that will be initially funded by the proceeds of this offering, diversify our product offerings or even continue our operations. A decline in the value of our Company could also cause you to lose all or part of your investment.

On April 15, 2020, the SEC ordered a 10-day trading suspension of the Company’s Common Stock. A repeat suspension could occur.

The SEC suspended trading of the Company’s Common Stock due to “questions that have been raised about the accuracy and adequacy of information in the marketplace relating to BIXT common stock [including] statements that BIXT made in press releases, blog posts, and a podcast about BIXT’s present ability to develop a drug to mitigate or treat COVID-19.” Because the Company was not in direct communication with SEC Bioxytran was unable to ascertain the specifics related to “blog posts” and “podcasts” that contributed to the suspension being ordered. In order to avoid receiving an additional suspension the Company has taken remediate steps by developing written policies for;

●	external communications,
●	social media and
●	networking

Additionally, the Company has since completely changed its website, hired new SEC counsel and instituted a simple process requiring multiple levels of review (including by counsel) before any press release is published.

The suspension of trading of the Company’s stock was part of a larger Securities and Exchange Commission (“SEC”) crackdown on companies making “COVID-19 claims”. In the 2020 timeframe there were thirty-eight (38) COVID-19 related suspensions.

The Company believes that the completion of two human clinical trials in COVID-19 which were published in peer-reviewed journals, indicate Bioxytran’s ability to potentially develop COVID-19 anti-viral compounds:

● Galectin antagonist use in mild cases of SARS-CoV-2; pilot feasibility randomised, open label, controlled trial, published in Journal of Vaccines & Vaccination on December 30, 2020; and

● An Oral Galectin Antagonist in COVID-19—A Phase II randomized controlled trial, published in the journal Virus on February 23, 2023.

Currently, the Company has received three approvals to conduct clinical human trials:

● On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”;

● On August 21, 2023 the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA, the trial is expected to start in the first quarter of 2024, provided we obtain adequate funding; and

● On January 27, 2023, an additional IND with the CDSCO was issued for ProLectin-I for an “IV treatment of SARS-CoV-2 in hospitalized patients with moderate Covid-19 infections and for Long Covid”, and for ProLectin-F “for treatment of lung-fibrosis as a result of use of ventilator”.

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We have incurred losses since our inception and expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

As at September 30, 2024, we have incurred losses since inception and have an accumulated deficit of $18,404,275 and, we had approximately $34,672 of cash on hand. The report of our independent registered public accountants as of and for years ending December 31, 2023 and 2022, contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate revenue and raise capital from financing transactions. Management anticipates that our cash resources are not sufficient to continue operations until additional cash investments are secured. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its new business opportunities. There can be no assurance that we will be successful in accomplishing its objectives. Without such additional capital, we may be required to curtail or cease operations.

We have a limited operating history, which makes it difficult to evaluate our current business and future prospects.

We are a company with limited operating history, and our operations are subject to all of the risks inherent in establishing a new business enterprise. The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with the formation of a new business, the development of new technologies or those subject to clinical testing, and the competitive and regulatory environment in which we will operate. We may never obtain FDA or EMA approval of our products in development and, even if we do so and are also able to commercialize our products, we may never generate revenue sufficient to become profitable. Our failure to generate revenue and profit would likely cause our securities to decrease in value or become worthless.

We will require additional financing to implement our business plan, which may not be available on favorable terms or at all, and we may have to accept financing terms that would place restrictions on us.

We believe that we must raise not less than $3,700,000 in addition to the current offering in addition to current cash on hand to be able to continue our business operations for approximately the next fifteen (15) months; however, funding at any level lower than $5,300,000 over the next year will delay the development of our technology and business. We will need to continue to conduct significant research, development, testing and regulatory compliance activities for BXT-25, together with projected general and administrative expenses, we expect will result in operating losses for the foreseeable future. We may not be able to obtain equity or debt financing on acceptable terms or at all to implement our growth strategy. As a result, adequate capital may not be available to finance our current development plan, take advantage of business opportunities or respond to competitive pressures. If we are unable to raise additional funds, we may be forced to curtail or even abandon our business plan.

Until such time, if ever, as we can generate substantial product income, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and collaboration agreements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of existing stockholders will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of Common Stockholders. In addition, the terms of any future financings may impose restrictions on our right to declare dividends or on the manner in which we conduct our business. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures, declaring dividends, or making acquisitions or significant asset sales.

If we raise additional funds through collaborations, strategic alliances, marketing, distribution or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams, research programs, drug candidates or grant licenses on terms that may not be favorable to us and/or that may reduce the value of our Common Stock.

Our products are based on novel, unproven technologies.

Our drug candidates in development are based on novel, unproven technologies using proprietary co-polymer compounds in combination with similar FDA approved drug for veterinary use. Co-polymers are difficult to synthesize, and we may not be able to synthesize co-polymer that will be usable as delivery vehicles for the anti-hypoxia drugs we are working with or other therapeutics we intend to develop. Clinical trials are expensive, time-consuming and may not be successful. They involve the testing of potential therapeutic agents, or effective treatments, in humans, typically in three phases, to determine the safety and efficacy of the products necessary for an approved drug. Many products in human clinical trials fail to demonstrate the desired safety and efficacy characteristics. Even if our products progress successfully through initial or subsequent human testing, they may fail in later stages of development. We may engage others to conduct our clinical trials, including clinical research organizations and, possibly, government-sponsored agencies. These trials may not start or be completed as we forecast or may not achieve desired results.

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Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

Our drug candidate is unproven, and its risk of failure is high. It is impossible to predict when or if our current or any future drug candidates will receive regulatory approval or prove effective and safe in humans. Before obtaining marketing approval from regulatory authorities for the sale of any drug candidate, we must conduct extensive clinical trials and, in the case of BXT-25, first complete preclinical development, to demonstrate the safety and efficacy of our drug candidates in humans. Clinical testing is expensive, difficult to design and implement, can take many years to complete and is uncertain as to outcome. A failed clinical trial can occur at any stage of testing. The outcome of preclinical testing and early clinical trials may not be predictive of the success of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their drug candidates performed satisfactorily in preclinical studies and clinical trials have nonetheless failed to obtain marketing approval of their products.

We may experience numerous unforeseen events during, or as a result of, clinical trials that could delay or prevent our ability to receive marketing approval or commercialize our drug candidates, including:

●	regulators or institutional review boards may not authorize us or our investigators to commence a clinical trial or conduct a clinical trial at a prospective trial site;

●	we may experience delays in reaching, or fail to reach, agreement on acceptable clinical trial contracts or clinical trial protocols with prospective trial sites;

●	clinical trials of our drug candidates may produce negative or inconclusive results, and we may decide, or regulators may require us, to conduct additional clinical trials or abandon product development programs;

●	the number of patients required for clinical trials of our drug candidates may be larger than we anticipate, enrollment in these clinical trials may be slower than we anticipate, or participants may drop out of these clinical trials at a higher rate than we anticipate;

●	our third-party contractors may fail to comply with regulatory requirements or meet their contractual obligations to us in a timely manner, or at all;

●	we may have to suspend or terminate clinical trials of our drug candidates for various reasons, including a finding that the participants are being exposed to unacceptable health risks;

●	regulators or institutional review boards may require that we or our investigators suspend or terminate clinical research for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	the cost of clinical trials of our drug candidates may be greater than we anticipate;

●	the supply or quality of our drug candidates or other materials necessary to conduct clinical trials of our drug candidates may be insufficient or inadequate;

●	our drug candidates may have undesirable side effects or other unexpected characteristics, causing us or our investigators, regulators or institutional review boards to suspend or terminate the trials; and

●	regulators may revise the requirements for approving our drug candidates, or such requirements may not be as we anticipate.

If we are required to conduct additional clinical trials or other testing of our drug candidates beyond those that we currently contemplate, if we are unable to successfully complete clinical trials of our drug candidates or other testing, if the results of these trials or tests are not positive or are only modestly positive or if there are safety concerns, we may:

●	be delayed in obtaining marketing approval for our drug candidates;

●	not obtain marketing approval at all, which would seriously impair our viability;

●	obtain marketing approval in some countries and not in others;

●	obtain approval for indications or patient populations that are not as broad as we intend or desire;

●	obtain approval with labeling that includes significant use or distribution restrictions or safety warnings;

●	be subject to additional post-marketing testing requirements; or

●	have the product removed from the market after obtaining marketing approval.

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A Proof-of-Concept trial was approved by the IRB at Mazumdar Shaw Medical Center, Narayana Health in Bangalore, India. The results of the trial are described in our three peer-reviewed articles Galectin antagonist use in mild cases of SARS-CoV-2; pilot feasibility randomised, open label, controlled trial, published in Journal of Vaccines & Vaccination on December 30, 2020, Carbohydrate ProLectin-M, a Galectin-3 Antagonist, Blocks SARS-CoV-2 Activity published in the International Journal of Health Sciences on June 30, 2022 and PLG-007 and Its Active Component Galactomannan-α Competitively Inhibit Enzymes That Hydrolyze Glucose Polymers published in the International Journal of Molecular Science on July 13, 2022.

Results from our Phase 2 trial on COVID-19 patients conducted at ESIS Medical College and Hospital, Sanath Nagar, Hyderabad, India, published in in the peer-reviewed journal Virus: An Oral Galectin Antagonist in COVID-19—A Phase II Randomized Controlled Trial on February 23, 2023, show positive results of its randomized, placebo-controlled Phase 2 clinical trial in 34 patients with mild-to-moderate COVID-19. During the 7 days of treatment, an orally administered Galectin Antagonist in the form of a chewable tablet was administered 8 times per day on an hourly basis. The endpoint was a statistically significant reduction in viral load measured by the number of patients reaching a below threshold PCR value (Ct value ≥ 29) by day 7. The trial met its endpoint with a 100% response rate by day 7 versus 6% in placebo, which was statistically significant (p-value = .001). Our analysis also revealed an 82% response rate by day 3, which was statistically significant (p-value = .001). There were no drug-related serious adverse events (SAE’s) in the patient population or viral rebounds by day 14 in the patient population.

On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”. The trial is planned to continue on, or around, April 1, 2025.

On August 21, 2023 the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA, the trial is expected to start in the first quarter of 2025, provided we obtain adequate funding.

On January 27, 2023, an additional IND with the CDSCO was issued for ProLectin-I for an “IV treatment of SARS-CoV-2 in hospitalized patients with moderate Covid-19 infections and for Long Covid”, and for ProLectin-F for “treatment of lung-fibrosis as a result of use of ventilator”.

On April 19, 2023, the Company announced that its long awaited Acelluar Oxygen Carrier (“AOC”) BXT-25 had been successfully tested in animals. The initial results are very encouraging because they show the non-toxicity of the experimental drug, along with the corresponding full recovery in Swiss Albino mice, in an experiment carried out in a joint venture with NDPD Pharma, Inc. As a next step, the Company intends to proceed with a 14-day repeated dose toxicity study using New Zealand Rabbits and Wistar Rats as funding permits.

Our product development costs will increase if we experience delays in clinical testing or marketing approvals. We do not know whether any of our intended preclinical studies or clinical trials will begin as planned, will need to be restructured or will be completed on schedule, or at all. Significant preclinical or clinical trial delays also could shorten any periods during which we may have the exclusive right to commercialize our drug candidates or allow our competitors to bring products to market before we do, potentially impairing our ability to successfully commercialize our drug candidates and harming our business and results of operations.

A fast track, breakthrough therapy or other designation by the FDA may not actually lead to a faster development or regulatory review or approval process.

We may seek fast-track, breakthrough therapy or similar designation for our drug candidates. If a drug is intended for the treatment of a serious or life-threatening condition and the drug demonstrates the potential to address unmet medical needs for this condition, the drug sponsor may apply for FDA fast track designation. The FDA has broad discretion whether or not to grant this designation, and even if we believe a particular drug candidate is eligible for this designation, we cannot assure you that the FDA would decide to grant it. Even if we do receive fast track designation, we may not experience a faster development process, review or approval compared to conventional FDA procedures. The FDA may withdraw fast track designation if it believes that the designation is no longer supported by data from our clinical development program.

Additionally, we may, in the future seek a breakthrough therapy designation for some of our product candidates that reach the regulatory review process. A breakthrough therapy is a drug candidate that is intended, alone or in combination with one or more other drugs, to treat a serious or life-threatening disease or condition, and that, as indicated by preliminary clinical evidence, may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. Drugs designated as breakthrough therapies by the FDA are eligible for accelerated approval and increased interaction and communication with the FDA designed to expedite the development and review process.

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As with fast-track designation, designation as a breakthrough therapy is within the discretion of the FDA. Accordingly, even if we believe one of our product candidates meets the criteria for designation as a breakthrough therapy, the FDA may disagree and may determine not to grant such a designation. Even if we receive a breakthrough therapy designation for any of our product candidates, the designation may not result in a materially faster development process, review or approval compared to conventional FDA procedures. Further, obtaining a breakthrough therapy designation does not assure or increase the likelihood of the FDA’s approval of the applicable product candidate. In addition, even if one or more of our product candidates qualifies as a breakthrough therapy, the FDA could later determine that those products no longer meet the conditions for the designation or determine not to shorten the time period for FDA review or approval.

We will rely on third parties to conduct our clinical trials, and those third parties may not perform satisfactorily, including failing to meet deadlines for the completion of such trials.

We intend to use third-party clinical research organizations, or CROs, to conduct our planned clinical trials and do not plan to independently conduct clinical trials of BXT-25 or any future drug candidates. We rely on third parties, such as CROs, clinical data management organizations, medical institutions and clinical investigators, to conduct and manage our clinical trials. These agreements might terminate for a variety of reasons, including a failure to perform by the third parties. If we need to enter into alternative arrangements, that will delay our product development activities.

Our reliance on these third parties for research and development activities reduces our control over these activities but does not relieve us of our responsibilities. For example, we remain responsible for ensuring that each of our clinical trials is conducted in accordance with the general investigational plan and protocols for the trial. Moreover, the FDA requires us to comply with regulatory standards, commonly referred to as good clinical practices, or GCPs, for conducting, recording and reporting the results of clinical trials to assure that data and reported results are credible and accurate and that the rights, integrity and confidentiality of trial participants are protected. Other countries’ regulatory agencies also have requirements for clinical trials with which we must comply. We also are required to register ongoing clinical trials and post the results of completed clinical trials on a government-sponsored database, ClinicalTrials.gov, within specified timeframes. Failure to do so can result in fines, adverse publicity and civil and criminal sanctions.

Furthermore, these third parties may also have relationships with other entities, some of which may be our competitors. If these third parties do not successfully carry out their contractual duties, meet expected deadlines or conduct our clinical trials in accordance with regulatory requirements or our stated protocols, we will not be able to obtain, or may be delayed in obtaining, marketing approvals for our drug candidates and will not be able to, or may be delayed in our efforts to, successfully commercialize our drug candidates.

We also expect to rely on other third parties to store and distribute drug supplies for our clinical trials. Any performance failure on the part of our distributors could delay clinical development or marketing approval of our drug candidates or commercialization of our products, producing additional losses and depriving us of potential product revenue.

If we experience delays or difficulties in the enrollment of patients in clinical trials, our receipt of necessary regulatory approvals could be delayed or prevented.

We may not be able to initiate or continue clinical trials for our drug candidates if we are unable to locate and enroll a sufficient number of eligible patients to participate in these trials as required by the FDA or similar regulatory authorities outside the United States, such as the EMA. In addition, some of our competitors have ongoing clinical trials for drug candidates that treat the same indications as our drug candidates, and patients who would otherwise be eligible for our clinical trials may instead enroll in clinical trials of our competitors’ drug candidates.

Patient enrollment is affected by other factors including:

●	the severity of the disease under investigation;

●	the patient eligibility criteria for the study in question;

●	the perceived risks and benefits of the drug candidate under study;

●	the efforts to facilitate timely enrollment in clinical trials;

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●	our payments for conducting clinical trials;

●	the patient referral practices of physicians;

●	the ability to monitor patients adequately during and after treatment; and

●	the proximity and availability of clinical trial sites for prospective patients.

We are unable to forecast with precision our ability to enroll patients. Our inability to enroll a sufficient number of patients for our clinical trials would result in significant delays and could require us to abandon one or more clinical trials altogether. Enrollment delays in our clinical trials may result in increased development costs for our drug candidates, which would cause the value of our Company to decline and limit our ability to obtain additional financing.

If serious adverse or unacceptable side effects are identified during the development of our drug candidate or we observe limited efficacy, we may need to abandon or limit our development of some of our drug candidate.

If our drug candidates are associated with undesirable side effects in clinical trials, have limited efficacy or have characteristics that are unexpected, we may need to abandon their development or limit development to more narrow uses or subpopulations in which the undesirable side effects or other characteristics are less prevalent, less severe or more acceptable from a risk-benefit perspective. Although we have finalized a number of peer-reviewed proof-of-concept studies, we have not commenced regulated pre-clinical trials of BXT-25 and regulated human trials ProLectin, which even if it proves successful, may later be found to cause side effects that will prevent further development of the compounds.

Even if our drug candidates receive marketing approval, they may fail to achieve the degree of market acceptance by physicians, patients, third-party payers and others in the medical community necessary for commercial success.

Even if our drug candidates receive marketing approval, they may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payers and others in the medical community. If our drug candidates do not achieve an adequate level of acceptance, we may not generate significant product revenues and we may not become profitable. The degree of market acceptance of our drug candidates, if approved for commercial sale, will depend on a number of factors, including:

●	their efficacy, safety and other potential advantages compared to alternative treatments;

●	our ability to offer them for sale at competitive prices;

●	their convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support;

●	the availability of third-party coverage and adequate reimbursement for our drug candidate;

●	the prevalence and severity of their side effects;

●	any restrictions on the use of our products together with other medications;

●	interactions of our products with other medicines patients are taking; and

●	inability of certain types of patients to take our products.

If we are unable to address and overcome these and similar concerns, our business and results of operations could be substantially harmed.

If we are unable to establish effective sales, marketing and distribution capabilities or enter into agreements with third parties with such capabilities, we may not be successful in commercializing our drug candidates if and when they are approved.

We do not have a sales or marketing infrastructure and have limited experience in the sale, marketing or distribution of our products. To achieve commercial success for any product for which we obtain marketing approval, we will need to successfully establish and maintain relationships with third parties to perform sales and marketing functions.

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Factors that may inhibit our efforts to commercialize our products on our own include:

●	our inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to or educate physicians on the benefits of our products;

●	the lack of complementary products to be offered by sales personnel, which may put us at a competitive disadvantage relative to companies with more extensive product lines;

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization;

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies; and

●	inability to obtain sufficient coverage and reimbursement from third-party payors and governmental agencies.

We will rely on third parties to sell, market and distribute our drug candidates. We may not be successful in entering into, or maintaining, arrangements with such third parties or may be unable to do so on terms that are favorable to us. In addition, our product revenues and our profitability, if any, may be lower if we rely on third parties for these functions than if we were to market, sell and distribute any products that we develop ourselves. We likely will have little control over such third parties, and any of them may fail to devote the necessary resources and attention to sell and market our products effectively. If we do not establish sales, marketing and distribution capabilities successfully, either on our own or in collaboration with third parties, we will not be successful in commercializing our drug candidates.

If we are unable to convince physicians as to the benefits of our proposed products, we may incur delays or additional expense in our attempt to establish market acceptance.

Broad use of our proposed products may require physicians to be informed regarding our proposed products and the intended benefits. Inability to carry out this physician education process may adversely affect market acceptance of our proposed products. We may be unable to timely educate physicians regarding our proposed products in sufficient numbers to achieve our marketing plans or to achieve product acceptance. Any delay in physician education may materially delay or reduce demand for our products. In addition, we may expend significant funds toward physician education before any acceptance or demand for our proposed products is created, if at all.

We face substantial competition, which may result in others discovering, developing or commercializing competing products before or more successfully than we do.

The development and commercialization of new drug products is highly competitive. We face competition with respect to BXT-25 and will face competition with respect to any drug candidates that we may seek to develop or commercialize in the future, from major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. There are a number of large pharmaceutical and biotechnology companies that currently market and sell products or are pursuing the development of products in the field of oxygen therapeutics for the treatment of a variety of conditions and any of such products may target stroke conditions. Potential competitors also include academic institutions, government agencies and other public and private organizations that conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and commercialization.

A substantial number of the companies against which we are competing or against which we may compete in the future have significantly greater financial resources, established presence in the market and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of our competitors.

Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These third parties compete with us in recruiting and retaining qualified scientific, sales and marketing and management personnel, establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs.

Our commercial opportunity could be reduced or eliminated if our competitors develop and commercialize products that are more effective, have fewer or less severe side effects, are more convenient or are less expensive than any products that we may develop. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market. In addition, our ability to compete may be affected in many cases by insurers or other third-party payors seeking to encourage the use of generic products.

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We may be unable to compete in our target marketplaces, which could impair our ability to generate revenues, thus causing a material adverse impact on our results of operations.

Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel, and the loss of these persons could adversely affect our operations and results.

We are highly dependent on the principal members of our management, scientific and clinical team, including Dr. David Platt, our Chairman, President and Chief Executive Officer, Mike Sheikh, our Chief Communications Officer and Ola Soderquist, our Chief Financial Officer. We do not have “key person” insurance for any of Dr. Platt, Mr. Sheikh or Mr. Soderquist and even if such policies were to be obtained, such policies may not adequately compensate us for the loss of their services.

The loss of the services of any of our executive officers or of any members of our scientific and medical advisory board, could impede the achievement of our research, development and commercialization objectives and seriously harm our ability to successfully implement our business strategy. Furthermore, replacing executive officers and key employees may be difficult and may take an extended period of time because of the limited number of individuals in our industry with the breadth of skills and experience required to successfully develop, gain regulatory approval of and commercialize products. Competition to hire from this limited pool is intense, and we may be unable to hire, train, retain or motivate these key personnel on acceptable terms given the competition among numerous pharmaceutical and biotechnology companies for similar personnel. We also experience competition for the hiring of scientific and clinical personnel from universities and research institutions. In addition, we rely and expect to continue to rely to a significant degree on consultants and advisors, including scientific and clinical advisors, to assist us in formulating our research and development and commercialization strategy. Our consultants and advisors may be employed by employers other than us and may have commitments under consulting or advisory contracts with other entities that may limit their availability to us. If we are unable to continue to attract and retain high quality personnel, our ability to pursue our growth strategy will be limited.

Our lack of operating experience may cause us difficulty in managing our growth which could lead to our inability to implement our business plan.

We have limited experience in marketing and the selling of pharmaceutical products. Any growth will require us to expand our management and our operational and financial systems and controls. If we are unable to do so, our business and financial condition would be materially harmed. If rapid growth occurs, it may strain our operational, managerial and financial resources.

We will depend on third parties to manufacture and market our products and to design trial protocols, arrange for and monitor the clinical trials, and collect and analyze data.

We do not have, and do not now intend to develop, facilities for the manufacture of any of our products for clinical or commercial production. In addition, we are not a party to any long-term agreement with any of our suppliers, and accordingly, we have our products manufactured on a purchase-order basis from one of two primary suppliers. We will need to develop relationships with manufacturers and enter into collaborative arrangements with licensees or have others manufacture our products on a contract basis. We expect to depend on such collaborators to supply us with products manufactured in compliance with standards imposed by the FDA and foreign regulators.

Moreover, as we develop products eligible for clinical trials, we contract with independent parties to design the trial protocols, arrange for and monitor the clinical trials, collect data and analyze data. In addition, certain clinical trials for our products may be conducted by government-sponsored agencies and will be dependent on governmental participation and funding. Our dependence on independent parties and clinical sites involves risks including reduced control over the timing and other aspects of our clinical trials.

We are exposed to product liability, pre-clinical and clinical liability risks which could place a substantial financial burden upon us, should we be sued.

Our business exposes us to potential product liability and other liability risks that are inherent in the testing, manufacturing and marketing of pharmaceutical formulations and products. Such claims may be asserted against us. In addition, the use in our clinical trials of pharmaceutical formulations and products that our potential collaborators may develop and the subsequent sale of these formulations or products by us or our potential collaborators may cause us to bear a portion of or all product liability risks. A successful liability claims, or series of claims brought against us could have a material adverse effect on our business, financial condition and results of operations.

Since we do not currently have any FDA-approved products or other formulations, we do not currently have any other product liability insurance covering commercialized products. We may not be able to obtain or maintain adequate product liability insurance, when needed, on acceptable terms, if at all, or such insurance may not provide adequate coverage against our potential liabilities. Furthermore, our potential partners with whom we intend to have collaborative agreements, or our future licensees may not be willing to indemnify us against these types of liabilities and may not themselves be sufficiently insured or have sufficient liquidity to satisfy any product liability claims. Claims or losses in excess of any product liability insurance coverage that may be obtained by us could have a material adverse effect on our business, financial condition and results of operations.

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In addition, we may be unable to obtain or to maintain clinical trial liability insurance on acceptable terms, if at all. Any inability to obtain and/or maintain insurance coverage on acceptable terms could prevent or limit the commercialization of any products we develop.

If users of our proposed products are unable to obtain adequate reimbursement from third-party payers or if new restrictive legislation is adopted, market acceptance of our proposed products may be limited, and we may not achieve revenues.

The continuing efforts of government and insurance companies, health maintenance organizations and other payers of healthcare costs to contain or reduce costs of health care may affect our future revenues and profitability, and the future revenues and profitability of our potential customers, suppliers and collaborative partners and the availability of capital. For example, in certain international markets, pricing or profitability of prescription pharmaceuticals is subject to government control. In the U.S., given recent federal and state government initiatives directed at lowering the total cost of health care, the U.S. Congress and state legislatures will likely continue to focus on health care reform, the cost of prescription pharmaceuticals and on the reform of the Medicare and Medicaid systems. While we cannot predict whether any such legislative or regulatory proposals will be adopted, the announcement or adoption of such proposals could materially harm our business, financial condition and results of operations.

Our ability to commercialize our proposed products will depend in part on the extent to which appropriate reimbursement levels for the cost of our proposed formulations and products and related treatments are obtained by governmental authorities, private health insurers and other organizations, such as HMOs. Third-party payers are increasingly challenging the prices charged for medical drugs and services. Also, the trend toward managed health care in the U.S. and the concurrent growth of organizations such as HMOs, which could control or significantly influence the purchase of health care services and drugs, as well as legislative proposals to reform health care or reduce government insurance programs, may all result in lower prices for or rejection of our products.

There are risks associated with our reliance on third parties for marketing, sales and distribution infrastructure and channels.

We intend to enter into agreements with commercial partners to engage in sales, marketing and distribution efforts around our products in development. We may be unable to establish or maintain these third-party relationships, or establish new relationships, on a commercially reasonable basis, if at all. In addition, these third parties may have similar or more established relationships with our competitors. If we do not enter into or maintain relationships with third parties for the sales and marketing of our proposed products, we will need to develop our own sales and marketing capabilities. Furthermore, even if engaged, these distributors may:

●	fail to satisfy financial or contractual obligations to us;

●	fail to adequately market our products;

●	cease operations with little or no notice to us; or

●	offer, design, manufacture or promote competing formulations or products.

If we fail to develop sales, marketing and distribution channels, we could experience delays in generating sales and incur increased costs, which would harm our financial results.

We will be subject to risks if we seek to develop our own sales force.

If we choose at some point to develop our own sales and marketing capability, our experience in developing a fully integrated commercial organization is limited. If we choose to establish a fully integrated commercial organization, we will likely incur substantial expenses in developing, training and managing such an organization. We may be unable to build a fully integrated commercial organization on a cost-effective basis, or at all. Any such direct marketing and sales efforts may prove to be unsuccessful. In addition, we will compete with many other companies that currently have extensive and well-funded marketing and sales operations. Our marketing and sales efforts may be unable to compete against these other companies. We may be unable to establish a sufficient sales and marketing organization on a timely basis, if at all.

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Risks Related to Our Industry

We will need regulatory approvals to commercialize our products as drugs.

In offering BXT-25, ProLectin or any other product as a drug, we are required to obtain approval from the FDA to sell our products in the U.S. and from foreign regulatory authorities to sell our products in other countries. The FDA’s review and approval process is lengthy, expensive and uncertain. Extensive pre-clinical and clinical data and supporting information must be submitted to the FDA for each indication for each product candidate to secure FDA approval. Before receiving FDA clearance to market our proposed products, we will have to demonstrate that our products are safe and effective on the patient population and for the diseases that are to be treated. Clinical trials, manufacturing and marketing of drugs are subject to the rigorous testing and approval process of the FDA and equivalent foreign regulatory authorities. The Federal Food, Drug and Cosmetic Act and other federal, state and foreign statutes and regulations govern and influence the testing, manufacture, labeling, advertising, distribution and promotion of drugs and medical devices. As a result, regulatory approvals can take a number of years or longer to accomplish and require the expenditure of substantial financial, managerial and other resources. The FDA could reject an application or require us to conduct additional clinical or other studies as part of the regulatory review process. Delays in obtaining or failure to obtain FDA approvals would prevent or delay the commercialization of our product candidates, which would prevent, defer or decrease our receipt of revenues. In addition, if we receive initial regulatory approval, our product candidates will be subject to extensive and rigorous ongoing domestic and foreign government regulation.

Data obtained from clinical trials are susceptible to varying interpretations, which could delay, limit or prevent regulatory clearances.

Data we obtain from our planned pre-clinical studies and clinical trials will not necessarily predict the results that will be obtained from later pre-clinical studies and clinical trials. Moreover, pre-clinical and clinical data is susceptible to varying interpretations, which could delay, limit or prevent regulatory approval. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. The failure to adequately demonstrate the safety and effectiveness of a proposed formulation or product under development could delay or prevent regulatory clearance of the potential drug, resulting in delays to commercialization, and could materially harm our business. Our clinical trials may not demonstrate sufficient levels of safety and efficacy necessary to obtain the requisite regulatory approvals for our drugs, and thus our proposed drugs may not be approved for marketing.

Our competitive position depends on protection of our intellectual property.

Development and protection of our intellectual property are critical to our business. All of our intellectual property has been invented and/or developed or co-developed by Dr. David Platt; and other intellectual property that is important to the development of BXT-25 is in the public domain. If we do not adequately protect our intellectual property, or if competitors develop technologies incorporating the same or similar technologies that already are in the public domain, those competitors may be able to practice our technologies. Our success depends in part on our ability to obtain patent protection for our products or processes in the U.S. and other countries, protect trade secrets, and prevent others from infringing on our proprietary rights.

Since patent applications in the U.S. are maintained in secrecy for at least portions of their pendency periods (published on U.S. patent issuance or, if earlier, 18 months from earliest filing date for most applications) and since other publication of discoveries in the scientific or patent literature often lags behind actual discoveries, we cannot be certain that we are or will be the first to make the inventions to be covered by our patent applications. The patent position of biopharmaceutical firms generally is highly uncertain and involves complex legal and factual questions. The U.S. Patent and Trademark Office (USPTO) has not established a consistent policy regarding the breadth of claims that it will allow in biotechnology patents.

The patent applications we file, including applications that will follow the filing of Provisionals, may not issue as patents or the claims of any issued patents may not afford meaningful protection for our technologies or products. In addition, patents issued to us or to any future licensors may be challenged and subsequently narrowed, invalidated or circumvented. Patent litigation is widespread in the biotechnology industry and could harm our business. Litigation might be necessary to protect our patent position or to determine the scope and validity of third-party proprietary rights, and we may not have the required resources to pursue such litigation or to protect our patent rights.

Although we will require our scientific and technical employees and consultants to enter into broad assignment of inventions agreements, and all of our employees, consultants and corporate partners with access to proprietary information to enter into confidentiality agreements, these agreements may not be honored. Currently, we do not have any scientific or technical employees.

Products we develop could be subject to infringement claims asserted by others.

We cannot assure that products based on our patents or intellectual property that we license from others will not be challenged by a third-party claiming infringement of its proprietary rights. If we were not able to successfully defend patents that may be issued to us, that we may acquire, or that we may license in the future, we may have to pay substantial damages, possibly including treble damages, for past infringement.

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We face intense competition in the biotechnology and pharmaceutical industries.

The biotechnology and pharmaceutical industries are intensely competitive. We face direct competition from U.S. and foreign companies focusing on pharmaceutical products, which are rapidly evolving. Our competitors include major multinational pharmaceutical and chemical companies, specialized biotechnology firms and universities and other research institutions. Many of these competitors have greater financial and other resources, larger research and development staffs and more effective marketing and manufacturing organizations, than we do. In addition, academic and government institutions are increasingly likely to enter into exclusive licensing agreements with commercial enterprises, including our competitors, to market commercial products based on technology developed at such institutions. Our competitors may succeed in developing or licensing technologies and products that are more effective or less costly than ours or succeed in obtaining FDA or other regulatory approvals for product candidates before we do. Acquisitions of, or investments in, competing pharmaceutical or biotechnology companies by large corporations could increase such competitors’ financial, marketing, manufacturing and other resources.

The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

The pharmaceutical and biotechnology industries are subject to rapid and substantial technological change. Developments by others may render our proposed products noncompetitive or obsolete, or we may be unable to keep pace with technological developments or other market factors. Technological competition from pharmaceutical and biotechnology companies, universities, governmental entities and others diversifying into the field is intense and is expected to increase.

As a pre-revenue company engaged in the development of drug technologies, our resources are limited, and we may experience technical challenges inherent in such technologies. Competitors have developed or are in the process of developing technologies that are, or in the future may be, the basis for competition. Some of these technologies may have an entirely different approach or means of accomplishing similar therapeutic effects compared to our proposed products. Our competitors may develop drugs that are safer, more effective or less costly than our proposed products and, therefore, present a serious competitive threat to us.

The potential widespread acceptance of therapies that are alternatives to ours may limit market acceptance of our proposed products, even if commercialized. Many of our targeted diseases and conditions can also be treated by other medication. These treatments may be widely accepted in medical communities and have a longer history of use. The established use of these competitive drugs may limit the potential for our technologies, formulations and products to receive widespread acceptance if commercialized.

Health care cost containment initiatives and the growth of managed care may limit our returns.

Our ability to commercialize our products successfully may be affected by the ongoing efforts of governmental and third-party payers to contain the cost of health care. These entities are challenging prices of health care products and services, denying or limiting coverage and reimbursement amounts for new therapeutic products, and for FDA-approved products considered experimental or investigational, or which are used for disease indications without FDA marketing approval.

Even if we succeed in bringing any products to the market, they may not be considered cost-effective and third-party reimbursement might not be available or sufficient. If adequate third-party coverage is not available, we may not be able to maintain price levels sufficient to realize an appropriate return on our investment in research and product development. In addition, legislation and regulations affecting the pricing of pharmaceuticals may change in ways adverse to us before or after any of our proposed products are approved for marketing.

Risks Related to Our Intellectual Property

If we are unable to obtain and maintain patent protection for our products, or if the scope of the patent protection obtained is not sufficiently broad, competitors could develop and commercialize products similar or identical to ours, and our ability to successfully commercialize our products may be impaired.

Our plan for the development of BXT-25 is based in part on a technology developed by the Biopure Corporation which separates hemoglobin from red blood cells. Biopure filed for bankruptcy in 2009 and the technology we use from Biopure is in the public domain. We plan to apply our proprietary chemistry to break down and augment a bovine hemoglobin molecule producing a co-polymer-based molecule we call BXT-25. We face competitors and other entities who are engaged in the further development of some or all of that public-domain technology for the purpose of creating products that may compete directly with our products.

Among such competitors and other entities is Boston Therapeutics, Inc. (OTCQB: BTHE). Our chairman, Dr. Platt, was founder, and until April 1, 2015, Chief Executive Officer of Boston Therapeutics; that entity is a pharmaceutical company focused on developing, manufacturing and commercializing novel compounds based on complex carbohydrate chemistry to address unmet medical needs in diabetes. According to its website, products Boston Therapeutics seeks to develop an anti-necrosis glyco-protein based therapeutic agent that consists of a stabilized glycoprotein composition containing oxygen-rechargeable iron, targeting both human and animal tissues and organ systems deprived of oxygen and in need of metabolic support. The Boston Therapeutic development efforts are, like the efforts of the Company, based in part on Biopure technology that is now in the public domain. While Boston Therapeutics is focused on medical conditions that are different from the conditions that will be addressed by the Company, and while the Company’s proprietary technology is very different from the technology under development at Boston Therapeutics at the time of Dr. Platt’s departure from that entity, a refocus of Boston Therapeutics to treat conditions that are central to the Company’s focus may make it a direct competitor. In 2021 BTHE ceased all existing operations after a reverse merger with Nanomix.

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Currently there are four drug candidates to treat a stroke. Abciximab, from Eli Lilly, is a platelet aggregation Antagonist. Clinical trials show little advantage over placebos and could lead to dangerous side effects, including more bleeding in patients. Cerovive, from AstraZeneca, is a Nitrone-based neuro protectant currently in phase III clinical trials which shows no significant benefit over placebos with respect to changes in neurological impairment as measured by the national institute of health stroke scale. Candesartan, from AstraZeneca, is an angiotensin receptor blocker which was used to control blood pressure. Its efficacy in stroke patients still must be proven. Ancod, from Knoll Pharmaceuticals, is an anti-coagulant that acts by breaking down the fibrinogen. It increases the risk of hemorrhage similar to those associated with tPA.

Our success depends in large part on our ability to obtain and maintain patent and other intellectual property protection in the United States and other countries with respect to our proprietary products. We seek to protect our proprietary position by filing patent applications in the United States and abroad related to our drug candidates.

The patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost, in a timely manner, or in all jurisdictions. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection.

The patent position of biotechnology and pharmaceutical companies generally is highly uncertain, involves complex legal and factual questions and has in recent years been the subject of much litigation. In addition, the laws of foreign countries may not protect our rights to the same extent as the laws of the United States and we may fail to seek or obtain patent protection in all major markets. For example, European patent law restricts the patentability of methods of treatment of the human body more than United States law does. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned patents or pending patent applications, or that we were the first to file for patent protection of such inventions, nor can we know whether those from whom we license patents were the first to make the inventions claimed or were the first to file. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights are highly uncertain. Our pending and future patent applications may not result in patents being issued which protect our technology or products, in whole or in part, or which effectively prevent others from commercializing competitive technologies and products. Changes in either the patent laws or interpretation of the patent laws in the United States and other countries may diminish the value of our patents or narrow the scope of our patent protection.

Recent patent reform legislation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents. On September 16, 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law. The Leahy-Smith Act includes a number of significant changes to United States patent law. These include provisions that affect the way patent applications are prosecuted and may also affect patent litigation. The USPTO, recently developed new regulations and procedures to govern administration of the Leahy-Smith Act, and many of the substantive changes to patent law associated with the Leahy-Smith Act, and in particular, the first to file provisions, only became effective on March 16, 2013. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will have on the operation of our business. However, the Leahy-Smith Act and its implementation could increase the uncertainties and costs surrounding the prosecution of our patent applications and the enforcement or defense of our issued patents, all of which could have a material adverse effect on our business and financial condition.

Moreover, we may be subject to a third-party pre-issuance submission of prior art to the USPTO, or become involved in opposition, derivation, reexamination, inter partes review, post-grant review or interference proceedings challenging our patent rights or the patent rights of others. An adverse determination in any such submission, proceeding or litigation could reduce the scope of, or invalidate our patent rights, allow third parties to commercialize our technology or products and compete directly with us, without payment to us, or result in our inability to manufacture or commercialize products without infringing third-party patent rights. In addition, if the breadth or strength of protection provided by our patents and patent applications is threatened, it could dissuade companies from collaborating with us to license, develop or commercialize current or future drug candidates.

Even if our patent applications issue as patents, they may not issue in a form that will provide us with any meaningful protection, prevent competitors from competing with us or otherwise provide us with any competitive advantage. Our competitors may be able to circumvent our owned or licensed patents by developing similar or alternative technologies or products in a non-infringing manner.

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The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our patents may be challenged in the courts or patent offices in the United States and abroad. Such challenges may result in loss of exclusivity or freedom to operate or in patent claims being narrowed, invalidated or held unenforceable, in whole or in part, which could limit our ability to stop others from using or commercializing similar or identical products, or limit the duration of the patent protection of our products. Given the amount of time required for the development, testing and regulatory review of new drug candidates, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

We may become involved in lawsuits to protect or enforce our patents or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

Competitors may infringe our issued patents or other intellectual property. To counter infringement or unauthorized use, we may be required to file infringement claims, which can be expensive and time-consuming. Any claims we assert against perceived infringers could provoke these parties to assert counterclaims against us alleging that we infringe their intellectual property. In addition, in a patent infringement proceeding, a court may decide that a patent of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims narrowly or refuse to stop the other party from using the technology at issue on the grounds that our patents do not cover the technology in question. An adverse result in any litigation proceeding could put one or more of our patents at risk of being invalidated or interpreted narrowly, which could adversely affect us.

Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends upon our ability to develop, manufacture, market and sell our drug candidates without infringing the proprietary rights of third parties. There is considerable intellectual property litigation in the biotechnology and pharmaceutical industries. While no such litigation has been brought against us and we have not been held by any court to have infringed a third party’s intellectual property rights, we cannot guarantee that our products or use of our products do not infringe third-party patents. It is also possible that we have failed to identify relevant third-party patents or applications. For example, applications filed before November 29, 2000, and certain applications filed after that date that will not be filed outside the United States, remain confidential until patents issue. Patent applications in the United States and elsewhere are published approximately 18 months after the earliest filing, which is referred to as the priority date. Therefore, patent applications covering our products or technology could have been filed by others without our knowledge. Additionally, pending patent applications which have been published can, subject to certain limitations, be later amended in a manner that could cover our technologies, our products or the use of our products.

We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights with respect to our products and technology, including inter parties review, interference, or derivation proceedings before the USPTO and similar bodies in other countries. Third parties may assert infringement claims against us based on existing intellectual property rights and intellectual property rights that may be granted in the future.

If we are found to infringe a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing and marketing our products. However, we may not be able to obtain any required license on commercially reasonable terms or at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. We could be forced, including by court order, to cease commercializing the infringing technology or product. In addition, we could be found liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed a patent. A finding of infringement could prevent us from commercializing our drug candidates or force us to cease some of our business operations, which could materially harm our business. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our business.

Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for noncompliance with these requirements.

Periodic maintenance fees on any issued patent are due to be paid to the USPTO and foreign patent agencies in several stages over the lifetime of the patent. The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. While an inadvertent lapse can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Noncompliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, our competitors might be able to enter the market, which would have a material adverse effect on our business.

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We may be subject to claims by third parties asserting that our employees or we have misappropriated their intellectual property, or claiming ownership of what we regard as our own intellectual property.

The employees and consultants we may hire likely will have been previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors. Although we will try to ensure that our employees and contractors do not use the proprietary information or know-how of others in their work for us, we may be subject to claims that these employees or we have used or disclosed intellectual property, including trade secrets or other proprietary information, of any such employee’s former employer. Litigation may be necessary to defend against these claims.

In addition, while it is our policy to require our employees and contractors who may be involved in the development of intellectual property to execute agreements assigning such intellectual property to us, we may be unsuccessful in executing such an agreement with each party who in fact develops intellectual property that we regard as our own. Our and their assignment agreements may not be self-executing or may be breached, and we may be forced to bring claims against third parties, or defend claims they may bring against us, to determine the ownership of what we regard as our intellectual property.

If we fail in prosecuting or defending any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management.

Intellectual property litigation could cause us to spend substantial resources and distract our personnel from their normal responsibilities.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our technical and management personnel from their normal responsibilities. In addition, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities. We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can because of their greater financial resources. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could compromise our ability to compete in the marketplace.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position would be harmed.

In addition to seeking patents for some of our technology and drug candidates, we also intend to rely on trade secrets, including unpatented know-how, technology and other proprietary information, to maintain our competitive position. We will seek to protect these trade secrets, in part, by entering into non-disclosure and confidentiality agreements with parties who have access to them, such as our employees, corporate collaborators, outside scientific collaborators, contract manufacturers, consultants, advisors and other third parties. We also seek to enter into confidentiality and invention or patent assignment agreements with our employees and consultants. Despite these efforts, any of these parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Our trade secrets may also be obtained by third parties by other means, such as breaches of our physical or computer security systems. Enforcing a claim that a party illegally disclosed or misappropriated a trade secret is difficult, expensive and time-consuming, and the outcome is unpredictable. In addition, some courts inside and outside the United States are less willing or unwilling to protect trade secrets. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor, we would have no right to prevent them, or those to whom they communicate it, from using that technology or information to compete with us. If any of our trade secrets were to be disclosed to or independently developed by a competitor, our competitive position would be harmed.

Risks Relating to this Offering and Ownership of Our Common Stock

Prior to this offering, we had a limited public market for our shares of Common Stock and you may not be able to resell our shares at or above the price you paid, or at all.

We cannot assure you that an active public market for our Common Stock will develop or that the market price of our shares will not decline below the Proposed Maximum Offering Price.

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Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The SEC has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our Common Stock.

We do not anticipate paying cash dividends on our Common Stock in the foreseeable future. The payment of dividends on our Common Stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the Board of Directors may consider relevant. If we do not pay dividends, our Common Stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our Directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our Directors or officers in any such actions.

Members of our Board of Directors (the “Board”) and our officers will have no liability for breaches of their fiduciary duty of care as a Director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the Company or its Shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our Directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our Directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our Directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our Common Stock.

Future sales of substantial amounts of the shares of Common Stock by existing Shareholders could adversely affect the price of our Common Stock.

If our existing Shareholders sell substantial amounts of the shares following this offering, the market price of our Common Stock could fall. Such sales by our existing Shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The shares of Common Stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing Shareholders, may be sold in the public market in the future subject to the lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing Shareholders sell a substantial number of shares, the prevailing market price for our shares could be adversely affected.

The market price of our Common Stock may be subject to fluctuation, and you could lose all or part of your investment.

The Proposed Maximum Offering Price has been arbitrarily determined by us and may not be indicative of prices that will prevail in the trading market. The price of our shares may decline following this offering. The stock market in general has been, and the market price of our ordinary shares in particular will likely be, subject to fluctuation, whether due to, or irrespective of, our operating results and financial condition. The market price of our shares may fluctuate as a result of a number of factors, some of which are beyond our control, including, but not limited to:

●	actual or anticipated variations in our and our competitors’ results of operations and financial condition;

●	market acceptance of our products;

●	the mix of products that we sell and related services that we provide;

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●	changes in earnings estimates or recommendations by securities analysts, if our shares are covered by analysts;

●	development of technological innovations or new competitive products by others;

●	announcements of technological innovations or new products by us;

●	failure by us to achieve a publicly announced milestone;

●	delays between our expenditures to develop and market new or enhanced products and the generation of sales from those products;

●	developments concerning intellectual property rights, including our involvement in litigation;

●	regulatory developments and the decisions of regulatory authorities as to the approval or rejection of new or modified products;

●	changes in the amounts that we spend to develop, acquire or license new products, technologies or businesses;

●	changes in our expenditures to promote our products;

●	our sale or proposed sale, or the sale by our significant Shareholders, of our shares or other securities in the future;

●	changes in key personnel;

●	success or failure of our research and development projects or those of our competitors;

●	the trading volume of our Shares; and

●	general economic and market conditions and other factors, including factors unrelated to our operating performance.

These factors and any corresponding price fluctuations may materially and adversely affect the market price of our shares and result in substantial losses being incurred by our investors. In the past, following periods of market volatility, public company Shareholders have often instituted securities class action litigation. If we were involved in securities litigation, it could impose a substantial cost upon us and divert the resources and attention of our management from our business.

Future sales of our shares could reduce the market price of our shares.

If our existing Shareholders, particularly our management, officers and the holder of the outstanding 2021 Note sell a substantial number of our shares in the public market, the market price of our shares could decrease significantly. The perception in the public market that our Shareholders might sell our shares could also depress the market price of our shares and could impair our future ability to obtain capital, especially through an offering of equity securities. A large majority of our shares outstanding prior to this offering, including the use of an if-converted method for all convertible instruments, warrants, an additional approximately 11,880,421 of our shares will be eligible for sale in the public market, all of which will be subject to restrictions on volume and manner of sale pursuant to Rule 144 under the Securities Act of 1933, as amended. The market price of our shares may drop significantly when the restrictions on resale by our existing Shareholders lapse and these Shareholders are able to sell our shares into the market. In addition, a sale by the Company of additional shares or similar securities in order to raise capital might have a similar negative impact on our share price. A decline in the price of our shares might impede our ability to raise capital through the issuance of additional shares of Common Stock or other equity securities and may cause you to lose part or all of your investment in our shares.

We have broad discretion as to the use of the net proceeds from this offering and may not use them effectively.

We currently intend to use the net proceeds from this offering to further build our sales and marketing infrastructure, fund research and development projects and scale up manufacturing and for other general corporate purposes. However, our management will have broad discretion in the application of the net proceeds. Our Shareholders may not agree with the manner in which our management chooses to allocate the net proceeds from this offering. The failure by our management to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

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The financial and operational projections that we may make from time to time are subject to inherent risks.

The projections that we provide herein or our management may provide from time to time (including, but not limited to, those relating to potential peak sales amounts, clinical and regulatory timelines, production and supply matters, commercial launch dates, and other financial or operational matters) reflect numerous assumptions made by management, including assumptions with respect to our specific as well as general business, regulatory, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond our control. Accordingly, there is a risk that the assumptions made in preparing the projections, or the projections themselves, will prove inaccurate. There may be differences between actual and projected results, and actual results may be materially different from than those contained in the projections. The inclusion of the projections in this Prospectus should not be regarded as an indication that we, our management, or their representatives considered or consider the projections to be a guaranteed prediction of future events, and the projections should not be relied upon as such.

An investment in our Company may involve tax implications, and you are encouraged to consult your own advisors as neither we nor any related party is offering any tax assurances or guidance regarding our Company or your investment.

An investment in our Company generally, involves complex federal, state and local income tax considerations. Neither the Internal Revenue Service (IRS) nor any State or local taxing authority has reviewed the transactions described herein, and may take different positions than the ones contemplated by management. You are strongly urged to consult your own tax and other advisors prior to investing, as neither we nor any of our officers, directors or related parties is offering you tax or similar advice, nor are any such persons making any representations and warranties regarding such matters.

Our ability to use our net operating loss carry-forwards and certain other tax attributes may be limited.

Under Section 382 of the Internal Revenue Code of 1986, as amended, referred to as the Internal Revenue Code, if a corporation undergoes an “ownership change” (generally defined as a greater than 50% change (by value) in its equity ownership over a three-year period), the corporation’s ability to use its pre-change net operating loss carry-forwards and other pre-change tax attributes (such as research tax credits) to offset its post-change income may be limited. We may also experience ownership changes in the future as a result of subsequent shifts in our stock ownership, including as a result of the completion of this offering when it is taken together with other transactions we may consummate in the succeeding three-year period. As a result, if we earn net taxable income, our ability to use our pre-change net operating loss carry-forwards to offset U.S. federal taxable income may be subject to limitations, which potentially could result in increased future tax liability to us.

Our Certificate of Incorporation permits “blank check” Preferred Stock, which can be designated by our Board of Directors without stockholder approval.

We have 50,000,000 authorized shares of Preferred Stock. The shares of our Preferred Stock may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as is determined by our Board of Directors prior to the issuance of any shares thereof. The Preferred Stock may have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board. Because the Board is able to designate the powers and preferences of the Preferred Stock without the vote of a majority of our stockholders, stockholders will have no control over what designations and preferences our Preferred Stock will have. If Preferred Stock is designated and issued, then depending upon the designation and preferences, the holders of the Preferred Stock may exercise voting control over us. As a result, our stockholders will have no control over the designations and preferences of the Preferred Stock and as a result the operations of our Company.

Our management collectively owns a substantial majority of our Common Stock.

Collectively, our officers and Directors own or exercise voting and investment control for all outstanding Preferred Stock, but less than 0.1% of our outstanding Common Stock. As a result, investors may be prevented from affecting matters involving our Company, including:

●	the composition of our Board and, through it, any determination with respect to our business direction and policies, including the appointment and removal of officers;

●	any determinations with respect to mergers or other business combinations;

●	our acquisition or disposition of assets; and

●	our corporate financing activities.

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Furthermore, this concentration of voting power could have the effect of delaying, deterring or preventing a change of control or other business combination that might otherwise be beneficial to our Stockholders. This significant concentration of share ownership may also adversely affect the trading price for our Common Stock because investors may perceive disadvantages in owning stock in a company that is controlled by a small number of stockholders.

If we fail to establish and maintain an effective system of internal control or disclosure controls and procedures are not effective, we may not be able to report our financial results accurately and timely or to prevent fraud. Any inability to report and file our financial results accurately and timely could harm our reputation and adversely impact the trading price of our Common Stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and, depending on our future growth, may require our independent registered public accounting firm to annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting. The process of implementing and maintaining proper internal controls and complying with Section 404 is expensive and time consuming. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need may become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If our auditors or we discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for future listing on one of the NASDAQ Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our Common Stock, which may reduce our stock price.

If securities or industry analysts do not publish research or reports about us, our business or our market, or if they make and then change their recommendations regarding our Common Stock adversely, the price of our Common Stock and trading volume could decline.

The trading market for our Common Stock, should it develop, may be influenced by the research and reports that securities or industry analysts may publish about us, our business, our market or our competitors. If any of the analysts who may cover us change their recommendation regarding our Common Stock adversely, or provide more favorable relative recommendations about our competitors, the price of our Common Stock would likely decline. If any analyst who may cover us was to cease coverage of our Company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the price of our Common Stock or trading volume to decline.

In making your investment decision, you should understand that we have not authorized any other party to provide you with information concerning us or this offering.

You should carefully evaluate all of the information in this Prospectus before investing in our Company. We may receive media coverage regarding our Company, including coverage that is not directly attributable to statements made by our officers, that incorrectly reports on statements made by our officers or employees, or that is misleading as a result of omitting information provided by us, our officers or employees. We have not authorized any other party to provide you with information concerning us or this offering, and you should not rely on this information in making an investment decision.

Risks Related to the Note Financings

Common Stock that we issue upon conversion of the promissory notes will dilute our existing stockholders and depress the market price of our Common Stock.

As of the date of this Prospectus, we are obligated to issue approximately 11,880,421 shares of Common Stock upon conversion of the currently outstanding 2021 Note with no limit of ownership of 4.99%. For the holders, the share total is based upon $948,642 of currently outstanding principal and interest at December 31, 2024, and a conversion price equal to the lesser of (i) $.08 per share, or (ii) if the VWAP at the date of conversion is below $0.08, the conversion price will be reduced with 120% of the difference between fixed price and VWAP.

The total potential issuable shares increase with the inclusion of additional interest and any decrease in our stock price. As of the date of this Prospectus, no shares have been issued pursuant to conversion of the Notes and noteholders have not elected to convert any part of the Notes to date.

The issuance of shares upon conversion of the notes will dilute our existing Shareholders.

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The holders of the notes convertible into our Common Stock will pay less than the then- prevailing market price for our Common Stock.

The 2021 Note is convertible at a price equal to the lesser of (i) $.08 per share, or (ii) if the VWAP at the date of conversion is below $0.08, the conversion price will be reduced with 120% of the difference between fixed price and VWAP. As such, the noteholders have a financial incentive to sell our Common Stock. If the noteholders sell shares, the price of our Common Stock will likely decrease. If our stock price decreases, the noteholders may have a further incentive to sell the shares of our Common Stock that they hold. These sales may put further downward pressure on our stock price and reduce the value of your Common shares.

The price of the Common Stock we are selling under this Offering is significantly higher than the conversion price of the Notes and the price of our Common Stock would likely drop to or below the conversion price of the Notes upon conversion by the noteholders.

In the event that the noteholder converts the 2021 Note into Common Stock, the conversion price is significantly lower than the price at which we are selling our Common Stock in this offering. As a result, the sale by the noteholders of our Common Stock could drive the market price down to the conversion price. This could result in the purchaser of our Common Stock in this offering loose a substantial portion of his or her investment.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains a number of “forward-looking statements”. Specifically, all statements other than statements of historical facts included in this Prospectus regarding our financial position, business strategy and plans and objectives of management for future operations are forward-looking statements. These forward-looking statements are based on the beliefs of management at the time these statements were made, as well as assumptions made by and information currently available to management. When used in this Prospectus and the documents incorporated by reference herein, the words “anticipate,” “believe,” “estimate,” “expect,” “may,” “will,” “continue” and “intend,” and words or phrases of similar import, as they relate to our financial position, business strategy and plans, or objectives of management, are intended to identify forward-looking statements. These statements reflect our current view with respect to future events and are subject to risks, uncertainties and assumptions related to various factors.

You should understand that the following important factors, in addition to those discussed in our periodic reports to be filed with the SEC under the Exchange Act, could affect our future results and could cause those results to differ materially from those expressed in such forward-looking statements:

●	We expect to incur losses for the foreseeable future and may never achieve or maintain profitability.

●	We are a company with limited operating history which makes it difficult to evaluate our current business and future prospects.

●	We will require additional financing to implement our business plan may not be available on favorable terms or at all, and we may have to accept financing terms that would adversely affect our stockholders.

●	Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our drug candidates and dietary supplements.

●	Our products are based on novel, unproven technologies.

●	Clinical drug development involves a lengthy and expensive process, with an uncertain outcome. We may incur additional costs or experience delays in completing, or ultimately be unable to complete, the development and commercialization of our drug candidates.

●	We may be unable to commercialize our drug candidates

●	Our success depends upon our ability to retain key executives and to attract, retain, and motivate qualified personnel and direction and the loss of these persons could adversely affect our operations and results.

●	We will need regulatory approvals to commercialize our products as drugs.

●	Our competitive position depends on protection of our intellectual property.

●	The market for our proposed products is rapidly changing and competitive, and new drugs and new treatments which may be developed by others could impair our ability to maintain and grow our business and remain competitive.

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●	We may become involved in lawsuits to protect or enforce patents that may issue to us, that we may acquire, or may license in the future, or other intellectual property, which could be expensive, time-consuming and ultimately unsuccessful.

●	The market price of our Common Stock may be highly volatile, and you could lose all or part of your investment.

●	There is no market, and no market may develop, for our Common Stock, which makes our securities very speculative.

●	You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

●	Our management will have broad discretion in how we use the net proceeds of this offering.

●	As a public company, we must implement additional and expensive finance and accounting systems, procedures and controls as we grow our business and organization to satisfy new reporting requirements, which will increase our costs and require additional management resources.

Although we believe that our expectations (including those on which our forward-looking statements are based) are reasonable, we cannot assure you that those expectations will prove to be correct. Should any one or more of these risks or uncertainties materialize, or should any underlying assumptions prove incorrect, actual results may vary materially from those described in our forward-looking statements as anticipated, believed, estimated, expected or intended.

Except for our ongoing obligations to disclose material information under the federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or any other reason. All subsequent forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to herein. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this Prospectus and the documents incorporated by reference herein might not occur.

USE OF PROCEEDS

The Company does not receive any proceeds with this offering.

DIVIDEND POLICY

To date, we have not declared or paid any dividends on our outstanding shares. We currently do not anticipate paying any cash dividends in the foreseeable future on our Common Stock. Although we intend to retain our earnings to finance our operations and future growth, our Board of Directors will have discretion to declare and pay dividends in the future. Payment of dividends in the future will depend upon our earnings, capital requirements and other factors, which our Board of Directors may deem relevant.

LEGAL PROCEEDINGS

At present, there is no other pending litigation or proceeding involving any of our Directors, Officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

The Company may become involved in certain legal proceedings and claims which arise in the normal course of business.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our Board of Directors, executive officers and key employees are as follows:

Name	Age as at January 22, 2025	Position
David Platt, Ph.D.	71	Chief Executive Officer, Chairman and Director
Ola Soderquist, MBA, CPA, CMA	63	Chief Financial Officer, Treasurer, Secretary
Mike Sheikh, BS	54	Chief Communications Officer
Dale H. Conaway, D.V.M.	69	Director
Alan M. Hoberman. Ph.D.	71	Director
Radka Milanova, Ph.D.	70	Director
Anders Utter, MBA	57	Director

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David Platt, Ph.D. is the Chief Executive Officer and Chairman of the Board. Dr. Platt is a world-renowned expert in carbohydrate chemistry and has founded three publicly traded companies, creating nearly $1B for investors. He has raised $150M directly in public markets in the U.S. and has led development of two drug candidates from concept through phase II clinical trials. Prior to Bioxytran, Inc. Dr. Platt founded Boston Therapeutics Inc. in 2010 (OTC: BTHE) where he served as Chief Executive Officer from 2010 to April 1, 2015 and as a Director from March 2015, to June 8, 2016. From 2001 to 2009, Dr. Platt was a founder, Chief Executive Officer and Chairman of the Board at Pro-Pharmaceuticals, Inc. (OTC: PRWP and AMEX: PRW, now NASDAQ: GALT). From 1995 to 2000 Dr. Platt was the founder of International Gene Group (NASDAQ: IGGI, GLGS now LPJC). Dr. Platt received a Ph.D. in Chemistry in 1988 from Hebrew University in Jerusalem. In 1989, Dr. Platt was a research fellow at the Weizmann Institute of Science, Rehovot, Israel, and from 1989 to 1991, was a research fellow at the Michigan Foundation (re-named Barbara Ann Karmanos Institute). From 1991 to 1992, Dr. Platt was a research scientist with the Department of Internal Medicine at the University of Michigan. Dr. Platt has published peer-reviewed articles and holds many patents, primarily in the field of carbohydrate chemistry. Our Board believes that Dr. Platt’s expertise and experience with public biotech companies, his perspective, depth and background in chemistry and finance, the capital formation process and leadership experience in public companies provide him with the qualifications and skills to serve on our Board.

Ola Soderquist, MBA, CPA, CMA, CM&AA is the Chief Financial Officer, Treasurer and Secretary. He has more than 30 years of senior international entrepreneurial management experience within technology companies. Mr. Soderquist’s managerial experience portfolio includes; startups, private, public, venture capital and private equity ownership. He has served as CFO and in other managerial capacities in multiple industry sectors and companies. His public company tenures include companies in the Wallenberg Sphere (1986-1996); Industrivarden (OMX:INDU), Electrolux (OMX:ELUX), Ericsson (NASDAQ:ERIC), Swedish Match (OMX:SWMA) and SKF AB (OMX:SKF). He also held positions in Traction (OMX:TRAC) (1996-2001) and Belden (NYSE: BDC) (2006-2011). His private company experience includes CFO and CAO positions in Proditec, Inc. (2001-2006), LFA Corp. (2012-2014) and Faria Beede Instruments, Inc. (2014-2016). Mr. Soderquist is a multi-lingual senior finance professional poised to work globally and cross-functionally, particularly with complex projects involving change management, business integration, systems implementation, continuous improvement, and process excellence. He obtained a BS and an MSA rom Stockholm School of Economics and an MBA from Babson College.

Mike Sheikh, BS, is the Chief Communications Officer. He is a US Air Force Academy graduate and pilot. He has a Bachelor of Science in Economics, flew KC-135 tankers and worked as a budget officer in the comptroller’s squadron. Mr. Sheikh has prior experience as a broker and research analyst. After the brokerage industry, he was a business development officer for a variety of specialty finance companies. Mr. Sheikh is a long-time biotech consulting expert for public and private biotech companies with disruptive technologies. Mr. Sheikh is the founder of Falcon Strategic Research, which focuses on companies that are not covered by traditional analysts on Wall Street. He is also the founder of an investor relations firm.

Dale H. Conaway, D.V.M., is a Director of the Company. Dr Conaway is a Veterinary Medical Officer in federal research. From 2010 to September 15, 2016, Dr. Conaway served as a member of the Board of Directors of Boston Therapeutics, Inc. From 2001 to 2006, Dr. Conaway was the Deputy Regional Director (Southern Region). From 1998 to 2001, Dr. Conaway served as Manager of the Equine Drug Testing and Animal Disease Surveillance Laboratories for the Michigan Department of Agriculture. From 1994 to 1998, he was Regulatory Affairs Manager for the Michigan Department of Public Health Vaccine Production Division. Dr. Conaway received a D.V.M. degree from Tuskegee Institute and an M.S. degree in pathology from the College of Veterinary Medicine at Michigan State University. Our Board believes that Dr. Conway’s expertise and experience as a Director in a public biotech company, his perspective, depth and background in testing and the development of biologic compounds, and his leadership in management provide him with the qualifications and skills to serve on our Board.

Alan M. Hoberman, Ph.D. is a Director of the Company. Dr. Hoberman is president and CEO of Argus International, Inc., overseeing a staff of scientists and other professionals who provide consulting services for industry, government agencies, law firms and other organizations, both in the U.S. and internationally. From 2014 to September 15, 2016, Dr. Hoberman served as a member of the Board of Directors of Boston Therapeutics, Inc. Between 1991 and 2013 he held a series of positions of increasing responsibility at Charles River Laboratories Preclinical Services (formerly, Argus Research Laboratories, Inc.), most recently as Executive Director of Site Operations and Toxicology. He currently works with that organization to design, supervise and evaluate reproductive and developmental toxicity, neurotoxicity, inhalation and photobiology studies. Dr. Hoberman holds a PhD in toxicology from Pacific Western University, an MS in interdisciplinary toxicology from the University of Arkansas and a BS in biology from Drexel University. Our Board believes that Dr. Hoberman’s expertise and experience as a Director in a public biotech company, his perspective, depth and background in consulting and advising clients and his experience in the testing and development of biologic compounds, and his leadership in management provide him with the qualifications and skills to serve on our Board.

Radka Milanova, Ph.D., is a Director of the Company. Dr. Milanova earned her Ph.D. in Organic Chemistry from Simon Fraser University, Canada. Dr. Milanova’s professional experience includes executive positions with various biotechnology companies. She has championed and captained five Investigational New Drug Applications (“IND”) and two successful New Drug Applications (“NDA”), lead Research and Development programs, invented eight granted patents and seventeen publications, obtained millions in grants, associated with licensing deals, and business development agreements that achieved winning commercialization results, maximizing global market share and generating millions in revenues. Our Board of Directors believes that Dr. Milanova’s expertise and experience in practicing pharmaceutical development, her perspective, depth and background in business development and out-licensing, and her leadership experience in the field of biotechnology provide her with the qualifications and skills to serve on our Board of Directors.

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Anders N. Utter, is a Director of the Company. He has more than 25 years of finance, accounting and management experience in medical devices, consulting and manufacturing industries in capacities as CFO, Controller and Managing Director. He had progressively increased management experience in the European Nolato Group and later on in the Amplex Group. Mr. Utter has had a broad business exposure with IFRS and GAAP reporting as well as with SOX compliance. He has also worked with M&A evaluations, financing and integration as well as more hands-on manufacturing cost accounting and reporting. He is currently in charge of the finance control at one of General Cable’s entities. Mr. Utter is and has been serving as a Director on boards in both profit as well as non-profit organizations. Mr. Utter holds an MBA from Babson College and a BA from Uppsala University in Sweden. Our Board believes that Mr. Utter’s expertise and experience as a chief financial officer, his perspective, depth and background in GAAP reporting and SOX compliance, and his finance, management and accounting experience provide him with the qualifications and skills to serve on our Board.

Our Directors are elected annually and each holds office until the annual meeting of the Shareholders of the Company and until their respective successors are elected and qualified. Our officers, including any officers we may elect moving forward, will hold their positions at the pleasure of the Board, absent any employment agreement. In the event, we employ any additional officers or Directors, they may receive compensation as determined by the Company from time to time by vote of the Board. Vacancies in the Board will be filled by majority vote of the remaining Directors or in the event that a sole remaining Director vacates his position, by our majority Shareholders. Our Directors may be reimbursed by the Company for expenses incurred in attending meetings of the Board.

Scientific Advisory Board

We are establishing a scientific advisory board to advise our management regarding our clinical and regulatory development programs and other customary matters. Our scientific advisors are experts in various areas of medicine including diabetes and other diseases. We believe the advice of our scientific advisors is important to the research, development and clinical testing of our products. Our scientific advisory board is comprised of the following individuals.

Prof. Avraham Mayevsky, Ph.D. is a worldwide authority in the field of minimal invasive monitoring of tissue and organ physiology. Dr. Mayevsky is a professor at the Faculty of Life Sciences, Bar-Ilan University, Israel. He served as Head of the Department of Life Sciences and Dean of the Faculty of Natural Sciences at Bar-Ilan University, where he established a center of tissue physiology. He served as visiting professor at University of Pennsylvania and Johns Hopkins Medical School. He is a world-recognized expert in tissue physiology, especially in brain metabolism. He has published over 170 papers in scientific journals and is the author of five patents. He also founded Vital Medical Ltd. Dr. Mayevsky completed his PhD from Weizmann Institute of Science, Rehovot, Israel.

Prof. Kevin H Mayo, Ph.D. is a well-known authority in the field of structural biology and structure-based drug design and discovery. He received degrees from Boston University (BA) and the University of Massachusetts (PhD), and was a postdoctoral associate at the Max-Planck Institute for Biochemistry (Alexander von Humboldt Fellow with Nobel Laureate Rudolf Moessbauer) and Yale University (Chemistry). Dr. Mayo is presently Professor of Biochemistry, Molecular Biology & Biophysics, as well as Lab Medicine & Pathology, at the University of Minnesota (UMN), Minneapolis, USA. He is also Director of the High Field Nuclear Magnetic Resonance Center at the UMN. Over the years, Dr. Mayo has consulted with numerous pharmaceutical companies and is co-founder of PepTx, Inc., a startup pharmaceutical company based in Minnesota. He also currently holds Visiting Professorships at Maastricht University (The Netherlands), Ludwigs-Maximillian-University (Munich, Germany), and Northeast Normal University (Changchun, China). Dr. Mayo has published over 250 papers in peer-reviewed scientific journals and is the author of 28 patents.

Medical Advisory Board

We are establishing a Medical Advisory Board that will be comprised of Clinicians and Clinical Research professionals who are interested in the field of hypoxia, virology or in other subjects related to our product pipeline. The board will provide leadership and expertise to assist us in designing, executing and implementing our clinically oriented activities in a safe, efficient and professional manner.

Dr. Leslie Ajayi, MD PhD, brings over 20 years of clinical development experience in academia and industry. He is a fully trained physician leader with international specialty training in internal medicine, cardiovascular medicine, and clinical pharmacology. He received his undergraduate training in Health Sciences and his MD equivalent graduating Magna Cum Lade from Obafemi Awolowo University [OAU] in Nigeria. A few years later, he received his PhD in clinical pharmacology from the University of Glasgow. As an academic clinical pharmacologist in Glasgow, UK, he worked with Big Pharma as an investigator for Phase 1 first in man, proof of concept, pharmacokinetics (PK), Pharmacodynamics (PD), PK-PD, and studies in special populations such as the elderly and in pregnancy. He was also involved in all types of designs of randomized controlled clinical trials (double blind, placebo controlled, double dummy, single blind, cross over, parallel group, Latin squares designs). His industry exposure was relegated to big pharma clinical research monitors and clinical research organizations. He worked on notable projects like perindopril and cilazapril (ACEI), and amlodipine. He evaluated the effects of ACEI on Type-2 Diabetes and insulin resistance in hypertensives.

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Dr. John Mabayoje, MD, is a practicing Emergency Room doctor and Medical Director who graduated from the University of Ife /OAU in 1980. He has 6 years of residency/ fellowship training in internal medicine, family practice, geriatric medicine, substance abuse, and emergency medicine. He also has 125 hours of sonography training. He is licensed to practice in a number of states and has 44 years’ experience in emergency medicine in the United States and internationally. He has published research work on histochemistry. He has extensive experience with COVID-19 patients, treating over 4,800 patients on 2 continents. He is known in circles as an astute diagnostician and innovator looking for ways to getting the best therapeutic advantages for his patients.

Dr. Alben Sigamani, M.D. is currently Professor and Head of Clinical Research, Narayan Health, Bangalore. He has over 17 years of experience in clinical research and in managing multi-center academic and regulatory Randomized Controlled Trials in India. He has several publications to his credit with a citation index (h-index) of 24. Dr. Sigamani is a Medical Professional (MD) in Clinical Pharmacology & Therapeutics with a Master’s Degree in Clinical Trials from the University of London. In 2021, Dr. Sigamani obtained “COVID-19: Tracking the Novel Coronavirus Certificate” from the London School of Hygiene and Tropical Medicine.

Thomaskutty Alumparambil. B.S., C.C.P has over 30 years of clinical experience that includes heart, lung and liver transplants. He is an expert on quality control and quality assurance programs, surgical protocols, blood gas analysis and anticoagulation management.

Employment Agreements

Our officers have entered into employment confidentiality, non-disclosure and assignment of inventions agreements with the Company which include, among other things, provisions which restrict any of them from selling any shares of the Company Common Stock in the 180 days following the effective date of this registration statement. Other than provisions in the employment agreements, there are no arrangements or plans in which we provide pension, retirement or similar benefits for our officers or Directors. Our officers and Directors may receive stock options at the discretion of our Board in the future. We do not have any bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our officers or Directors, except that stock options may be granted at the discretion of our Board from time to time.

Change in Control and Severance Payments

Under the terms of their employment agreements, our executive officers are entitled to receive certain payments upon the termination without cause from their employment. The most substantial provisions include;

●	Compensation of three (3) times the employee’s annual salary upon the Termination Date and any target bonus earned, or if termination occurs within twelve (12) months of a change in control, then the terminated employee shall receive two (2) times the employee’s annual salary and any target bonus earned.

●	Continued coverage under any health, medical, dental or vision program or policy, in which they were eligible to participate at the time of employment termination, for twelve (12) months.

●	Outplacement services through one or more outside firms of the employee’s choosing up to an aggregate of $50,000.

There are no other arrangements or plans in which we provide pension, retirement or similar benefits for any Executive Officers or Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as at January 21, 2025 with respect to the beneficial ownership of shares of the Company’s Common Stock by (i) each person or group known to us, to beneficially own more than 5% of the outstanding shares of such stock, (ii) each Director; (iii) each of our Executive Officers named in the summary compensation table under “Director and Executive Compensation” currently serving as an Executive Officer; and (iv) the Executive Officers and Directors as a group. All persons listed below have (i) sole voting power and investment power with respect to their shares of Common Stock (the only class of outstanding stock), except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of stock. The percentage of beneficial ownership is based upon 88,131,859 shares of Common Stock and 43,548,388 shares of Preferred Stock outstanding as at January 21, 2025. Except as otherwise indicated in the footnotes to the table, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws, where applicable.

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Name and Address of Beneficial Owner	Number of preferred shares owned	Percent of Class (1)	Number of common shares owned (2)

David Platt (3) whereof 82,260 indirect	20,121,163	46.2%	—

Ola Soderquist (3)	14,026,456	32.2%	500,000

Mike Sheikh (3)	8,214,720	18.9%	—

Dale H. Conaway (3)	330,172	0.8%	—

Alan M. Hoberman (3)	367,202	0.8%	—

Radka Milanova (3)	154,683	0.3%	—

Anders Utter (3)	333,992	0.8%	—

All Officers and Directors as a Group (7 persons)	43,548,388	100%	500,000

(1)	The percentage shown in the table is based on 43,548,388 shares of Convertible Preferred Stock outstanding on January 21, 2025.
(2)	Management holds less than 0.01% of common stock, based on 88,131,859 shares of Common Stock outstanding on January 21, 2025.
(3)	The business address of these individuals is 75 2nd Ave., Suite 605, Needham, MA 02494.

DESCRIPTION OF BUSINESS

Overview

Bioxytran, Inc. (“we”, “us”, or the “Company”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia (a lack of oxygen to tissues) in humans. Hypoxia, needs to be addressed quickly, otherwise it results in necrosis, the death of cells comprising body tissue, which cannot be reversed. Our lead drug candidate, a hypoxia platform technology with code-name BXT-25, is planned to be an Acellular Oxygen Carrier (“AOC”) consisting of bovine hemoglobin stabilized with a co-polymer with an intended application that includes the treatment of hypoxic conditions in the brain resulting from stroke. We believe that our approach is novel when applied to hypoxic conditions in humans. Our drug development efforts are guided by specialists who work on co-polymer chemistry and other disciplines. We intend to supplement our efforts with input from a Scientific and a Medical Advisory Board whose members include leading physicians.

The Company was organized on June 9, 2008, as a Nevada corporation.

Our subsidiary, Pharmalectin Inc. (“Pharmalectin” or the “Subsidiary”) is focused on the development, manufacturing and commercialization of therapeutic drugs designed to address viral diseases in humans. Pharmalectin has developed a novel method designed to reduce the viral load and modulate the immune system using a galectin antagonist. Our lead drug candidate is a glyco-virology platform technology named ProLectin, a complex polysaccharide that binds to, and blocks the activity of galectin-3, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. Lectins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to ß-galactoside proteins. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

In the past, similar types of carbohydrate substances have been used as a fibrosis drug and a cancer drug, but are currently being reformulated to treat viral infections. We believe that we have a novel approach in treating viral infections in humans. Our drug development efforts are guided by specialists on carbohydrate chemistry and other disciplines, and we intend to supplement our efforts with input from the Scientific and the Medical Advisory Boards.

We plan to file a pre-investigational new drug application for ProLectin for the treatment of mild to moderate Covid-19 patients. However, we cannot provide any assurance that we will successfully initiate or complete those planned trials and be able to initiate any other clinical trials for ProLectin or any of our future drug candidates.

Pharmalectin was organized on October 5, 2017, as a Delaware corporation with its principal place of business in Needham, MA.

Our subsidiary, Pharmalectin (BVI), Inc. (“Pharmalectin (BVI)”) is the owner and custodian of the Company’s Copyrights, Trademarks and Patents. Pharmalectin (BVI) was organized on March 17, 2021 as a British Virgin Islands (BVI) Business Corporation with its principal place of business in Road Town, BVI.

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Our subsidiary, Pharmalectin India Pvt Ltd. (“Pharmalectin India”) is managing the Company’s local clinical research and trials, and holds the local commercialization rights. Pharmalectin India was organized on August 30, 2022, as an Indian Business Corporation with its principal place of business in Hyderabad, Telangana, India.

Company Overview

We are a clinical stage pharmaceutical company founded on June 9, 2008 as America’s Driving Ranges, Inc.. On September 21, 2018, the Company was reorganized into Bioxytran through a reverse merger to focus on the development, manufacturing and commercialization of therapeutic drugs designed to address hypoxia in humans. Our initial focus is the treatment of hypoxic conditions in the brain resulting from stroke and through our subsidiary, Pharmalectin, in the treatment of viral diseases, notably Covid-19.

Currently, the Company’s lead pharmaceutical drug candidate, BXT-25 is planned to be an Acellular Oxygen Carrier (“AOC”) consisting of bovine hemoglobin stabilized with a co-polymer. This modified hemoglobin will be designed to be an injectable intravenous drug and we plan to begin pre-clinical studies and apply to the Food and Drug Administration (FDA) for approval to use BXT-25 to prevent necrosis by carrying oxygen to human tissue with blood flow to the brain. If we successfully complete Phase I testing with the FDA, we plan to explore the use of additional drug candidates using chemical structures that are a sub-class of BXT-25 and share the same physical properties to treat wound healing due to hypoxia, cardiovascular ischemia, anemia, cancer conditions and trauma, subject to FDA approval. However, we will need to raise additional funds in excess of $10,000,000 in order to expand the use of BXT-25.

BXT-25 is a novel unproven technology. Although we have not conducted research applying our co-polymer technology and related chemistry to the treatment of hypoxic conditions, we know from Dr. Platt’s prior research that our technology enables the creation of molecules that are 5,000 times smaller than human red blood cells and we believe that our proprietary technology will enable these molecules to carry oxygen for delivery to tissue through the bloodstream. We also believe that the small size of these molecules will more effectively enable their delivery to hypoxic tissues which red blood cells cannot reach under the clinical conditions we intend to address. We may be unsuccessful in developing these technologies into drugs which the FDA ultimately will approve.

Stroke

Stroke, also known as cerebrovascular accident (CVA), or brain attack, occurs when poor blood-flow to the brain results in necrosis and cell death. Strokes can be classified into two major categories: ischemic and hemorrhagic. Ischemic strokes are caused by interruption of the blood supply to the brain. Hemorrhagic strokes result from the rupture of a blood vessel or an abnormal vascular structure. According to the Center for Disease Control (CDC), approximately 87% of all strokes are ischemic. An ischemic stroke may be thrombotic, which occurs when diseased or damaged cerebral arteries become blocked by the formation of a blood clot within the brain, or embolic, which occurs when a clot formed originally somewhere in the body outside the brain - typically in the heart - travels in a cerebral artery. Whether thrombotic or embolic, an ischemic stroke restricts the flow of blood to the brain and results in near-immediate physical and neurological deficits.

According to the CDC, there are about 795,000 cases of stroke in the United States each year, of which 610,000 are new and 185,000 recurrent cases. 130,000 Americans are killed by stroke each year, or one every four minutes. Stroke is a leading cause of serious long-term disability and costs the United States an estimated $34 Billion each year, according to the CDC, a figure which includes the cost of health care services, medications to treat the stroke, and missed days of work.

Hemoglobin and Complex Co-Polymer Science

Oxygen therapeutics describe generally a class of agents that will be administered intravenously to enhance the oxygen delivery capability of blood. These oxygen transporting agents may be perfluorocarbon (PFC) emulsions or modified hemoglobin solutions. Our technology involves the development of hemoglobin-based oxygen carriers. To produce BXT-25, we will take red blood cells (RBCs) from bovine sources, isolate hemoglobin from the RBCs and, by applying our proprietary co-polymer chemistry, stabilize and modify the hemoglobin. Our novel, complex co-polymer molecules can be produced at specific molecular weights and with other pharmaceutical properties for various hypoxic diseases; and in the production of BXT-25.

The BXT-25 co-polymer hemoglobin molecule will be designed to be 5,000 times smaller than an RBC, which we believe will enable that small molecule to reach hypoxic tissue more effectively than RBCs. BXT-25 will be designed to be administered as an injectable IV drug that will circulate in the blood collecting oxygen from the lungs and releasing the oxygen molecules where tissue has developed ischemia, or lack of oxygen. BXT-25 will be designed to have oxygen affinity that mimics RBCs, minimize adverse effects, and be compatible with all blood types. BXT-25 will be designed to have a shelf life of two years at room temperature.

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We believe that the differences between a BXT-25 molecule and a red blood cell will not be limited to differences in size. Surfaces of red blood cells include different antigens which determine the blood type as A, B, AB or O. We believe that BXT-25 will be found to be compatible with all blood types because it is a single, modified hemoglobin molecule stabilized with a co-polymer which, unlike a red blood cell, has neither antigens nor a Rh factor.

Certain regulatory issues relating to our use of bovine hemoglobin as a raw material

Our products include a commercially available raw material, bovine hemoglobin, that has been purified, chemically modified and cross-linked for stability. It is sourced from controlled herds of U.S. cattle raised for beef production. Those herds are subject to and meet the requirements of a herd management program that assures the origin, health, feed and quality of the cattle used as a raw material source. Our suppliers will contract to maintain traceable records on animal origin, health, feed and care as part of our effort to assure the use of known, healthy animals in compliance with applicable laws and regulations.

Prior to the collection of blood, the animals undergo live inspection. Bovine whole blood will be collected in individual pre-sanitized containers. The containers will be shipped to a separation facility. Then, following blood collection, the animal carcass undergoes U.S. Department of Agriculture (USDA) inspection for use as beef for human consumption. If an animal carcass is retained for further inspection for final disposition by the USDA veterinarian, we reject the corresponding container of whole blood. We have validated and tested the processes described below for removal of potential pathogens in our raw material. Potential pathogens include bacteria, viruses such as those leading to hepatitis and AIDS, and the transmissible spongiform encephalopathies that cause rare neurological disorders such as “mad cow disease” and its human equivalent. The validation of a process means that it has been tested and documented and that it performs adequately. Health and regulatory authorities have given guidance directed at three factors to control these diseases: source of animals, the nature of tissue used and manufacturing process. We will comply with, and believe we will exceed, all current guidelines regarding such risks for human pharmaceutical products.

There will be four major steps in the manufacture of BXT-25: (1) hemoglobin separation; (2) hemoglobin purification; (3) polymerization/size selection and (4) synthesizing with our co-polymer. More specifically, bovine blood will be collected in an aseptic fashion and processed to first remove plasma and then to remove at high concentration the hemoglobin protein from red blood cells. The hemoglobin will be purified of other red cell proteins by anion exchange chromatography. The purified hemoglobin will be stabilized by the addition of a cross-linking agent to form hemoglobin polymers. There is an additional sizing step to remove the higher hemoglobin molecules. The final step, co-polymer synthesis, will take place on the stabilized hemoglobin. The combination polymers will be filled with a solution suitable for infusion. The product will be run through sterilizing filters into sterile product bags.

Pharmalectin

Pharmalectin, our subsidiary, was organized on October 5, 2017, as a Delaware corporation under the name of Bioxytran “Bioxytran (DE)”. On April 29, 2021, the name was changed to Pharmalectin. Through this subsidiary, we are not a party to any long-term agreement with any of our suppliers and, accordingly, we have our products manufactured on a purchase-order basis from one of two primary well-known and established pharmaceutical suppliers that meet FDA requirements. Due to an overwhelming amount of research on galectins we do not plan on conducting any further research into new molecules. Instead, we intend to apply our knowledge of galectin science and drug development to create new therapies for the treatment of viruses.

Covid-19

We are currently working on an end-to-end solution for Covid-19 mild to severe cases and treatment for organ damage caused by the virus or by commonly used treatment methods.

●	ProLectin-M, a chewable polysaccharide tablet for mild to moderate cases of Covid-19.

●	ProLectin-I, a polysaccharide IV treatment for more severe cases of Covid-19.

●	ProLectin-F, a polysaccharide IV treatment of lung-fibrosis as a result of the use of ventilators used for treatment of Covid-19.

●	ProLectin-A, a polysaccharide and Hemoglobin IV treatment of ARDS as a result of Covid-19.

Using our issued patents and proprietary technology coupled with the scientific knowledge and expertise of Dr. Platt, we intend to develop and manufacture ProLectin-M (oral) for treatment of mild cases and ProLectin-I (intravenous) for treatment of more severe cases of Covid-19. These treatments may also be used for the treatment of other types of viral infections, such as influenza.

A significant problem related to the Covid-19 pandemic is that an increasing number of patients are developing life-threatening complications, such as ARDS, shock (i.e., a potentially fatal drop in blood pressure), kidney failure, acute cardiac injury and secondary bacterial infections. The underlying cause for these complications is often a cytokine storm that results in a massive, systemic inflammatory response, leading to the damage of vital organs such as the lungs, heart, and kidneys, and ultimately multiple organ failure and death in many cases. For this purpose, we are developing ProLectin-A that aims to deliver oxygen to damaged organs and at the same time fight infection.

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The fourth drug in this series, ProLectin-F, is being developed to treat patients developing lung fibrosis as a result of the use of ventilator in Covid-19 treatment. Increasing evidence from experimental and clinical studies suggests that mechanical ventilation, which is necessary for life support in patients with acute respiratory distress syndrome, can cause lung fibrosis, which may significantly contribute to morbidity and mortality. According to a review of medical records of 22,350 admissions the cost of treating patients who were put on a ventilator was four times higher than for those treated without a ventilator and also that the death rate of pulmonary fibrosis patients who were put on a hospital ventilator was seven times higher than those treated without a ventilator.

Strategic Objectives

It is our intention to develop the drug to the point whereby the Company would be in a position to license the drug to large pharmaceuticals capable of conducting clinical trials and managing the distribution of the product. The Company does not plan to create a sales and marketing staff to commercialize the pharmaceutical products it produces. The Company would be dependent on third parties such as licensees, collaborators, joint venture partners or independent distributors to market and sell those products.

The FDC Act and other federal and state statutes and regulations govern the testing, manufacture, safety, effectiveness, labeling, storage, record keeping, approval, advertising and promotion of our products. As a result of these laws and regulations, product development and product approval processes are very expensive and time-consuming. Our goal is to advance our leading drug candidate, BXT-25, and our Pharmalectin’s leading drug candidate, ProLectin, through regulatory submissions for Investigational New Drug (IND) status in the United States, is subject to expensive and time-consuming approval processes.

Management

Our management team and advisors include our CEO and Chairman, David Platt, Ph.D., who has played a leading role in the development of complex co-polymer therapeutics for a variety of applications to address a variety of unmet medical needs. Our CFO Ola Soderquist, CPA, CMA is a seasoned financial officer with more than 30 years of senior international entrepreneurial management experience within many industries in both public and private companies. Our Chief Communications Officer (“CCO”) Mike Sheikh is a US Air Force Academy graduate and a long-time biotech consultant with expertise in public and private biotech companies with disruptive technologies.

Dr. Platt, Mr. Sheikh and Mr. Soderquist are our only employees and each of them is committed on a full-time basis. Dr. Platt and Mr. Soderquist currently have a monthly salary of $35,000 and Mike Sheik a monthly salary of $26,250, along with a twenty-five percent (25%) 401(k) Safe Harbor coverage up to the federal limit, currently $66,000 per year plus potential catchup, currently $7,500, as well as reimbursement of a gold-level healthcare plan.

Our Executive Officers and Directors may also receive stock or stock options at the discretion of our Board in the according to the approved 2021 Stock Plan, or any subsequent Stock Plan.

Business Development

BXT-25

Bioxytran intends to develop and, through third party contracts, manufacture, oxygen therapeutics. Our oxygen therapeutics are a new class of pharmaceuticals that are administered intravenously to transport oxygen to the body’s tissues. Currently there are four drug candidates to treat a stroke. Abciximab, from Eli Lilly, is a platelet aggregation antagonist. Clinical trials show little advantage over placebos and could lead to dangerous side effects, including more bleeding in patients. Cerovive, from AstraZeneca, is a Nitrone-based neuro protectant currently in phase III clinical trials which shows no significant benefit over placebos with respect to changes in neurological impairment as measured by the national institute of health stroke scale. Candesartan, from AstraZeneca, is an angiotensin receptor blocker which was used to control blood pressure. Its efficacy in stroke patients still must be proven. Ancod, from Knoll Pharmaceuticals, is an anti-coagulant that acts by breaking down the fibrinogen. It increases the risk of hemorrhage similar to those associated with tPA.

Using our proprietary technology, we will develop and manufacture BXT-25 and similar drugs for applications including treatment of stroke conditions. Bioxytran has an exclusive license for an FDA approved technology monitoring NADH (MDX Viewer), the control marker in the body’s conversion of oxygen to energy, or the energy generating chain. The technology provides a clinical end-point for measuring oxygen supply to the brain in real-time. MDX Viewer, developed by MDX LifeSciences, Inc., provides us with the potential to develop new molecules that could potentially address unmet medical needs in disease indications resulting from hypoxia. MDX LifeSciences has licensed a patent (Tissue Metabolic Score for Patient Monitoring - US20210153816A1) to Bioxytran for clinical monitoring of oxygen delivery through oxygen carriers. MDX Lifesciences is an Affiliate of the Company.

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On April 19, 2023, the Company announced that its long awaited Acelluar Oxygen Carrier (“AOC”) BXT-25 had been successfully tested in animals. The initial results are very encouraging because they show the non-toxicity of the experimental drug, along with the corresponding full recovery in Swiss Albino mice, in an experiment carried out in a joint venture with NDPD Pharma, Inc. As a next step, the Company intends to proceed with a 14-day repeated dose toxicity study using New Zealand Rabbits and Wistar Rats as funding permits.

ProLectin

Pharmalectin is focusing on the development, manufacturing and commercialization of therapeutic drugs designed to address viral diseases in humans. The Company has developed a novel method designed to reduce the viral load and modulate the immune system using a galectin Antagonist.

Currently, the Pharmalectin’s lead drug candidate is a glyco-virology platform technology named ProLectin, a complex galectin antagonist that binds to, and blocks the activity of galectin-3, a type of galectin. During viral infections galectins are upregulated and downregulated based on the type of virus.

To our knowledge, Pharmalectin, Inc. is the only company planning to develop a viable end-to-end solution for Covid-19. We are also the only company attempting to use a Galectin Antagonist to combat the virus, SARS-CoV-2. The technology is built on the life-time work by the founder of the Company, Dr. Platt, who discovered, and named, the Human Galectin-3 protein coded by a single gene, LGALS3, located on chromosome 14, and published in his groundbreaking article, Structure-Function Relationship of a Recombinant Human Galactoside-Binding Protein, Biochemistry 1993. Galectin Antagonists block the binding of galectins to carbohydrate structures, present in numerous diseases, reducing their capability to replicate. Over the years, Dr. Platt has used this knowledge to create a significant number of sustainable therapeutic solutions.

Using our issued patents and proprietary technology, we intend to develop and manufacture ProLectin-RX and similar drugs for applications including treatment of virological conditions. Our patent position consists of 2 parts: a patent a method for treating SARS-CoV-2 by administering an effective amount of complex polysaccharides to a subject issued in 2022 by the International Bureau of the Patent Cooperation Treaty (PCT) expiring in February 2041 (Polysaccharides for IV Administration that Treat Sars-Cov-2 Infections - WO2022/099061) and assigned to us outright by Dr. Platt, as well as a provisional patent (Lectin-Binding Carbohydrates for Treating Viral Infections - US 63/320544). Dr. Platt did not receive any compensation from the Company in consideration of his assignment of the patent.

Pharmalectin, Inc. has an exclusive license issued by NDPD Pharma (Polysaccharides for Use in Treating Sars-Cov-2 Infections - WO2022/099052) to Pharmalectin for use of treatment of SARS-CoV-2. NDPD Pharma is an Affiliate of the Company.

Further, Pharmalectin has received an international trademark for ProLectin (WO0000001646681).

The Company is capitalizing on 30 years of research in Galectins and recent peer reviewed articles on Galectins and Covid-19. Dr. Platt also has an impressive body of patents in this field which gives him an advantage with respect to filing new patents based on his prior art. We will rely on a combination of patent applications, patent, trade secrets, proprietary know-how and trademarks to protect our proprietary rights. We believe that to have a competitive advantage, we must develop and maintain the proprietary aspects of our technologies.

The results of the ProLectin-M trials are from our Proof-of-Concept trial approved by the IRB at Mazumdar Shaw Medical Center, Narayana Health in Bangalore, India and the IRB phase 2 study at ESIS Medical College and Hospital, Sanath Nagar, Hyderabad, India. The results of the trial are described in our four peer-reviewed articles Galectin antagonist use in mild cases of SARS-CoV-2; pilot feasibility randomised, open label, controlled trial, published in Journal of Vaccines & Vaccination on December 30, 2020, Carbohydrate ProLectin-M, a Galectin-3 Antagonist, Blocks SARS-CoV-2 Activity published in the International Journal of Health Sciences on June 30, 2022, PLG-007 and Its Active Component Galactomannan-α Competitively Inhibit Enzymes That Hydrolyze Glucose Polymers published in the International Journal of Molecular Science on July 13, 2022 and An Oral Galectin Antagonist in COVID-19—A Phase II Randomized Controlled Trial published in the journal Virus on February 23, 2023.

On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”. The trial is planned to continue on, or around, April 1, 2025.

On August 21, 2023 the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA, the trial is expected to start in the first quarter of 2025, provided we obtain adequate funding.

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On January 27, 2023, an additional IND with the CDSCO was issued for ProLectin-I for an “IV treatment of SARS-CoV-2 in hospitalized patients with moderate Covid-19 infections and for Long Covid”, and for ProLectin-F for “treatment of lung-fibrosis as a result of use of ventilator”.

FDA Approval Process

In the United States, pharmaceutical products, including biologics like BXT-25, are subject to extensive regulation by the FDA. The FDC Act and other federal and state statutes and regulations, govern, among other things, the research, development, testing, manufacture, storage, recordkeeping, approval, labeling, promotion and marketing, distribution, post-approval monitoring and reporting, sampling, and import and export of pharmaceutical products. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as FDA refusal to approve pending new drug applications, or NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties, and criminal prosecution.

Pharmaceutical product development in the United States typically involves preclinical laboratory and animal tests, the submission to the FDA/EMA of an IND application, which must become effective before clinical testing may commence, and adequate and well-controlled clinical trials to establish the safety and effectiveness of the drug or biologic for each indication for which FDA/EMA approval is sought. Satisfaction of FDA/EMA pre-market approval requirements typically take many years (typically between 5-7 years post an IND submission) and the actual time required may vary substantially based upon the type, complexity and novelty of the product or disease.

Preclinical tests include laboratory evaluation as well as animal trials to assess the characteristics and potential pharmacology and toxicity of the product. The conduct of the preclinical tests must comply with federal regulations and requirements including good laboratory practices. The results of preclinical testing are submitted to the FDA as part of an IND along with other information, including information about product chemistry, manufacturing and controls, and a proposed clinical trial protocol. Long term preclinical tests, such as animal tests of reproductive toxicity and carcinogenicity, may continue after the IND is submitted.

A 30-day waiting period after the submission of each IND is required prior to the commencement of clinical testing in humans. If the FDA has not objected to the IND within this 30-day period, the clinical trial proposed in the IND may begin.

Clinical trials involve the administration of the investigational drug to healthy volunteers or patients under the supervision of a qualified investigator. Clinical trials must be conducted in compliance with federal regulations and good clinical practices, or GCP, as well as under protocols detailing the objectives of the trial, the parameters to be used in monitoring safety and the effectiveness criteria to be evaluated. Each protocol involving testing on U.S. patients and subsequent protocol amendments must be submitted to the FDA as part of the IND.

The FDA may order the temporary or permanent discontinuation of a clinical trial at any time or impose other sanctions if it believes that the clinical trial is not being conducted in accordance with FDA requirements or presents an unacceptable risk to the clinical trial patients. The clinical trial protocol and informed consent information for patients in clinical trials must also be submitted to an institutional review board, or IRB, for approval. An IRB may also require the clinical trial at the site to be halted, either temporarily or permanently, for failure to comply with the IRB’s requirements, or may impose other conditions.

Clinical trials to support New Drug Applications (NDAs) are typically conducted in three sequential Phases, but the Phases may overlap. In Phase 1, the initial introduction of the investigational drug candidate into healthy human subjects or patients, the investigational drug is tested to assess metabolism, pharmacokinetics, pharmacological actions, side effects associated with increasing doses and, if possible, early evidence on effectiveness. Phase 2 usually involves trials in a limited patient population, to determine the effectiveness of the investigational drug for a particular indication or indications, dosage tolerance and optimum dosage, and identify common adverse effects and safety risks. In the case of product candidates for severe or life-threatening diseases such as pneumonia, the initial human testing is often conducted in patients rather than in healthy volunteers.

If an investigational drug demonstrates evidence of effectiveness and an acceptable safety profile in Phase 2 evaluations, Phase 3 clinical trials are undertaken to obtain additional information about clinical efficacy and safety in a larger number of patients, typically at geographically dispersed clinical trial sites, to permit the FDA to evaluate the overall benefit-risk relationship of the investigational drug and to provide adequate information for its labeling.

After completion of the required clinical testing, an NDA, is prepared and submitted to the FDA. FDA approval of the marketing application is required before marketing of the product may begin in the United States. The marketing application must include the results of all preclinical, clinical and other testing and a compilation of data relating to the product’s pharmacology, chemistry, manufacture, and controls.

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The FDA has 60 days from its receipt of an NDA to determine whether the application will be accepted for filing based on the agency’s threshold determination that it is sufficiently complete to permit substantive review. Once the submission is accepted for filing, the FDA begins an in-depth review. The FDA has agreed to certain performance goals in the review of marketing applications. Most such applications for non-priority drug products are reviewed within ten months. The review process may be extended by the FDA for three additional months to consider new information submitted during the review or clarification regarding information already provided in the submission. The FDA may also refer applications for novel drug products or drug products that present difficult questions of safety or efficacy to an advisory committee, typically a panel that includes clinicians and other experts, for review, evaluation and a recommendation as to whether the application should be approved. The FDA is not bound by the recommendation of an advisory committee, but it generally follows such recommendations. Before approving a marketing application, the FDA will typically inspect one or more clinical sites to assure compliance with GCP.

Additionally, the FDA will inspect the facility or the facilities at which the drug product is manufactured. The FDA will not approve the NDA unless compliance with cGMP is satisfactory, and the marketing application contains data that provide substantial evidence that the product is safe and effective in the indication studied. Manufacturers of biologics also must comply with FDA’s general biological product standards.

After the FDA evaluates the NDA and the manufacturing facilities, it issues an approval letter or a complete response letter. A complete response letter outlines the deficiencies in the submission and may require substantial additional testing or information in order for the FDA to reconsider the application. If and when those deficiencies have been addressed in a resubmission of the marketing application, the FDA will re-initiate review. If the FDA is satisfied that the deficiencies have been addressed, the agency will issue an approval letter. The FDA has committed to reviewing such resubmissions in two or six months depending on the type of information included. It is not unusual for the FDA to issue a complete response letter because it believes that the drug product is not safe enough or effective enough or because it does not believe that the data submitted are reliable or conclusive.

An approval letter authorizes commercial marketing of the drug product with specific prescribing information for specific indications. As a condition of approval of the marketing application, the FDA may require substantial post-approval testing and surveillance to monitor the drug product’s safety or efficacy and may impose other conditions, including labeling restrictions, which can materially affect the product’s potential market and profitability. Once granted, product approvals may be withdrawn if compliance with regulatory standards is not maintained, or problems are identified following initial marketing.

Once an NDA is approved, a product will be subject to certain post-approval requirements. For instance, the FDA closely regulates the post-approval marketing and promotion of therapeutic products, including standards and regulations for direct-to-consumer advertising, off-label promotion, industry-sponsored scientific and educational activities and promotional activities involving the internet.

BXT-25

The only FDA approved treatment for ischemic strokes is tissue plasminogen activator tPA, also known as IV rtPA, given through an IV in the arm. tPA works by dissolving the clot and improving blood flow to the part of the brain being deprived of blood flow. If administered within 3 hours and up to 4.5 hours in certain eligible patients, tPA may improve the chances of recovering from a stroke. Another treatment option is an endovascular procedure called mechanical thrombectomy in which a blood clot is removed by threading a wired-caged device called a stent retriever through an artery in the groin up to the blocked artery in the brain. The stent opens and grabs the clot, enabling the removal of the stent with the trapped clot.

Hypoxia is a condition in which cells lack sufficient oxygen supply to support metabolic function. The BXT-25 co-polymer hemoglobin molecule will be designed to contain an oxygen rechargeable iron which picks up oxygen in the lungs, is expected to be 5,000 times smaller than an RBC, and we believe can reach hypoxic tissue more effectively than RBCs. Products similar to BXT-25 are stable at room temperature and have no blood type matching requirement. We plan to introduce BXT-25 in clinical trials for hypoxic medical conditions such as stroke.

For the production of BXT-25, we intend to utilize third party manufacturing facilities that we believe are fully compliant with Good Manufacturing Practices (GMP) only, as required by the regulatory authorities in Europe or the United States, in order to produce a sufficient quantity of BXT-25 for animal toxicity and pre-clinical trials for animals. We have not conducted any clinical trials on animals or humans to confirm the efficacy of, or filed any applications with the FDA with respect to, BXT-25. The Company has developed a proof-of-concept production line and successfully manufactured the initial batch for use in pre-clinical trials in the first quarter of 2025, provided we obtain adequate funding.

This product is being developed and as an early intervention in an out-of-hospital setting for the treatment of patients with ischemia of the brain resulting from a stroke or the blockage of the blood vessels to the brain. We plan to initially conduct pre-clinical trials and to seek approval of BXT-25 for the treatment of adults at early stages of stroke.

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ProLectin

There is an unmet medical need in Covid-19 to find a therapeutic that reduces the mortality of the disease. There are no FDA approved treatments for Covid-19, only repurposed therapeutics. If given early enough in the disease, we believe that ProLectin will block viral entry and act as an antiviral by eliminating the virus from the blood stream after a couple of treatments. At a later stage in the disease pathology, we believe ProLectin could potentially restore adaptive immune function and assist in reducing or possibly eliminating the virus from the body. Our upcoming clinical trials aim to demonstrate if the safety and efficacy of our drug candidates in humans can be relied upon.

The cytokine storm is a severe immune reaction in which the body overproduces too many pro-inflammatory cytokines into the blood leading to a surge of more immune cells to the site of infection. This translates into an inflammatory cycle that is not easily brought back to homeostasis. Cytokines play an important role in normal immune responses, but having a large amount of them released in the body all at once can be harmful. A cytokine storm can occur as a result of an infection, autoimmune condition, or other disease. It may also occur after treatment with some type of immunotherapies. Signs and symptoms include high fever, inflammation (redness and swelling), and severe fatigue and nausea. Sometimes, a cytokine storm may be severe or life threatening and lead to acute respiratory distress syndrome (ARDS), and multiple organ failure.

For the production of ProLectin, we intend to utilize third party manufacturing facilities that are fully compliant with Good Manufacturing Practices (GMP) only, as required by the regulatory authorities in Europe or the United States, in order to produce a sufficient quantity of ProLectin for our upcoming human trials with the CDSCO in India. Prior to this we have conducted clinical trials on animals and humans to confirm the non-toxicity and efficacy. We also expect to file an IND application with the FDA in the third quarter of 2025, provided we obtain adequate funding.

The oral product is being developed as a treatment for mild to moderate Covid-19 patients, while the intravenous drugs are developed for in moderate (Hospitalized patients) Covid-19 infections (ProLectin-I), Long Covid, and of treatment of lung-fibrosis (ProLectin-F).

European Directorate for the Quality of Medicines Certification (EDQM)

Certification from the European Directorate for the Quality of Medicines (EDQM) is required for all new and approved human and veterinary medicinal products that are manufactured from materials taken from cattle and marketed in the European Union. As part of the certification process, we will be required to provide technical information on the manufacturing process, the origin of the raw material and type of tissue used, the cattle traceability, beginning at their country of birth, and auditing, and a risk analysis from an independent expert.

We intend to establish and implement clinical development programs that add value to our business in the shortest period of time possible and to seek strategic partners when a program becomes advanced and requires additional resources. We intend to continue focusing our expertise and resources to develop novel formulations, and to leverage development partnerships to apply our complex co-polymer chemistry designs in other medical indications. We may seek to enter into licensing, co-marketing, or co-development agreements across different geographic regions, in order to avail ourselves of the marketing expertise of one or more seasoned marketing and/or pharmaceutical companies. We plan to further develop new and proprietary drug candidates by using novel development pathways specific to each drug candidate.

A core part of our strategy relies upon creating safe and efficacious drug formulations that can be administered as standalone therapies or in combination with existing medications. We believe we utilize a novel approach that is expected to create drug formulations that can be combined with existing therapies and potentially deliver valuable products in areas of high unmet medical needs. We will assemble a scientific advisory board consisting of scientists with both academic and corporate research and development experience that will provide leadership and counsel in the scientific, technological and regulatory aspects of our current and future projects. In addition, we will assemble a medical advisory board consisting of leading physicians and key opinion leaders who have participated in relevant clinical studies and who will guide us through ongoing clinical trial programs. Our scientific and medical advisory boards consist of leading scientists, medical doctors and professionals in the co-polymer and ischemic brain injury field.

We believe that our drug development leadership team provides us with a significant competitive advantage in designing highly efficient clinical programs to deliver valuable products in areas of high unmet medical needs.

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Project Costs ProLectin-Rx

Pharmalectin is a single purpose entity aiming to develop pharmaceutical cures for Covid-19 (collectively referred to as “ProLectin-Rx”) and bring the drugs through FDA acceptance, and thereafter, license out the product(s). The total cost of the project is estimated to cost $30 million of which approximately $5 million has been invested so far.

As of December 31, 2022, Good Manufacturing Practice (GMP), pre-clinical and two clinical Phase I/II study have been completed for the initial drug, ProLectin-M, which is an oral formulation against mild to moderate symptoms of COVID-19 and GMP has been completed for ProLectin-I, and -F.

On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”. Subsequently, FDA approved an IND on August 24, for human trials in USA. The trials are expected to start the first quarter in 2025, provided we obtain adequate funding.

On January 27, 2023, an additional IND with the CDSCO was issued for an IV treatment of SARS-CoV-2 in moderate (Hospitalized patients) Covid-19 infections (ProLectin-I), Long Covid, and of treatment of lung-fibrosis as a result of use of ventilator in treatment of Covid-19 (ProLectin-F), respectively.

On August 21, 2023, the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA, the trial is expected to start in the first quarter of 2025, provided we obtain adequate funding.

In addition to the approximately $5.0 million currently invested in the project, we believe we will be required to spend an additional $0.1 million for submission of Investigational New Drug application (IND) protocol, approximately $1.0 million in a Phase I safety study, 200,000 for additional in-vitro studies (incl HIV and Ebola), $0.1 for the development of a PK method, and 2,000,000 for a Phase 2 (dosage and pharmacokinetics) and an additional 10,000,000 for a Phase III clinical trials.

Further, we will be required to spend an additional $5.3 million in order to submit an IND with the FDA for ProLectin-M, -I and, as well as a proof of concept for ProLectin-F. An additional spending in the range of $8 to $10 million will be required in order to complete the Phase IIb/III testing with the FDA and EMA of the ProLectin-I and -F.

Approximately 15%, or $3.3 million, will need to be added in overhead, and $1 million for General and Administrative and general working capital purposes.

Estimated Cost
ProLectin-M
Clinical Trials:
IND Protocol (IND #153742)	$100,000
Phase 1 – safety	1,000,000
In-vitro trials 10-15 viruses	200,000
PK Method	100,000
Phase 2 – dose optimization and PK	2,000,000
Phase 3 – efficacy	10,000,000
Total Estimated Cost	$13,400,000

ProLectin-I and -F
Clinical Trials:
IND Protocol	$200,000
Phase 1 – safety	1,000,000
PK Method	100,000
Phase 2 – dose optimization and PK	4,000,000
Total Estimated Cost	$5,300,000

Overhead (15%)	3,300,000
GNA	1,000,000
Total Project Cost ProLectin-Rx	$23,000,000

36

Project Costs Universal Oxygen Carrier (“UOC”)

ProLectin-A

In order to develop ProLectin-A, the Company will need an additional $12 million, approximately $4.0 million of proceeds will be used for preparation for scale up and Good Manufacturing Practices (“GMP”) facility, $2.0 million for the adaptation of the MDX-Viewer, approximately $1.0 million will be used for toxicity testing in animals and for Investigational New Drug application (IND) protocol, approximately $5.0 million for Phase I (safety) and Phase II (proof of concept) clinical trials.

We expect that obtaining a CE from the European Directorate for the Quality of Medicines will require an additional $3.0 million in funds.

BXT-25

In order to start the development BXT-25, the Company will need an additional $5.2 million. Approximately $0.2 million to prepare and submit the IND protocol. Approximately $5.0 million for Phase I (safety) and Phase II (proof of concept) clinical trials.

We expect that obtaining a CE from the European Directorate for the Quality of Medicines will require an additional $0.5 million in funds. G&A is expected to be $3.0 million.

Approximately 15%, or $2.9 million will need to be added in overhead, and $1 million for General and Administrative and general working capital purposes.

Estimated Cost
ProLectin-A
Clinical Trials:
Animal toxicity	$800,000
GMP Facility	4,000,000
MDX-Viewer	2,000,000
IND Protocol	200,000
Phase 1 – safety	1,000,000
Phase 2 – dose optimization and PK	4,000,000
Total Estimated Cost	$12,000,000

BXT-25
Clinical Trials:
IND Submission	$200,000
Phase 1 – safety	1,000,000
Phase 2 – dose optimization and PK	4,000,000
Total Estimated Cost	$5,200,000

Overhead (15%)	2,850,000
GNA	1,000,000
Total Project Cost AOC	$21,000,000

In aggregate, we believe we will require an additional $30-35 million in order to complete the II/a trials with the FDA for ProLectin-A and BXT-25 and the Phase II/b/III trials for ProLectin-I and -F. There are no guarantees the Company will be able to obtain additional capital funder, whether through debt and/or equity financing, or will be able to raise funds on terms acceptable to the Company.

Market Opportunity

Stroke

Our injectable drug candidate, BXT-25, will potentially compete with existing therapies for the treatment for stroke, hypoxia and anti-necrosis that according to Global Industry Analysts, Inc. has a global market opportunity of $50 billion. The standard therapy for acute anemia resulting from blood loss is infusion of red blood cells mainly from supplies of donated blood. For prophylactic or long-term treatment of anticipated or chronic anemia, medications that stimulate the creation of new red blood cells are frequently used.

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Presently, the standard therapy for reversing hypoxia is blood infusion, RBCs or hyperbaric oxygen. Hyperbaric medicine or hyperbaric oxygen therapy (HBOT) is a medical term for using oxygen at a level higher than atmospheric pressure. The HBOT treatment can only be done at a medical facility and each session can cost from $1,000 to more than $3,000. For decades, oxygen carriers have been developed for perfusion and oxygenation of ischemic tissue; none have yet succeeded in becoming a proven oxygen therapeutics for stroke and wound healing. These products were either blood-derived elements, synthetic perfluorocarbons, or red blood cell modifiers. According to the Fact Sheet No. 279 published June 7, 2014, by the World Health Organization, there is a global shortage of transfusion suitable blood of 110 million units, and the need for blood is rising 6- 7% annually. We will design BXT-25 and any new drug candidates to enhance HBOT treatment and reduce the demand on blood transfusions, subject to testing as required by the FDA.

Covid-19

There is an unmet medical need in Covid-19 to find a therapeutic that reduces the mortality of the disease. There are no FDA approved treatments for Covid-19, only repurposed therapeutics. If given early enough in the disease, we believe that ProLectin will block viral entry and act as an antiviral by eliminating the virus from the blood stream after a couple of treatments. At a later stage in the disease pathology, we believe ProLectin could potentially restore adaptive immune function and assist in reducing or possibly eliminating the virus from the body. Our upcoming clinical trials aim to demonstrate if the safety and efficacy of our drug candidates in humans can be relied upon.

Key Strengths

We believe that our key differentiating elements include:

●	Focus on novel therapeutic opportunities provided by co-polymer: We are focused on development of co-polymer compounds to stabilize the modified hemoglobin molecule. The Co-polymer method of chemical stabilization has not received as much scientific attention as nucleic acids and proteins, but the Company believes that it is a viable alternative to these other materials.

●	Experienced management

● Our President, Chief Executive Officer and Chairman, David Platt, Ph.D., is a chemical engineer, a pioneer in designing drugs made from co-polymers, and has more than 30 years of experience in the development of therapeutic drugs. We are the fourth biotechnology company founded by Dr. Platt. The prior company is Boston Therapeutics Inc. (OTC: BTHE). The first two are International Gene Group, which later became Prospect Therapeutics, and is now known as La Jolla Pharmaceuticals (Nasdaq: LJPC), and Pro-Pharmaceuticals (now Galectin Therapeutics) (Nasdaq: GALT). Their core technologies were either developed or co-developed by Dr. Platt.

● Our CFO Ola Soderquist has more than 30 years of senior international entrepreneurial management experience within technology companies. Ola’s managerial experience portfolio includes; Start-ups, Private, Public, Venture Capital and Private Equity ownership. He has served in CFO and other managerial capacities in multiple industry sectors and companies. Mr. Soderquist is a multi-lingual senior finance professional poised to work globally and cross-functionally, particularly with complex projects involving change management, business integration, systems implementation, continuous improvement, and process excellence. He obtained a BS and an MS in Accounting from Stockholm School of Economics and an MBA from Babson College.

● Our CCO Mike Sheikh, is a US Air Force Academy graduate and pilot. He has a Bachelor of Science in Economics, and flew KC-135 tankers and worked as a budget Officer in the comptroller’s squadron. He worked for Dean Witter and National Securities as a broker and eventually research analyst. After the brokerage industry, he was a business development officer for a variety of specialty finance companies that did factoring and purchase order financing. He is a long-time biotech consultant expert for public and private biotech companies with disruptive technologies. Mr. Sheikh the founder of Falcon Strategic Research, which focuses on small-cap and micro-cap companies that are not covered by traditional analysts on Wall Street. He is also the founder of an investor relations firm.

● We have assembled a Scientific and a Medical Advisory Board consisting of leading physicians and key opinion leaders who have participated in relevant clinical studies and who will guide us through ongoing clinical trial programs. Our scientific and medical advisory boards consist of some of the leading scientists, medical doctors and professionals in the ischemia or hypoxia fields.

●	Products are differentiated and address significant unmet needs: Our lead product candidates, BXT-25, ProLectin, and any additional products will be designed to address significant unmet medical needs. Oxygen therapy management, including stroke, other hypoxia management and treatment of diseases and medical conditions associate with hypoxia, remain a critical area of unmet need. Increasingly, patients, physicians and the media are highlighting the deficiencies of current oxygen therapy related therapies and the growing population of individuals adversely affected by ischemia, unhealed wounds, or traumatic brain injury.

●	Efficient development strategy: We believe that our regulatory development pathway is a standard generic pathway approval for a drug.

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Corporate Information

We are a clinical stage pharmaceutical company founded on June 9, 2008, as America’s Driving Ranges, Inc. On September 21, 2018, the Company was reorganized into Bioxytran through a reverse merger to focus on the development, manufacturing and commercialization of therapeutic drugs designed to address hypoxia in humans.

Our principal executive offices are located at 75 2nd Ave., Suite 605, Needham, MA 02494.

Smaller Reporting Company Status

The Company meets the smaller reporting company requirements. The Company will report its results in this S-1 in accordance with the smaller reporting company requirements and in its reports filed with the SEC.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We do not currently have sufficient capital resources to fund operations. To stay in business and to continue the development of our products, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. We believe that if we can raise $3,700,000, we will have sufficient working capital to develop our business over the next approximately fifteen (15) months. At funding raised that is significantly less than $3,700,000, we can likely continue to develop our business over the same 15-month period, but funding at that level will delay the development of our technology and business.

Bioxytran, Inc. is headquartered in Needham, Massachusetts. The Company’s initial product pipeline is focused on developing and commercializing therapeutic molecules for stroke. BXT-25 will be designed to be an injectable anti-necrosis drug specifically designed to treat a person immediately after that person suffers an ischemic stroke. The drug is designed to be injected intravenously to travel to the lungs to pick up oxygen molecules to carry to the brain. Like a red blood cell, the drug will cross the blood brain barrier, which is a protective semi-permeable membrane allowing some material to cross but preventing others from crossing. BXT-25 will be designed to diffuse oxygen into the brain tissues. We expect the BXT-25 molecule to be 5,000 times smaller than a red blood cell.

On December 2, 2022, India’s Central Drugs Standard Control Organisation (CDSCO) issued an IND with permission to conduct: “A Phase 1b/2a Randomized, Blinded, placebo-controlled Study in Participants with Mild to Moderate COVID-19 to Evaluate the Safety, Efficacy, and Pharmacokinetics of Orally Administered ProLectin-M”. The trial is planned to continue on, or around, April 1, 2025.

On August 21, 2023, the Company’s IND #153742 under the title “PROTECT: ProLectin-M, a nucleocapsid TErminal GaleCTin antagonist for COVID-19 (PROTECT), a Randomized, Double-blinded Clinical Trial to Evaluate the Efficacy and Safety in Non-Hospitalized Adult Participants with COVID-19” was approved by the FDA, the trial is expected to start in the first quarter of 2025, provided we obtain adequate funding.

On January 27, 2023, an additional IND with the CDSCO was issued for ProLectin-I for an “IV treatment of SARS-CoV-2 in hospitalized patients with moderate Covid-19 infections and for Long Covid”, and for ProLectin-F for “treatment of lung-fibrosis as a result of use of ventilator”.

On April 19, 2023, the Company announced that its Acelluar Oxygen Carrier (“AOC”) BXT-25 had been successfully tested in animals. The initial results are very encouraging because they show the non-toxicity of the experimental drug, along with the corresponding full recovery in Swiss Albino mice, in an experiment carried out in a joint venture with NDPD Pharma, Inc. As a next step, the Company intends to proceed with a 14-day repeated dose toxicity study using New Zealand Rabbits and Wistar Rats as funding permits.

39

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. The Company has limited resources and operating history. The Company currently has convertible loans outstanding at a total face value of $805,000. As shown in the accompanying consolidated financial statements, the Company had an accumulated deficit of $18,404,275 as at September 30, 2024. The accumulated deficit as at December 31, 2023, was $15,699,327.

The future of the Company is dependent upon its ability to obtain financing to develop its new business opportunities and support the cost of the drug development including clinical trials and regulatory submission to the FDA.

Management plans to seek additional capital through private placements and public offerings of its Common Stock. There can be no assurance that the Company will be successful in accomplishing its objectives. Without such additional capital or the establishment of strategic relationships with established pharmaceutical companies, the Company may be required to cease operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue operations.

RESULTS OF OPERATIONS FOR THE YEARS ENDED DECEMBER 31, 2023, AND 2022

We are a clinical stage company. Historically, Bioxytran was engaged in formation, fund raising and identifying and consulting with the scientific community regarding the development, formulation and testing of its products. We are actively engaged in research and development activities through our Subsidiary, Pharmalectin, Inc., developing the ProLectin-Rx.

Research and Development

	December 31, 2023	December 31, 2022
Research and development:
Process development	$275,439	$—
Product development	519,938	123,580
Regulatory	139,082	531,078
Clinical trials	206,750	583,750
Project management	8,000	39,360
Total research and development	$1,149,209	$1,277,768

During the twelve months ended December 31, 2023, the Company recorded $1,149,209 in R&D expenses. During the twelve months ended December 31, 2022, the Company recorded $1,277,768.

General and Administrative

	December 31, 2023	December 31, 2022
General and administrative expenses:
Payroll and related expenses	$1,514,683	$347,616
Costs for legal, accounting and other professional services	150,456	76,925
Costs for legal, accounting and other professional services affiliates	10,000	44,220
Marketing expense	595,448	339,251
Miscellaneous expenses	202,995	172,379
Compensation expense to BoD and Management	89,321	38,400
Compensation expense to consultants	88,100	139,982
Total general and administrative	$2,651,003	$1,158,773

The significant increase in Payroll and related expenses for the twelve months ended December 31, 2023, were due to the Company’s Officers forfeiting of accrued salaries and benefits for a total value of $1,273,000 during 2022.

The Costs for legal, accounting and other professional services for the twelve months ended December 31, 2023, increased due to a periodization of audit and tax preparation fees in 2022.

The Costs for legal, accounting and other professional services affiliates for two License Agreements with two affiliated companies. In 2022, Bioxytran reimbursed the affiliates for incurred legal and administrative costs in establishing the licenses, and their maintenance.

Sales and marketing expense for the twelve months ended December 31, 2023, were $595,448, as compared to $339,251 for the twelve months ended December 31, 2022. The increase costs are due to increased stock promotional activities in 2023.

Miscellaneous G&A expenses during the twelve months ended December 31, 2023, was $202,995 and $172,379, respectively. The increase is due software expenses incurred in 2023.

Stock-based compensation mounted to $177,421 for the twelve months ended December 31, 2023. The stock-based compensation for the twelve months ended December 31, 2022, was $178,382.

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Other expenses

	December 31, 2023	December 31, 2022
Other expenses:
Other income	$—	$(300,000)
Gain/Loss of issuance	212,458	—
Interest expense	193,191	207,117
Debt discount amortization	—	128,859
Amortization of warrants	348,637	190,335
Amortization of IP	8,285	3,644
Total other (income) expenses	$762,571	$229,965

During the twelve months ended December 31, 2023, the Company recorded no amortization of debt discount while the interest expense was $193,191, $8,285 was amortized from the Company’s IP at net of $348,637 in amortization of warrants. During the twelve months ended December 31, 2022, the Company recorded $128,859 in amortization of debt discount and the interest expense was $207,117, $3,644 was amortized from the Company’s IP at net of $183,572 in amortization of warrants. The net difference between the two years is insignificant. The loss on issuance at December 31, 2023, was due to a valuation difference of $212,458 leading to a restatement of Additional Paid In Capital (“APIC”) corrected in December 2024, while the other income that occurred in 2022 was a credit memo in regards to clinical trials.

Non-Controlling Interest

	December 31, 2023	December 31, 2022
Net loss attributable to the non-controlling interest	$90,258	$193,732

For the twelve months ended December 31, 2023 and 2022, there was a non-controlling interest attribution of $90,258 and $193,732 respectively. The significant difference is due to a significant reduction in the R&D activities awaiting upcoming clinical trials.

	# of shares	# of shares	# of options	December 31, 2023
Minority owners cash investment	14,410,000	49%		$160,814
Bioxytran non-dilutive equity	15,000,000	51%		1,500
Issued stock options @ $0.33			1,358,466	136
Total outstanding	29,410,000	100%	1,358,466	$162,450

As at December 31, 2023, there are 29,410,000 issued and outstanding shares; 15,000,000 Common shares (51%) are held by Bioxytran and 14,410,000 Common shares (49%) are held by an affiliate which beneficial ownership includes Mike Sheikh, Ola Soderquist and David Platt.

Further, an additional 1,358,466 options exercisable at $0.33 are held by a third party. The option agreement includes provisions for dilutive issuance, cash-less exercise and a conditional conversion right to shares of Common Stock in Bioxytran at a fixed conversion rate of 1.18864 shares per option share if Bioxytran’s ownership gets below 51%. If exercised at December 31, 2023, the provisions would have resulted in an issuance of 6,021,967 shares of Common Stock in Bioxytran at an average conversion price of $0.08849, or 4,541,801 shares in a cash-less exercise.

Net Loss

	December 31, 2023	December 31, 2022
Net loss attributable to Bioxytran	$(4,472,525)	$(2,473,134)

Loss per common share, basic and diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding, basic	133,973,352	112,712,305

The Company generated a net loss for the twelve months ended December 31, 2023, of $4,472,525. In comparison, for the twelve months ended December 31, 2022, the Company generated a net loss of $2,473,134. The significant difference is due to the Company’s Officers forfeiting of accrued salaries and benefits for a total value of $1,273,000 during 2022.

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CASH-FLOWS

	December 31, 2023	December 31, 2022
Net cash used in operating activities	$(775,375)	$(1,803,670)

Net cash used in investing activities	(44,301)	(32,247)

Net cash provided by financing activities	550,361	2,058,960

Cash, beginning of period	295,401	72,358
Cash, end of period	26,086	295,401
Net increase (decrease) in cash	$(269,315)	$223,043

Net cash used in operating activities was $775,375 and $1,803,670 for the twelve months ended December 31, 2023, and 2022, respectively. The decrease was due to a reduction of the research and development activities due to lack of funding.

In the twelve months ended December 31, 2023, the Company is in the process of filing a patent, and $44,301 was spent in legal fees. In the twelve months ended December 31, 2022 the amount was $32,247.

Cash flows from financing activities were $550,361 and $2,058,960 for the twelve months ended December 31, 2023, and 2022, respectively.

The available cash was $26,086 and $295,401 in the end of the twelve months ended December 31, 2023, and 2022, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Current Assets

	December 31, 2023	December 31, 2022
Current assets:
Cash	$26,086	$295,401
Total current assets	$26,086	$295,401

As of December 31, 2023, our current assets consisted of $26,086 in cash at December 31, 2022 we had $295,401 in cash.

Current Liabilities

	December 31, 2023	December 31, 2022
Current liabilities:
Accounts payable and accrued expenses	$302,681	$753,824
Accounts payable affiliates	2,000	709,727
Un-issued shares liability	507,315	960
Un-issued shares liability affiliates	507,242	38,400
Loan from affiliates	25,000	—
Convertible notes payable, net of discount	1,900,000	2,165,000
Total current liabilities	$3,244,238	$3,667,911

At December 31, 2023, we had total liabilities of $3,244,238, which consisted of $304,681 in accounts payable and accrued expenses (of which $2,000 was payable to related parties), $1,014,557 in un-issued shares (of which $507,202 was payable to related parties), and $1,900,000 in two convertible loans and 25,000 in a loan from affiliates. At December 31, 2022 total liabilities were $3,667,911, which consisted of $1,463,551 in accounts payable and accrued expenses (of which $709,727 was payable to related parties), $39,360 in un-issued shares (of which $38,400 was payable to related parties), and $2,165,000 in four convertible loans. The shift is due to a conversion of 985,904 in accounts payable (of which $485,904 was payable to related parties in form of accrued salaries) to un-issued shares to be issued in January 2024.

42

Net Working Capital and Accumulated Deficit

	December 31, 2023	December 31, 2022
Net working capital	$(3,218,152)	$(3,372,510)

Accumulated deficit	$(15,699,327)	$(11,226,802)

At December 31, 2023, the net working capital was negative $3,218,152 and the accumulated deficit of $15,699,327. Comparatively, on December 31, 2022, we had net working capital of negative $3,372,510 and the accumulated deficit of $11,226,802. We believe that we must raise not less than $3,700,000 to be able to continue our business operations for the next 15 months.

Cash Proceeds from Financing Activities

	December 31, 2023	December 31, 2022
Cash proceeds from financing activities
Proceeds from stock transactions	550,361	678,000
Proceeds from issuance of convertible notes payable	—	1,380,960
Net cash provided by financing activities	$550,361	$2,058,960

During the twelve months ending December 31, 2023, the Company had raised $550,361 in net cash for private placements. During the twelve months ending December 31, 2022, the Company had raised $1,467,000 through an 8-month convertible notes at 6% interest, with net cash proceeds of $1,380,960, as well as 678,000 in net cash for private placements. The Company is aware that its current cash on hand will not be sufficient to fund its projected operating requirements through the month of May 2025.

RESULTS OF OPERATIONS FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

OPERATING EXPENSES (restated)

Research and development

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Process development	$—	$150,000	$—	$275,440
Product development	50,500	—	50,500	19,938
Regulatory	500	35,129	500	94,643
Clinical trials	—	145,000	—	206,750
Project management	—	(14,000)	27,000	8,000
Total research and development	$51,000	$316,129	$78,000	$604,771

During the three months ended September 30, 2024, the Company recorded $51,000 in R&D expenses. During the three months ended September 30, 2023, the Company recorded $316,129 in R&D expenses. During the nine months ended September 30, 2024, the Company recorded $78,000 in R&D expenses. During the nine months ended September 30, 2023, the Company recorded $604,771 in R&D expenses.

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General and Administrative

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Payroll and related expenses	$161,967	$375,588	$702,120	$1,123,830
Costs for legal, accounting and other professional services	21,901	17,455	85,623	137,626
Promotional expenses	28,000	66,500	336,125	595,449
Miscellaneous expenses	44,465	71,235	128,080	170,014
Total general and administrative	$256,333	$530,778	$1,251,948	$2,026,919

Payroll and related expenses were $161,967 for the three months ended September 30, 2024, and $702,120 for the nine months ended September 30, 2024. For the same periods in 2023, the amount was $375,588 and $1,123,830, respectively. The reduced cost is a result of the management teams 67% compensation cut for the remainder of 2024, or until the Company is listed on a major national stock exchange, whichever comes first.

The Costs for legal, accounting and other professional services for the three and nine months ended September 30, 2024, were $21,901 and $85,623 respectively, as compared to $17,455 and $137,626 for the three and nine months ended September 30, 2023. A total amount of $81,110 in investment services was expensed in the second quarter of 2023.

Promotional expenses for the three and nine months ended September 30, 2024, were $28,000 and $336,125 respectively, as compared to $66,500 and $595,449 for the three and nine months ended September 30, 2023. A 2-year promotional contract in 2023, was fully expensed as no claw-back was defined.

Miscellaneous G&A expenses during the three and nine months ended September 30, 2024, was $44,465 and $128,079, respectively. During the three and nine months ended September 30, 2023, was $71,235 and $170,015. The decrease is based on a maintenance contract expensed in the 2nd quarter of 2023.

Stock-based Compensation & Loss on issuance (restated)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Compensation expense affiliates	$30,455	$57,240	$217,290	$75,677
Compensation expense others	8,416	81,318	187,517	82,561
Total compensation expense	$38,871	$138,558	$404,807	$158,238

Stock-based compensation amounted to $38,871 (of which $30,455 was payable to affiliates) for the three months ended September 30, 2024. The stock-based compensation for the three months ended September 30, 2023, was $138,558 (of which $57,240 was payable to affiliates). Stock-based compensation amounted to $404,8070 (of which $217,290 was payable to affiliates) for the nine months ended September 30, 2024. Stock-based compensation amounted to $157,268 (of which $74,740 was payable to affiliates) for the nine months ended September 30, 2023.

Other expenses

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Interest expense	$17,845	$48,701	$63,950	$155,399
Interest expense, affiliate	1,809	—	4,324	—
Loss on Issuance	—	120,772	—	212,458
Amortization of IP	1,516	1,803	5,083	4,505
Debt discount amort & warrant issuance	25,000	—	55,000	348,637
Total other (income) expenses	$46,170	$171,276	$128,357	$720,999

During the three months ended September 30, 2024, the interest expense was $19,654 (of which $1,809 was payable to affiliates), $1,516 was amortized from the Company’s IP and $25,000 was amortized in debt discount. During the three months ended September 30, 2023, the Company’s interest expense was $48,701 and $1,803 was amortized from the Company’s IP.

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During the nine months ended September 30, 2024, the Company amortized $5,083 from the Company’s IP and $55,000 in amortization of debt discount, as compared to, $4,505 from the Company’s IP and $348,637 of warrant amortization of for the nine months ended September 30, 2023. The interest expense for the nine months ended September 30, 2024, was $68,274 (of which $4,324 was payable to affiliates), as compared to $155,399 for the nine months ended September 30, 2023. On July 25, 2024, the Company agreed to pay a debt discount of $105,000 for an extension of the note, with a new maturity date of December 1, 2024. The debt discount is amortized over the remaining duration.

The loss on issuance in September 2023 was due to a valuation difference of $91,686 leading to a restatement of Additional Paid In Capital (“APIC”) corrected in September 2024.

Net Loss (restated)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net loss attributable to Bioxytran	$(392,374)	$(1,121,964)	$(1,863,112)	$(3,442,491)

Loss per Common share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.03)

Weighted average number of Common shares outstanding, basic	126,391,176	136,443,056	153,821,016	129,441,332

The Company generated a net loss for the three months ended September 30, 2024, of $392,374. In comparison, for the three months ended September 30, 2023, the Company generated a net loss of $1,121,964. The Company generated a net loss for the nine months ended September 30, 2024, of $1,863,112. In comparison, for the nine months ended September 30, 2023, the Company generated a net loss of $3,442,491. The significant difference is directly related to the Company’s R&D activities due to lack of capital in 2023, and to the temporary reduction in salary by the Company’s management.

CASH-FLOWS (restated)

	September 30, 2024	September 30, 2023
Net cash used in operating activities	$(99,791)	$(682,749)

Net cash used in investing activities	(16,123)	(37,740)

Net cash provided by financing activities	124,500	505,361

Net increase (decrease) in cash	8,586	(215,128)
Cash, beginning of period	26,086	295,401
Cash, end of period	$34,672	$80,273

Net cash used in operating activities was $98,047 and $682,749 for the nine months ended September 30, 2024, and 2023, respectively. The decrease was due to a reduction of the research and development activities due to lack of funding.

In the nine months ended September 30, 2024, the Company is in the process of filing a patent, and $17,867 was spent in legal fees. In the nine months ended September 30, 2023, the amount was $37,740.

During the nine months ending September 30, 2024, the Company had raised $124,500 through issuance of Common shares. In the same period ended September 30, 2023, the Company had raised $505,361.

The available cash was $34,672 and $80,273 in the end of the nine months ended September 30, 2024, and 2023, respectively.

LIQUIDITY AND CAPITAL RESOURCES

Cash and Cash Equivalents

	September 30, 2024	December 31, 2023
Cash	$34,672	$26,086
Total current assets	$34,672	$26,086

As of September 30, 2024, our current assets consisted of $34,672 of cash at December 31, 2023, we had $26,086 of cash.

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Fixed Assets

	Estimated End-of- Life (year)	September 30, 2024	December 31, 2023
Capitalized patent costs	2041	$141,348	$125,224
Accumulated amortization		(17,012)	(11,928)
Intangible assets, net		$124,336	$113,296

At September 30, 2024, there was $141,348 in capitalized patent costs and the accumulated amortization was $17,012. Amortization is made on a straight-line basis based on the remaining useful life. At December 31, 2023, there was $123,480 in capitalized patent costs and the accumulated amortization was $11,928.

Current Liabilities

	September 30, 2024	December 31, 2023
Accounts payable and accrued operative expenses, ex-interest	$101,360	$78,922
Accounts payable affiliate	32,150	2,000
Accrued interest	123,352	223,759
Accrued interest affiliate	2,934	—
Un-issued shares liability	10,194	507,315
Un-issued shares liability affiliate	40,000	507,242
Short term loan	38,000	—
Short term loan affiliate	140,588	25,000
Convertible notes payable, net of discount	755,000	1,900,000
Total current liabilities	$1,243,578	$3,244,238

At September 30, 2024, we had total liabilities of $1,243,579, which consisted of $132,510 in accounts payable and accrued operative expenses (of which $32,150 was payable to affiliates), $126,286 in accrued interest (of which $2,934 was payable to affiliates), $50,194 in un-issued shares (of which $40,000 was payable to affiliates), $178,588 in short term loans (of which $140,588 was payable to affiliates) and $755,000 in a convertible loan. At December 31, 2023, total liabilities were $3,244,238, consisting of $80,922 in accounts payable and accrued operative expenses (of which $2,000 was payable to affiliates), $223,759 in accrued interest, $1,014,557 in un-issued shares (of which $507,242 was payable to affiliates), $25,000 in loans from affiliates and $1,900,000 in the form of two convertible loans net of discount. Accounts due of $385,404 was converted into Company stock, and a $500,000 license fee for the MDX viewer were un-issued at 2023 year-end.

Net Working Capital and Accumulated Deficit (restated)

	September 30, 2024	December 31, 2023
Net working capital	$(1,208,907)	$(3,218,152)

Accumulated deficit	$(18,404,275)	$(15,699,327)

At September 30, 2024, the net working capital was negative ($1,208,907) and the accumulated deficit of $18,404,275. Comparatively, on December 31, 2023, we had net working capital of negative ($3,218,152) and an accumulated deficit of $15,699,327. We believe that we must raise an additional $3,700,000 to be able to continue our business operations for the next 15 months.

NON-CONTROLLING INTEREST

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Net loss attributable to non-controlling interest	$—	$34,777	$13,324	$68,435

	September 30, 2024	December 31, 2023
Net equity non-controlling interest	$—	$(680,886)

As per the exchange terms in the Joint Venture Agreement dated November 15, 2020, an affiliate, of which the beneficial ownership includes the Company’s officers, had the option to convert up to 15,000,000 shares of Pharmalectin into a maximum 17.5% ownership in the Company. On August 19, 2024, the affiliate exercised the option and exchanged 14,410,000 shares (49%) of Pharmalectin into 8,973,405 shares of Preferred Stock of Bioxytran. The transaction eliminated the non-controlling interest directly against accumulated deficit.

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Planned Financing Activities

The Company intends to issue a Private Placement Offering under Regulation D in the order of $4- 5 million in the spring of 2025.

There can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Commitments

We have no current commitment from our Officers and Directors or any of our shareholders, to supplement our operations or provide us with financing in the future. If we are unable to raise additional capital from conventional sources and/or additional sales of stock in the future, we may be forced to curtail or cease our operations. Even if we are able to continue our operations, the failure to obtain financing could have a substantial adverse effect on our business and financial results. In the future, we may be required to seek additional capital by selling debt or equity securities, selling assets, or otherwise be required to bring cash flows in balance when we approach a condition of cash insufficiency. The sale of additional equity or debt securities, if accomplished, may result in dilution to our then shareholders. We provide no assurance that financing will be available in amounts or on terms acceptable to us, or at all.

Contractual Obligations

Name		Principal due	Debt discount	Accrued interest	Total amount due
		December 31, 2023
Private Placement, 2021 Note	a	$900,000	$—	$63,814	$963,814
2021 Note issued in exchange for prior Notes	b	1,000,000	—	159,945	1,159,945
		$1,900,000	$—	$223,759	$2,123,759

September 30, 2024
Private Placement, 2021 Note	c	$805,000	$(50,000)	$123,352	$878,352

a	Net cash received from these notes was $1,045,150, after a Debt Discount of $119,850 was paid to the sole Placement Agent: WallachBeth Capital, LLC (Member FINRA / SIPC). In the first nine months of 2024, a total of $200,000 was converted into 1,675,849 shares of Common Stock.

b	All earlier issued Notes were paid off and assumed by a different entity/company. Portions of the balance was forgiven and a new note of $1,000,000 was issued to a third party. In the first nine months of 2024, a total of $1,163,562 (whereof $163,562 in interest) was converted into 8,950,474 shares of Common Stock.

c	On May 1, 2024, the 2021 Note with an interest of 10% was extended for seven months, or until December 1, 2024, in exchange for (i) reduction of conversion price to $0.08, and (ii) a debt discount of $105,000. At September 30, 2024, $50,000 of the debt discount remains to be amortized.

The Company’s Executive Officers have entered employment contracts and confidentiality, non-disclosure and assignment of invention agreements.

On October 28, 2022, the Bioxytran Board of Directors unanimously approved the modification of/amendment of paragraph 8 to the Officers’ Employment Agreements, referring to termination without cause in case of change of control.

The most substantial changes encompass;

●	Compensation of three times the annual salary upon the Termination Date, plus any target bonus earned.
●	Continued coverage under any health, medical, dental or vision program or policy in which they were eligible to participate at the time of your employment termination for 12 months.
●	Provide outplacement services through one or more outside firms of their choosing up to an aggregate of $50,000.

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Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements that have, or are reasonably likely to have, a current or future material effect on our consolidated financial condition, results of operations, liquidity, capital expenditures or capital resources.

CRITICAL ACCOUNTING POLICIES

In presenting our financial statements in conformity with generally accepted accounting principles, we are required to make estimates and assumptions that affect the amounts reported therein. Several of the estimates and assumptions we are required to make relate to matters that are inherently uncertain as they pertain to future events. However, events that are outside of our control cannot be predicted and, as such, they cannot be contemplated in evaluating such estimates and assumptions. If there is a significant unfavorable change to current conditions, it could result in a material adverse impact to our results of operations, financial position and liquidity. We believe that the estimates and assumptions we used when preparing our financial statements were the most appropriate at that time. Presented below are those accounting policies that we believe require subjective and complex judgments that could potentially affect reported results. However, the majority of our businesses operate in environments where we pay a fee for a service performed, and therefore the results of the majority of our recurring operations are recorded in our financial statements using accounting policies that are not particularly subjective, nor complex.

Stock Based Compensation

The Company has share-based compensation plans under which non-employees, consultants and suppliers may be granted restricted stock, as well as options to purchase shares of Company Common Stock at the fair market value at the time of grant. Stock-based compensation cost is measured by the Company at the grant date, based on the fair value of the award over the requisite service period.

The Company applies ASC 718 for options, Common Stock and other equity-based grants to its employees and Directors. ASC 718 requires measurement of all employee equity-based payment awards using a fair-value method and recording of such expense in the consolidated financial statements over the requisite service period. The fair value concepts have not changed significantly in ASC 718; however, in adopting this standard, companies must choose among alternative valuation models and amortization assumptions. After assessing alternative valuation models and amortization assumptions, the Company will continue using both the Black-Scholes valuation model and straight-line amortization of compensation expense over the requisite service period for each separately vesting portion of the grant.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

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Recent Accounting Standards

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2021 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

DESCRIPTION OF PROPERTY

We do not currently own any real property. We lease access to shared office space at 75, Second Ave., Suite 605, Needham, MA 02494 on a month-to-month basis for $163 per month. We believe this facility is adequate for our current needs. As we receive funding and our operations expand, we anticipate that we will seek to lease additional office space.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

From the date of the Company’s merger on September 21, 2018, we have not entered into any material transactions or series of transactions that would be considered material in which any officer, Director or beneficial owner of 5% or more of any class of our capital stock, or any immediate family member of any of the preceding persons, had a direct or indirect material interest, and there are no transactions presently proposed, except as follows:

The Company hold License Agreements (the “License/s” or “Agreement/s”) for a medical device (license obtained in 2019) and a compound (license obtained in 2021), with two affiliated companies where in the officers of the Company hold a majority interest. The products were developed prior to the establishment of Bioxytran. The yearly maintenance fee for each license is $5,000. For more detailed information, see Exhibits 10.22 and 10.60 in the below. As at June 30, 2023, there are $5,000 owed to an affiliate.

As at June 30, 2023, the Company has accrued a total amount of $71,000 to David Platt, $70,000 to Ola Soderquist and $54,500 to Mike Sheikh in salary and expenses.

DIRECTOR AND EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash all cash and non-cash compensation awarded to, earned by or paid to the Company’s Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the Chief Communications Officer (“CCO”), regardless of compensation level. The Company’s CEO, CFO and the CCO are the only Officers of the Company for whom compensation disclosure is required pursuant to instruction 1 to Item 402(m)(2) of Regulation S-K.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Total Compensation
David Platt, Chairman of the Board, CEO and President	2023	$420,000	$—	$—	$420,000
	2024	210,000	—	13,506	223,506

Ola Soderquist, CFO	2023	420,000	—	—	420,000
	2024	210,000	—	13,506	223,506

Mike Sheikh, CCO	2023	280,000	—	—	280,000
	2024	$140,000	$—	$13,506	$153,506

Grants of Plan-Based Awards

During the year ended on December 31, 2024, each officer received 129,865 shares of Common Stock valued at 0.104/share. There were no equity awards to the Company’s Executive Officers during the year ended at December 31, 2024.

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Outstanding Equity Awards at December 31, 2024; Option exercises and vested

There were no outstanding options or equity awards held by the Company’s Executive Officers at December 31, 2024.

Director Compensation

All compensation paid to our employee Directors is set forth in the table summarizing Executive Officer compensation above. Our non-employee Directors currently are entitled to receive $5,000 of shares of Common Stock per board and/or committee meeting with its basis determined by the markets closing price of the day prior to issuance in accordance with ASC 820. There were 1,497,349 shares, at a fair market value of $166,773, issued as compensation to the Board in 2024. There were 463,163 shares, at a fair market value of $113,239, issued as compensation to the Board in 2023. Except for the foregoing, there are currently no agreements in effect entitling them to compensation.

Name and Principal Position	Year	Stock Awards	Total Compensation
Alan Hoberman	2023	147,721	$37,656
	2024	471,568	52,836
Dale Conaway	2023	147,721	37,656
	2024	471,568	52,836
Anders Utter	2023	147,721	37,656
	2024	471,568	52,836
Hana Chen Walden*	2023	20,000	9,200
Radka Milanova*	2024	82,645	$8,265

*	Hana Chen Walden is diseased and succeeded by Radka Milanova on April 19, 2024.

Employment Contracts

Our Executive Officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. The most substantial provisions include;

●	Compensation of three (3) times the employee’s annual salary upon the Termination Date and any target bonus earned, or if termination occurs within twelve (12) months of a change in control, then the terminated employee shall receive two (2) times the employee’s annual salary and any target bonus earned.
●	Continued coverage under any health, medical, dental or vision program or policy, in which they were eligible to participate at the time of employment termination, for twelve (12) months.
●	Outplacement services through one or more outside firms of the employee’s choosing up to an aggregate of $50,000.

There are no other arrangements or plans in which we provide pension, retirement or similar benefits for any of Executive Officers or Directors.

The Board has set the monthly salary for David Platt and Ola Soderquist to $35,000 and for Mike Sheikh of $26,250. Additionally, along with a 25% 401(k) Safe Harbor coverage up to the federal limit, currently $66,000 per year plus potential catchup, currently $7,500, as well as reimbursement of a gold-level healthcare plan.

Our Executive Officers and Directors may also receive stock or stock options at the discretion of our Board according to the approved 2021 Stock Plan, or any subsequent Stock Plan.

Compensation Risk Assessment

We have formed a Compensation Committee. In setting compensation, the Compensation Committee will consider the risks to the Company’s Stockholders and to achievement of its goals that may be inherent in its compensation programs. The Compensation Committee will review and discuss its assessment with management and outside legal counsel to confirm that the Company’s compensation programs are and will be within industry standards and designed with the appropriate balance of risk and reward to align employees’ interests with those of the Company without incenting employees to take unnecessary or excessive risks. We believe our compensation plans will be appropriately structured consistent with the Company’s status as a pre-revenue start-up enterprise and will not be reasonably likely to result in a material adverse effect on the Company.

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Securities Authorized for Issuance under Equity Compensation Plans

Securities Authorized for Issuance under Equity Compensation Plans

On January 18, 2020, the 2010 Employee, Director and Consultant Stock Plan (the “2010 Plan”) expired and on January 19, 2021, the Company established a 2021 Employee, Director and Consultant Stock Plan (the “2021 Plan”). The 2021 Plan was approved by the Company’s Board and by the majority of the Shareholders.  The material features of the 2021 Plan are described below and are identical to the expired 2010 Plan.

Administration

A designated administrator, or in the absence of such, our Boards’ Compensation Committee or both, in the sole discretion of our Board, administers the 2021 Plan, which was approved by the Company’s Board on January 19, 2021. The Board, subject to the provisions of the 2021 Plan, has the authority to determine and designate officers, employees, Directors and consultants to whom awards shall be made and the terms, conditions and restrictions applicable to each award (including, but not limited to, the option price, any restriction or limitation, any vesting schedule or acceleration thereof, and any forfeiture restrictions). The Board may, in its sole discretion, accelerate the vesting of awards. The Board of Directors must approve all grants of Options and Stock Awards issued to our officers or Directors.

Types of Awards

The 2021 Plan is designed to enable us to offer certain officers, employees, Directors and consultants of us and our subsidiaries equity interests in us and other incentive awards in order to attract, retain and reward such individuals and to strengthen the mutuality of interests between such individuals and our stockholders. In furtherance of this purpose, the 2021 Plan contains provisions for granting incentive and non-statutory stock options, stock wards and stock appreciation rights.

Stock Options. A “stock option” is a contractual right to purchase a number of shares of Common Stock at a price determined on the date the option is granted. The option price per share of Common Stock purchasable upon exercise of a stock option and the time or times at which such options shall be exercisable shall be determined by the Board at the time of grant. Such option price shall not be less than 100% of the fair market value of the Common Stock on the date of grant. The option price must be paid in cash, money order, check or Common Stock of the Company. The Options may also contain at the time of grant, at the discretion of the Board, certain other cashless exercise provisions.

Options shall be exercisable at the times and subject to the conditions determined by the Board at the date of grant, but no option may be exercisable more than ten years after the date it is granted. If the Optionee ceases to be an employee of our Company for any reason other than death, any option granted as an Incentive Stock Option exercisable on the date of the termination of employment may be exercised for a period of thirty days or until the expiration of the stated term of the option, whichever period is shorter. In the event of the Optionee’s death, any granted Incentive Stock Option exercisable at the date of death may be exercised by the legal heirs of the Optionee from the date of death until the expiration of the stated term of the option or six months from the date of death, whichever event first occurs. In the event of disability of the Optionee, any granted Incentive Stock Options shall expire on the stated date that the Option would otherwise have expired or 12 months from the date of disability, whichever event first occurs. The termination and other provisions of a non-statutory stock option shall be fixed by the Board at the date of grant of each respective option.

Common Stock Award. “Common Stock Award” is shares of Common Stock that will be issued to a recipient at the end of a restriction period, if any, specified by the Board if he or she continues to be an employee, Director or consultant of us. If the recipient remains an employee, Director or consultant at the end of the restriction period, the applicable restrictions will lapse and we will issue a stock certificate representing such shares of Common Stock to the participant. If the recipient ceases to be an employee, Director or consultant of us for any reason (including death, disability or retirement) before the end of the restriction period unless otherwise determined by the Board, the restricted stock award will be terminated.

Eligibility

The Company’s officers, employees, Directors and consultants of Bioxytran, Inc. are eligible to be granted stock options, and Common Stock Awards. Eligibility shall be determined by the Board; however, all Options and Stock Awards granted to officers and Directors must be approved by the Board.

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Termination or Amendment of the 2021 Plan

The Board may at any time amend, discontinue, or terminate all or any part of the 2021 Plan, provided, however, that unless otherwise required by law, the rights of a participant may not be impaired without his or her consent, and provided that we will seek the approval of our Stockholders for any amendment if such approval is necessary to comply with any applicable federal or state securities laws or rules or regulations.

Awards

During the year ended December 31, 2023, 463,163 shares were issued to the Board and the Company’s Advisory Board for their attendance in meetings during the year, while 534,815 shares to consultants from the 2021 Plan. There was a stock-based compensation expense of $235,154 in connection with share-based payment awards. Awards to consultants are made when the Company does not have sufficient cash to pay for the services provided to the Company.

During the nine months ended September 30, 2024, there were 1,886,944 shares issued to the Company’s Directors and 1,764,123 shares to consultants. There was a stock-based compensation expense of $404,807 in connection with share-based payment awards.

Shares Subject to the 2021 Plan

Subject to adjustment, the aggregate number of shares of Stock which may be delivered under the 2021 Plan shall not exceed a number equal to fifteen percent (15%) of the total number of shares of Stock outstanding immediately following the Effective Time, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock; provided, however, that, as of January 1 of each calendar year, commencing with the year 2011, the maximum number of shares of Stock which may be delivered under the 2021 Plan shall automatically increase by a number sufficient to cause the number of shares of Stock covered by the 2021 Plan to equal 15% of the total number of shares of Stock then outstanding, assuming for this purpose the conversion into Stock of all outstanding securities that are convertible by their terms (directly or indirectly) into Stock. As at September 30, 2024, there are 26,712,247 options or stock awards available for grant under the 2021 Plan.

Federal Tax Consequences

The federal income tax discussion set forth below is intended for general information only. State and local income tax consequences are not discussed, and may vary from locality to locality.

Incentive Stock Options. Incentive stock options granted under the 2021 Plan are designed to qualify for the special tax treatment for incentive stock options provided for in the Internal Revenue Code (the “Code”). Under the provisions of the Code, an optionee who at all times from the date of grant until three months before the date of exercise is an employee of the Company, and who holds the shares of Common Stock obtained upon exercise of his incentive stock option for two years after the date of grant and one year after exercise, will recognize no taxable income on either the grant or exercise of such option and will recognize capital gain or loss on the sale of the shares. If such shares are held by the optionee for the required holding period, the Company will not be entitled to any tax deduction with respect to the grant or exercise of the option. If such shares are sold by the optionee prior to the expiration of the holding periods described above, the optionee will recognize ordinary income upon such disposition. Upon the exercise of an incentive stock option, the optionee will incur an item of tax preference equal to the excess of the fair market value of the shares at the time of exercise over the exercise price, which may subject the optionee to the alternative minimum tax.

Non-Qualified Options. Under present Treasury regulations, an optionee who is granted a non-qualified option will not realize taxable income at the time the option is granted. In general, an optionee will be subject to tax for the year of exercise on an amount of ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the option price, and the Company will receive a corresponding deduction. Income tax withholding requirements apply upon exercise. The optionee’s basis in the shares so acquired will be equal to the option price plus the amount of ordinary income upon which he is taxed. Upon subsequent disposition of the shares, the optionee will realize capital gain or loss, long-term or short-term, depending upon the length of time the shares are held after the option is exercised.

Common Stock Awards. Recipients of shares of restricted Common Stock that are not “transferable” and are subject to “substantial risk of forfeiture” at the time of grant will not be subject to Federal income taxes until lapse or release of the restrictions on the shares. The recipient’s income and the Company’s deduction will be equal to the fair market value of the shares on the date of lapse or release of such restrictions. It has been the Company’s policy to value the cost of the issuance of said unregistered shares at the then bid price of the stock when issued.

The issuance of any of our common or Preferred Stock is within the discretion of our Board, which has the power to issue any or all of our authorized but unissued shares without stockholder approval.

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Corporate Governance

The Company has established and approved charters for separate audit, compensation and nominating/governance committees of its Board of Directors.

Code of Ethics. A code of business conduct and ethics is a written standard designed to deter wrongdoing and to promote (a) honest and ethical conduct, (b) full, fair, accurate, timely and understandable disclosure in regulatory filings and public statements, (c) compliance with applicable laws, rules and regulations, (d) the prompt reporting violation of the code and (e) accountability for adherence to the code. We are not currently subject to any law, rule or regulation requiring that we adopt a code of ethics; though the Code of Ethics has been adopted.

Audit Committee. Our Board has established an audit committee, whose members are initially Anders Utter, as Chairman, Alan Hoberman and Dale Conaway.

Nominating and Governance Committee. Our Board has established a nominating and governance committee, whose initial members are Alan Hoberman, Chairman, Anders Utter, and Dale Conaway.

Compensation Committee. The Board has appointed Dale Conaway, Chairman, Anders Utter and Alan Hoberman to our compensation committee.

Indemnification Agreements

Our By-laws provide for the indemnification of Directors and Officers. See “Indemnification of Directors and Officers”. As a Nevada corporation we are generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

 Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

 Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

 Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

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 Director Independence.

Our Board of Directors consists of five members. We are not currently subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include “independent” Directors. Four of the members of the Board of Directors, Dale H. Conaway, D.V.M., Alan Hoberman, Anders Utter and Radka Milanova are “independent” as defined in Section 4200(a)(15) of NASDAQ Stock Market Rules.

CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

On May 3, 2024, the Commission entered an order instituting settled administrative and cease-and-desist proceedings against BF Borgers CPA PC and its sole audit partner Benjamin F. Borgers CPA (individually and together, “BF Borgers”).

BF Borgers has been denied the privilege of appearing or practicing before the Commission, issuers that have engaged BF Borgers to audit or review financial information to be included in any Exchange Act filings to be made on or after the date of the Order will need to engage a new qualified, independent, PCAOB-registered public accountant. For example:

●	Form 10-K filings on or after the date of the Order may not include audit reports from BF Borgers. Each fiscal year presented must be audited by a qualified, independent, PCAOB-registered public accountant that is permitted to appear or practice before the Commission.
●	Form 10-Q filings on or after the date of the Order may not present financial information that has been reviewed by BF Borgers. Each quarterly period presented must be reviewed by a qualified, independent, PCAOB-registered public accountant that is permitted to appear or practice before the Commission.

Exchange Act reports that were filed before the date of the Order do not necessarily need to be amended solely because of the Commission’s entry of the Order. However, issuers should consider whether their filings may need to be amended to address any reporting deficiencies arising from the BF Borgers engagement.

For more details please consult:

https://www.sec.gov/newsroom/speeches-statements/staff-statement-borgers-05032024

On May 7, 2024, the Board of Bioxytran agreed to dismiss the Company’s independent registered public accounting firm, BF Borgers CPA PC (“BF Borgers”), effective as of May 7, 2024. Also on May 7, 2024, the Company engaged the accounting firm of Fruci & Associates II, PLLC (“Fruci”), PCAOB ID # 05525, as the Company’s new independent registered public accounting firm. As the successor auditor in order to re-audit the Financial Statements for the years ended December 31, 2023 and 2022. The Company’s restated Financial Statements were disclosed in the Company’s Form 10-K/A on January 14, 2025, wherein the restatement findings are presented under “Note 2 - Restatement of Previously Issued Financial Statements” and read as follows: The Board and the Company’s Audit Committee approved of the dismissal of BF Borgers and the engagement of Fruci.

None of the reports of Fruci, nor BF Borgers, regarding the Company’s financial statements for the past year, since inception or any subsequent interim period contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Company’s audited financial statements contained in its Form 10-K for the fiscal years ended December 31, 2023 and 2022, contain a going concern qualification.

During Bioxytran’s most recent fiscal year, since inception and the subsequent interim periods thereto, there were no disagreements between the Company and Pinnacle whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to Pinnacle ‘s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the Company’s financial statements.

DESCRIPTIONS OF CAPITAL STOCK

We have authorized capital stock consisting of 300,000,000 shares of Common Stock, $.001 par value per share (“Common Stock”) and 50,000,000 shares of Preferred Stock, $.001 par value per share (“Preferred Stock”). As of January 21, 2025, we had 88,131,859 shares of Common Stock issued and outstanding and 43,548,388 shares of Preferred Stock issued and outstanding.

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COMMON STOCK

Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of Shareholders. Directors are appointed by a plurality of the votes present at any special or annual meeting of Shareholders (by proxy or in person), and a majority of the votes present at any special or annual meeting of Shareholders (by proxy or in person) shall determine all other matters. The holders of outstanding shares of Common Stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends at such times and in such amounts as the Board from time to time may determine. There is no cumulative voting of the election of Directors then standing for election. The Common Stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our Company, the assets legally available for distribution to Shareholders are distributable ratably among the holders of the Common Stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of Common Stock is, and all shares of Common Stock to be outstanding upon completion of this Offering will be, duly and validly issued, fully paid and non-assessable.

PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of which shall have such distinctive designation or title as shall be determined by our Board prior to the issuance of any shares thereof. Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board prior to the issuance of any shares thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the Directors, voting together as a single class, without a separate vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to any Preferred Stock Designation.

On April 19, 2024, the Board of Directors assigned 49,500,000 of the outstanding preferred shares to Convertible Preferred Stock:

●	Voting Rights. Except as otherwise required by law, the holders of shares of Preferred Stock shall have the voting-power on an “as converted” basis, by a factor of two, or ten votes per share of Preferred Stock, unless and until such shares are converted into shares of common stock, par value $.001 per share, of the Company (the “Common Stock”).
●	Right of exchange. The right to exchange into the Preferred Stock is limited to Common Shares held by the company insiders, generally, shares of Common Stock held by Officers and Directors through direct or beneficial ownership. The “Exchange Ratio” shall equal 5:1 shares of Preferred Stock, where five shares of Common Stock equals one share of Preferred Stock.
●	Conversion. The “Conversion Ratio” shall equal 1:5 shares of Common Stock and could be subject to adjustment, from time to time.

REGISTRATION RIGHTS

None.

Provisions of the Company’s Charter or Bylaws which would delay, deter or prevent a change in control of the Company

There are no special provisions of the Company’s Certificate of Incorporation or Bylaws which would specifically delay, deter or prevent a change in control of the Company. Additionally, the Company has 50,000,000 shares of Preferred Stock authorized and undesignated. Shares of Preferred Stock designated by our Board in the future may have voting powers superior to our Common Stock, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board. Such Preferred Stock, if authorized in the future, may contain provisions (including voting rights) which could delay, deter or prevent a change in control of the Company.

SHARES REGISTERED FOR RESALE

Overview

We will not receive any of the proceeds from the sale of shares of the Registered Common Stock by the Selling Stockholder. However, the Company will receive the proceeds of the sale of the Securities pursuant to the Closing Agreement.

The Selling Stockholders identified in this prospectus may offer the Shares from time to time through public or private transactions at prevailing market prices or at privately negotiated prices. The Selling Stockholder can offer all, some or none of its shares, thus we have no way of determining the number of shares it will hold after this offering. See “Plan of Distribution.”

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The Selling Stockholder may be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

The Shares consist of: 18,000,000 Offering Shares issued as an indirect primary offering to the Selling Stockholder pursuant the Closing Agreement with TRITON FUNDS LP.

The Selling Stockholder will sell its Shares at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this Prospectus, “Selling Stockholder” includes the selling stockholder listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this Prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this Prospectus to allow the Selling Stockholder or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 18,000,000 shares of our Common Stock (the “Shares”), which will be issued pursuant to the terms of previously issued Agreements, we will issue an aggregate of 18,000,000 shares of Common Stock to TRITON FUNDS LP pursuant the Closing Agreement.

The Shares were issued or will be issuable to the Selling Stockholder in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder or Regulation S, to the extent applicable.

The shares of Common Stock to be offered by the Selling Stockholder are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholder the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholder. Subject to these resale restrictions, the Selling Stockholder may from time to time offer and sell all or a portion of its shares indicated below in privately negotiated transactions or on the OTCQB Market or any other market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholder and any agents or broker-dealers that participate with the Selling Stockholder in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholder after any sales made pursuant to this prospectus because the Selling Stockholder is not required to sell any of the Shares being registered under this Prospectus. The following table assumes that the Selling Stockholder will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a Stockholder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholder. Since the date on which the Selling Stockholder provided this information, the Selling Stockholder may have sold, transferred or otherwise disposed of all or a portion of the Shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) the Selling Stockholder is not a broker-dealer or affiliate of broker-dealers, (2) the Selling Stockholder has no direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholder has sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholder may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of January 21, 2025, by the Selling Stockholder and the number of Shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholder after completion of the offering of the shares for resale. We have determined beneficial ownership in accordance with the rules of the SEC. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholder as a percentage of the total number of shares of Common Stock outstanding as of September 30, 2024. As of such date, 82,238,648 shares of Common Stock were outstanding.

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	Shares Beneficially Owned Before this Offering (1)		Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares Beneficially Owned After this Offering (1)(2)
	Number	%	Number	Number	%
Selling Stockholder Name
TRITON FUNDS LP (3)	-—	*	18,000,000	18,000,000	17.2

*	Denotes less than 1%

(1)	Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to the warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of January 21, 2025) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholder may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholder may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Stockholder after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this Prospectus will be sold by the Selling Stockholder and that the Selling Stockholder do not acquire beneficial ownership of any additional shares.

(3)	The securities are directly held by TRITON FUNDS LP, the largest independent student-run fund in United States.

To our knowledge, neither the Selling Stockholder nor its beneficial owners have ever been one of our officers or directors or an officer or director of our predecessors or affiliates.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to the Selling Stockholder to permit the resale of these shares of Common Stock by the holders of the Shares from time to time after the date of this Prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholder of the shares of Common Stock. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

The Selling Stockholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby via OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the registration statement of which this Prospectus is a part;

●	in transactions through broker-dealers that agree with the Selling Shareholder to sell a specified number of such securities at a stipulated price per security;

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●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Stockholder may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this Prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this Prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because the Selling Stockholder may be deemed to be an “underwriter” within the meaning of the Securities Act, they may be subject to the Prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this Prospectus. The Selling Stockholder have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We agreed to keep this Prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this Prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Shareholder or any other person. We will make copies of this Prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this Prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

On March 30, 2022, the Company received the FINRA Clearance Letter and on June 14, 2022, OTC Market Group agreed to the removal of the Caveat Emptor symbol. The Company was approved for quotation on the OTCQB on September 28, 2022. We cannot assure you that an active public market for our Common Stock will develop or that the market price of our shares will not decline below the Proposed Maximum Offering Price. The Proposed Maximum Offering Price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

The following tables set forth the range of high and low bid prices for our Common Stock for the each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Quarter Ended	High	Low
December 31, 2024	$0.120	$0.086
September 30, 2024	0.129	0.075
June 30, 2024	0.153	0.075
March 31, 2024	$0.155	$0.095

Quarter Ended	High	Low
December 31, 2023	$0.350	$0.120
September 30, 2023	0.535	0.125
June 30, 2023	1.050	0.300
March 31, 2023	$0.700	$0.351

Quarter Ended	High	Low
December 31, 2022	$0.195	$0.071
September 30, 2022	1.250	0.260
June 30, 2022	0.580	0.150
March 31, 2022	$0.670	$0.100

On December 31, 2024, the last reported sale price of our Common Stock as reported on the OTCQB was $0.088 per share.

Our common shares are issued in registered form. The registrar and transfer agent for our shares is:

Securities Transfer Corporation

2901 N. Dallas Parkway

Suite 380

Plano, TX 75093

+1 469-633-0101

www.stctransfer.com

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00/share, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

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In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our Common Stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Common and Preferred Stock

As at the date of this Prospectus, we have approximately 500 holders of record at our transfer agent (TA), Securities Transfer Corporation, and 1,550 holders in street names, based on the Depository Trust Company (DTC) shareholder reports obtained through Broadridge, totaling an estimated 2,050 holders of Common Stock. No shareholder holds more than 5% of our Common Stock.

Our primary Stockholders are Dr. David Platt, Ola Soderquist and Mike Sheikh, who beneficially own 20,121,163; 14,026,456; and 8,214,720 shares respectively of our Preferred Stock, or an aggregate of 43,548,388 outstanding preferred shares, 97.3%. Ola Soderquist also holds 500,000 shares of Common Stock, 0.0%.

Dividends

There have been no cash dividends declared on our Common Stock since our Company was formed. Dividends are declared at the sole discretion of our Board. Our intention is not to declare cash dividends and retain all cash for our operations.

ADDITIONAL INFORMATION

Our fiscal year ends on December 31. We are a reporting company and file annual, quarterly, and current reports, and other information with the SEC, where applicable. You may read and copy any reports, statements, or other information we file at the SEC’s public reference room at 100 F. Street, N.E., Washington D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our SEC filings are also available to the public on the SEC’s Internet site at http\\www.sec.gov.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification. Our Directors and officers are indemnified to the fullest extent permitted under Nevada law.

Insurance. The Company may purchase and maintain insurance on behalf of any person who is or was a Director, officer or employee of the Company, or is or was serving at the request of the Company as a Director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Company would have the power to indemnify him against liability under the provisions of this section. The Company currently not maintain such insurance.

Settlement by the Company. The right of any person to be indemnified is subject always to the right of the Company by its Board of Directors, in lieu of such indemnity, to settle any such claim, action, suit or proceeding at the expense of the Company by the payment of the amount of such settlement and the costs and expenses incurred in connection therewith.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our Directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a Director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to Directors, officers or persons controlling the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

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In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a Director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such Director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At present, there is no other pending litigation or proceeding involving any of our Directors, officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

LEGAL MATTERS

Certain legal matters with respect to the issuance of shares of Common Stock offered hereby will be passed upon by Robert J. Burnett, Witherspoon Brajcich McPhee, PLLC, Spokane, WA

EXPERTS

The financial statements of the Company as of and for the two years ended December 31, 2023, and 2022 appearing in this Prospectus and Registration Statement have been audited by Fruci & Associates II, PLLC (“Fruci”), PCAOB ID #05525, Spokane, Washington, independent registered public accounting firm, as stated in their report appearing elsewhere herein, (which report expresses an unqualified opinion and includes an explanatory paragraph expressing substantial doubt regarding the Company’s ability to continue as a going concern) and are included in reliance upon such report and upon the authority of such firms as experts in accounting and auditing.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

FINANCIAL STATEMENTS

The Financial Statements required by Article 8 of Regulation S-X are stated in U.S. dollars and are prepared in accordance with Accounting Principles Generally Accepted in the United States of America (“US GAAP”). The following financial statements pertaining to Bioxytran, Inc. are filed as part of this Prospectus.

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BIOXYTRAN, INC.
FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022 AND FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Bioxytran, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bioxytran, Inc. (“the Company”) as of December 31, 2023 and 2022, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has limited cash, a negative working capital, has not generated revenues, and has incurred cumulative net losses. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there were no critical audit matters.

Fruci & Associates II, PLLC – PCAOB ID #05525

We have served as the Company’s auditor since 2024.

Spokane, Washington

January 13, 2025

F-2

BIOXYTRAN, INC.

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2023 AND DECEMBER 31, 2022

(Restated)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash	$26,086	$295,401
Total current assets	26,086	295,401

Intangibles, net	113,296	75,535

Total assets	$139,382	$370,936

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$302,681	$753,824
Accounts payable affiliates	2,000	709,727
Un-issued shares liability	507,315	960
Un-issued shares liability affiliates	507,242	38,400
Loan from affiliates	25,000	—
Convertible notes payable, net of premium and discount	1,900,000	2,165,000
Total current liabilities	3,244,238	3,667,911

Total liabilities	3,244,238	3,667,911

Commitments and contingencies	—	—

Stockholders’ deficit:
Preferred stock, $0.001 par value; 50,000,000 shares authorized, nil issued and outstanding	—	—
Common stock, $0.001 par value; 300,000,000 shares authorized; 144,642,333 and 123,345,985 issued and outstanding as at December 31, 2023 and 2022, respectively	144,642	123,346
Additional paid-in capital	13,085,715	8,397,109
Shares to be issued	45,000	—
Non-controlling interest	(680,886)	(590,628)
Accumulated deficit	(15,699,327)	(11,226,802)
Total stockholders’ deficit	(3,104,856)	(3,296,975)

Total liabilities and stockholders’ equity	$139,382	$370,936

See the accompanying notes to these consolidated financial statements

F-3

BIOXYTRAN, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

(Restated)

	Year ended
	December 31, 2023	December 31, 2022
Operating expenses:
Research and development	$1,149,209	$1,277,768
General and administrative	1,403,324	834,679
General and administrative affiliates	1,247,679	324,094
Total operating expenses	3,800,212	2,436,541

Loss from operations	(3,800,212)	(2,436,541)

Other expenses:
Other income	—	300,000
Loss of issuance	(212,458)	—
Interest expense	(193,191)	(207,117)
Amortization of Intellectual Property	(8,285)	(3,644)
Debt discount amortization and amortization of warrants	(348,637)	(319,204)
Total other expenses	(762,571)	(229,965)

Net loss before provision for income taxes	(4,562,783)	(2,666,506)

Provision for income taxes	—	—
Net loss	(4,562,783)	(2,666,506)

Net loss attributable to the non-controlling interest	90,258	193,372

NET LOSS ATTRIBUTABLE TO BIOXYTRAN	$(4,472,525)	$(2,473,134)

Loss per common share, basic and diluted	$(0.03)	$(0.02)

Weighted average number of common shares outstanding, basic and diluted	133,973,352	112,712,305

See the accompanying notes to these consolidated financial statements

F-4

BIOXYTRAN, INC.

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE YEAR ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

(Restated)

	Common Stock		Additional Paid in	Shares to be	Accumulated	Non-controlling	Total Shareholder’s
	Shares	Amount	Capital	Issued	Deficit	Interest	(Deficit)
1/1/2022	110,840,998	$110,841	$5,881,876	$—	$(8,753,668)	$(397,256)	$(3,158,207)

Cash stock transactions	1,650,000	1,650	676,350				678,000
Shares issued affiliates - 2021 Plan	280,000	280	45,560				45,840
Shares issued - 2021 Plan	354,000	354	92,828				93,182
Shares issued for the conversion of notes payable and accrued interest	6,081,484	6,081	1,514,300				1,520,381
Issuance of warrants	—	—	190,335				190,335
Conversion of warrants	4,139,503	4,140	-4,140				—
Net loss attributable to non-controlling interest						(193,372)	(193,372)
Net loss					(2,473,134)		(2,473,134)
12/31/2022	123,345,985	$123,346	$8,397,109	$—	$(11,226,802)	$(590,628)	$(3,296,975)

Cash stock transactions	3,537,120	3,537	501,824				505,361
Cash stock subscription	—	—	—	45,000			45,000
Shares issued affiliates - 2021 Plan	463,163	463	105,144				105,607
Shares issued - 2021 Plan	534,815	535	81,986				82,521
Shares issued for the conversion of accounts payable affiliates	12,588,303	12,588	3,100,141				3,112,729
Shares issued for the conversion of accounts payable	1,737,656	1,738	236,721				238,459
Shares issued for the conversion of notes payable and accrued interest	2,435,291	2,435	314,153				316,588
Issuance of warrants			348,637				348,637
Net loss attributable to non-controlling interest						(90,258)	(90,258)
Net loss					(4,472,525)	-	(4,472,525)
12/31/2023	144,642,333	$144,642	$13,085,715	$45,000	$(15,699,327)	$(680,886)	$(3,104,856)

See the accompanying notes to these consolidated financial statements

F-5

BIOXYTRAN, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2023 AND DECEMBER 31, 2022

(Restated)

	Year Ended
	December 31, 2023	December 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,562,783)	$(2,666,506)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization of debt discount, incl. issuance of warrants	348,637	319,204
Amortization of Intellectual Property	8,285	3,644
Stock-based compensation expense	88,100	139,982
Stock-based compensation expense, affiliate	89,321	38,400
Interest paid in conversion of note payable	51,588	53,371
Changes in operating assets and liabilities:
Shares due for debt conversion	500,000	—
Shares due for debt conversion affiliates	485,904	—
Accounts payable and accrued expenses	(214,429)	129,508
Accounts payable affiliates	2,430,002	178,727
Net cash used in operating activities	(775,375)	(1,803,670)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in intangibles	(44,301)	(32,247)
Net cash used in investing activities	(44,301)	(32,247)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	—	1,380,960
Proceeds from unissued stock sale	45,000
Proceeds from stock transactions	505,361	678,000
Net cash provided by financing activities	550,361	2,058,960

Net increase in cash	(269,315)	223,043
Cash, beginning of period	295,401	72,358
Cash, end of period	$26,086	$295,401

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$52,425	$104,850
Income taxes paid	—	—
NON-CASH INVESTING & FINANCING ACTIVITIES:
Issuance of warrants	348,637	190,335
Forfeiture of warrants	—	(6,763)
Debt discount on convertible note	—	128,859
Common shares issued for the conversion of notes payable and accrued interest	316,588	1,520,371
Common shares issued for the conversion of accounts payable affiliates	3,100,141	—
Common shares issued for the conversion of accounts payable	$236,721	$—

See the accompanying notes to these consolidated financial statements

F-6

BIOXYTRAN, INC.

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

AS AT DECEMBER 31, 2023 AND DECEMBER 31, 2022

(Restated)

NOTE 1 – BACKGROUND AND ORGANIZATION

Business Operations

Bioxytran, Inc. (the “Company”) is a clinical-stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia in humans, which is a lack of oxygen to tissues, in a safe and efficient manner. If it is not addressed, lack of oxygen to tissues, or hypoxia, results in necrosis, which is the death of cells comprising body tissue. Necrosis cannot be reversed. Our lead drug candidate, code named BXT-25, is an oxygen-carrying small molecule consisting of bovine hemoglobin stabilized with a co-polymer with intended applications to include treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing. The Company’s initial focus is the treatment of hypoxic conditions in the brain resulting from stroke, and hypoxic conditions in wounds to prevent necrosis and to promote healing. The Company’s approach potentially will result in the creation of safe drug alternatives to existing therapies for effectively addressing hypoxic conditions in humans. Our drug development efforts are guided by specialists in co-polymer chemistry and other disciplines, and we intend to supplement our efforts with input from a scientific and medical advisory board whose members are leading physicians.

Our Subsidiary, Pharmalectin, Inc. (“Pharmalectin” or the “Subsidiary”) is pursuing their work with a candidate named, ProLectin, a complex polysaccharide derived from pectin that binds to, and blocks the activity of galectin-1, a type of galectin. Galectins are a member of a family of proteins in the body called lectins. These proteins interact with carbohydrate sugars located in, on the surface of, and in between cells. This interaction causes the cells to change behavior, including cell movement, multiplication, and other cellular functions. The interactions between lectins and their target carbohydrate sugars occur via a carbohydrate recognition domain, or CRD, within the lectin. Galectins are a subfamily of lectins that have a CRD that bind specifically to se. Galectins have a broad range of functions, including regulation of cell survival and adhesion, promotion of cell-to-cell interactions, growth of blood vessels, regulation of the immune response and inflammation. During viral infections galectins are upregulated and downregulated based on the type of virus.

Our Foreign Subsidiary, Pharmalectin (BVI), Inc. (“Pharmalectin BVI”) is the owner and custodian of the Company’s Copyrights, Trade Marks and Patents.

Our subsidiary, Pharmalectin India Pvt Ltd. (“Pharmalectin India”) is managing the Company’s local clinical research and trials, and holds the local rights to commercialization.

Organization

Bioxytran, Inc. was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized Common shares with a par value of $0.0001, and 5,000,000 Preferred shares with a par value of $0.0001. On September 21, 2018, the Company went under a reorganization in the form of a reverse merger and is currently registered as a Nevada corporation with a taxing structure for U.S. federal and state income tax as a C-Corporation with 300,000,000 authorized Common shares with a par value of $0.001, and 50,000,000 Preferred shares with a par value of $0.001. Our Convertible Preferred Stock has a par value of $0.001 per share. The preferred shares can at any time be converted into shares of Common Stock at a 1:5 basis, and carry a voting-power of an “as if converted” basis multiplied by a factor of two.

Pharmalectin was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized Common shares with a par value of $0.0001, and 5,000,000 Preferred shares with a par value of $0.0001. The Subsidiary was founded under the name of Bioxytran “Bioxytran (DE)”. On April 29, 2021, the name was changed to Pharmalectin, Inc. There are currently 29,410,000 issued and outstanding shares; 15,000,000 shares of Common Stock (51%) are held by Bioxytran and 14,410,000 shares of Common Stock (49%) are held by an affiliate where the beneficial ownership includes Mike Sheikh, Ola Soderquist and David Platt. Additionally, there are 1,358,466 options outstanding, held by a third party. The option agreement includes provisions for dilutive issuance, cash-less exercise and a conditional conversion right to shares of Common Stock in Bioxytran at a fixed conversion rate of 1.18864 shares per option share.

Pharmalectin BVI was organized on March 17, 2022 as a British Virgin Islands (BVI) Business Corporation with a BVI corporate taxing structure with 50,000 authorized shares with a par value of $1.00. There are currently 50,000 outstanding shares held by the Company.

Pharmalectin India was organized on August 30, 2022 as an Indian Business Corporation with an India corporate taxing structure with 50,000 authorized shares with a par value of 10 Rupees. There are currently 41,020 outstanding shares, whereof 41,000 (99.95%) are held by the Company.

F-7

Basis of Presentation

The summary of significant accounting policies presented below is designed to assist in understanding the Company’s consolidated financial statements. Such financial statements and accompanying notes are the representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America (“U.S. GAAP”) in all material respects and have been consistently applied in preparing the accompanying consolidated financial statements. The Company has not earned any revenue from operations since inception. The Company chose December 31st as its fiscal year end.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Bioxytran, Inc. a Nevada Corporation, its majority owned subsidiary, Pharmalectin, Inc. of Delaware (collectively, the “Company”), as well as its wholly owned subsidiaries, Pharmalectin (BVI), Inc of British Virgin Islands and Pharmalectin India Pvt Ltd. All intercompany accounts have been eliminated upon consolidation.

Note 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In September 2024, the Company concluded that for shares issued pursuant to the Exchange Exemption in Rule 3(a)(9), the company historically valued these shares at the same price as an ongoing capital raise pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. In retrospect this approximation of Fair value based on the recommendations with ASC 820 - Fair Value Measurement, was not concluded to be precise enough, and that we would need to define a more precise value based on market price at the time of issuance. In accordance with the guidance of ASC 820 concerning for Lack of Registration Premium, shares that are restricted for six months under SEC Rule 144 generally see a 20%–30% discount on market price. The Company has opted for a 25% discount to the market price at the date of issuance based on the Company’s elevated volatility, and to the illiquidity of the high number of shares issued in these transactions.

The Company also concluded that for shares issued pursuant to the Exchange Exemption in Rule 701, the company historically valued these shares at the weighted average market price for the period the benefit was earned. In retrospect this approximation of Fair value based on the recommendations with ASC 820 - Fair Value Measurement, was not concluded to be precise enough, and that we would need to define a more precise value based on market price at the time of issuance. In accordance with the guidance of ASC 820 the shares will be valued at the market price of the day closest to the date of awarded grant.

Finally, the Company discovered some timing issues, where the accruals had not been sufficiently allocated, or had been allocated to the incorrect accounting period.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the years ended December 31, 2023, and 2022 (the “Affected Periods”) should be restated because of a misapplication in the guidance around the valuation for certain of our outstanding shares of Common Stock (the “Shares”) and should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no net impact on net cash flows from operating, investing or financing activities.

F-8

Balance Sheet	As of December 31, 2023			As of December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated	As Previously Reported	Restatement/ Adjustment	As Restated
Assets
Adjustment to Intangibles	$—	$1,744	$1,744	$—	$—	$—
Total assets	137,638	1,744	139,382	370,936	—	370,936
Liabilities
Adjustments to accounts payable		(6,369)	(6,369)		4,429	4,429
Adjustments to unissued shares		11,631	11,631
Total liabilities	3,249,500	(5,262)	3,244,238	3,663,482	4,429	3,667,911
Stockholders’ equity
Preferred stock, $0.001 par value	—	—	—	—	—	—
Adjustment to Common Stock		(1,000)	(1,000)		94	94
Common stock, $0.001 par value	145,642	(1,000)	144,642	123,252	94	123,346
Adjustment to APIC		164,731	164,731		4,679	4,679
Additional paid-in capital	12,920,984	164,731	13,085,715	8,392,430	4,679	8,397,109
Non-controlling interest	(680,886)	—	(680,886)	(590,628)	—	(590,628)
Accumulated deficit	(15,497,602)	(201,725)	(15,699,327)	(11,217,600)	(9,202)	(11,226,802)
Total stockholders’ equity	(3,111,862)	7,006	(3,104,856)	(3,292,546)	(4,429)	(3,296,975)
Total liabilities and stockholders’ equity	$137,638	$1,744	$139,382	$370,936	$—	$370,936

Statement of Operations	As of December 31, 2023			As of December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated	As Previously Reported	Restatement/ Adjustment	As Restated
Adjustment to R&D					(300,000)	(300,000)
Adjustment to GNA		19,935	19,935		(9,202)	(9,202)
Loss from operations	(3,820,147)	19,935	(3,800,212)	(2,134,112)	(309,202)	(2,436,541)
Adjustment to other income	—	—	—	—	300,000	300,000
Loss of issuance	—	(212,458)	(212,458)	—	—	—
Total other income (expense)	(550,113)	(212,458)	(762,571)	(523,192)	300,000	(229,965)
Net loss	$(4,370,260)	$(192,523)	$(4,562,783)	$(2,657,304)	$(9,202)	$(2,666,506)
Net loss attributable to the non-controlling interest	90,258	—	90,258	193,372	—	193,372
NET LOSS ATTRIBUTABLE TO BIOXYTRAN	(4,280,002)	(192,523)	(4,472,525)	(2,463,932)	(9,202)	(2,473,134)

Loss per Common share, basic and diluted	(0.03)	—	(0.03)	(0.02)	—	(0.02)
Adjustment of average number of Common shares out-standing		(251,473)	(251,473)		(2,427,075)	(2,427,075)
Weighted average number of Common shares out-standing, basic and diluted	134,224,825	(251,473)	133,973,352	115,139,380	(2,427,075)	112,712,305

Statement of Cash Flows	As of December 31, 2023			As of December 31, 2022
	As Previously Reported	Restatement Adjustment	As Restated	As Previously Reported	Restatement/ Adjustment	As Restated
Net loss	$(4,370,260)	$(192,523)	$(4,562,783)	$(2,657,304)	$(9,202)	$(2,666,506)
Adjustment to reconcile net loss to net cash used in operating activities	—	192,523	192,523	—	7,202	7,202
Net cash used in operating activities	(775,375)	—	(775,375)	(1,805,670)	2,000	(1,803,670)
Net cash used in investing activities	(44,301)	—	(44,301)	(32,247)	—	(32,247)
Adjustment in cash investment					(2,000)	(2,000)
Net cash provided by financing activities	550,361	—	550,361	2,060,960	(2,000)	2,058,960
Net change in cash	$(269,315)	$—	$(269,315)	$223,043	$—	$223,043

F-9

The impact to the balance sheet dated December 31, 2023, and 2022, filed on Form 10-K on March 22, 2024, and on March 31, 2023, the valuation of for shares issued pursuant to the Exchange Exemption in Rule 3(a)(9), resulted in a $212,458 increase to the Loss of issuance line item on December 31, 2023, and offsetting to the Additional Paid in Capital (“APIC”). The adjustment had no impact to total stockholders’ equity at any reported balance sheet date.

The impact to the balance sheet dated December 31, 2023, filed on Form 10-K on March 22, 2024, the valuation of for shares issued pursuant to the Exchange Exemption in Rule 701, resulted in a $19,935 reduction to the Compensation Expense line item on December 31, 2023, and offsetting to the Additional Paid in Capital (“APIC”). The adjustment had no impact to total stockholders’ equity at any reported balance sheet date.

In 2022 the amount of $300,000 R&D expense was reclassified to other income. The transaction had no impact to the Net Result dated December 31, 2022, filed on Form 10-K on March 22, 2024, and on March 31, 2023.

A private placement of $30,000 was incorrectly booked as stock subscription on December 31, 2022, rather than issued shares the adjustment increasing the stock count at December 31, 2022, with 93,750 shares. At December 31, 2023, the stock count was reduced with 1,000,000 shares for shares that was to be returned to treasury. The Weighted average number of Common shares out-standing, basic and diluted was on December 31, 2022, reduced with 251,473 shares and on December 31, 2023, reduced with 2,427,075 shares.

Incorrectly warrants forfeiture and issuance fees were classified at operational income/expense reducing the result with $4,773 at December 31, 2022, and was offset to the Additional Paid in Capital (“APIC”). Other inconsistencies were insufficient accruals for IP and offset against liabilities for an amount of $1,744 for the year ended December 31, 2023, and a timing issue with paid salaries and payroll taxes, as well as insufficient allocation to accruals for legal services reduced the result with ($4,429) for the year ended December 31, 2022, and with ($5,262) for the year ended on December 31, 2023.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with a maturity date of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into Common Stock using the “treasury stock” and/or “if converted” methods as applicable.

At December 31, 2023, we would, based on the market price of $0.15/share, be obligated to issue approximately 16,336,608 shares of Common Stock upon conversion of the currently outstanding convertible notes (the “2021 Notes”) and 1,342,030 shares upon exercise of outstanding warrants and 335,000 shares upon exercise of outstanding stock options. For the New Notes, the shares total is based on $2,123,759 of currently outstanding principal and unpaid interest. At December 31, 2022, we would, based on the market price of $0.48/share, be obligated to issue approximately 17,689,085 shares of Common Stock upon conversion of the currently outstanding convertible notes (the “New Notes”) and 542,030 shares upon exercise of the warrants and 524,000 shares upon exercise of outstanding stock options. For the New Notes, the shares total is based on $2,299,581 of currently outstanding principal and unpaid interest.

The 2021 1-year notes (the “2021 Notes”), extended thorough May 2023, have an interest rate of 6% and are convertible at the lower of (i) a fixed price of $0.13, or (ii) if the market price at the date of conversion is below $0.13, the conversion price will be reduced with 120% of the price difference.

Stock Based Compensation

The Company measures the cost of services received from employees and non-employees in exchange for an award of equity instruments based on the fair value of the award on the grant date pursuant ASC 718. Stock-based compensation expense is recorded by the Company in the same expense classifications in the statements of operations, as if such amounts were paid in cash.

F-10

Income Taxes

The Company accounts for income taxes under the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or be settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided when it is more likely than not that some portion of the gross deferred tax asset will not be realized. The Company records interest and penalties related to income taxes as a component of provision for income taxes. The Company did not recognize any interest and penalty expense for the years ended December 31, 2023 and 2022.

On December 22, 2017, the Tax Cuts and Jobs Act (TCJA) was signed into law by the President of the United States. TCJA is a tax reform act that among other things, reduced corporate tax rates to 21 percent effective January 1, 2018. FASB ASC 740, Income Taxes, requires deferred tax assets and liabilities to be adjusted for the effect of a change in tax laws or rates in the year of enactment, which is the year in which the change was signed into law. Accordingly, the Company adjusted its deferred tax assets and liabilities at December 31, 2017, using the new corporate tax rate of 21 percent. See Note 10.

Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. During the year ended December 31, 2023 the Company incurred $1,149,209 in research and development expenses, while during the year ended December 31, 2022 the Company incurred $1,277,768.

Intangibles – Goodwill and Other

Valuation of intangibles are in accordance with ASC 350. Costs associated with the application and award of patents in the U.S. and various other countries are capitalized and amortized on a straight-line basis over the term of the patents as determined at award date, which varies depending on the pendency period of the application, generally approximating seventeen years. Capitalized patent costs, also referred to as patent prosecution costs, include internal legal labor, professional legal fees, government filing fees and translation fees related to expanding the Company’s patent portfolio. Costs associated with the maintenance and annuity fees of patents are accounted for as prepaid assets at the time of payment and amortized over the shorter of the maintenance period or remaining life of the related patent.

Accrued Expenses

As part of the process of preparing our consolidated financial statements, we are required to estimate accrued expenses. This process involves identifying services that third parties have performed on our behalf and estimating the level of service performed and the associated cost incurred on these services as at each balance sheet date in our consolidated financial statements. Examples of estimated accrued expenses include professional service fees, such as those arising from the services of attorneys and accountants and accrued payroll expenses. In connection with these service fees, our estimates are most affected by our understanding of the status and timing of services provided relative to the actual services incurred by the service providers. In the event that we do not identify certain costs that have been incurred or we under- or over-estimate the level of services or costs of such services, our reported expenses for a reporting period could be understated or overstated. The date on which certain services commence, the level of services performed on or before a given date, and the cost of services are often subject to our judgment. We make these judgments based upon the facts and circumstances known to us in accordance with accounting principles generally accepted in the U.S.

Convertible Debt

The Company accounts for convertible debt that does not meet the criteria for equity treatment in accordance with the guidance contained in ASU 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. Accordingly, the Company elected to classify the convertible debt as a liability at amortized cost using the effective interest method. The Company classifies convertible debt based on the re-payment terms and conditions. Any discounts on the convertible debt and costs incurred upon issuance of the convertible debt are amortized to interest expense over the terms of the related convertible debt. Convertible debt is also analyzed for the existence of embedded derivatives, which may require bifurcation from the convertible debt and separate accounting treatment. Refer to Note 9 for information regarding convertible debt.

Warrants

The Company determines the accounting classification of warrants it issues as either liability or equity classified by first assessing whether the warrants meet liability classification in accordance with ASC 480-10, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“ASC 480”), then in accordance with ASC 815-40 (“ASC 815”), Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company’s Own Stock. Under ASC 480, warrants are considered liability classified if the warrants are mandatorily redeemable, obligate the Company to settle the warrants or the underlying shares by paying cash or other assets, or warrants that must or may require settlement by issuing variable number of shares. If warrants do not meet liability classification under ASC 480, the Company assesses the requirements under ASC 815, which states that contracts that require or may require the issuer to settle the contract for cash are liabilities recorded at fair value, irrespective of the likelihood of the transaction occurring that triggers the net cash settlement feature. If the warrants do not require liability classification under ASC 815, and in order to conclude equity classification, the Company also assesses whether the warrants are indexed to its common stock and whether the warrants are classified as equity under ASC 815 or other applicable GAAP. After all relevant assessments, the Company concludes whether the warrants are classified as liability or equity. Liability classified warrants require fair value accounting at issuance and subsequent to initial issuance with all changes in fair value after the issuance date recorded in the statements of operations. Equity classified warrants only require fair value accounting at issuance with no changes recognized subsequent to the issuance date.

The fair value of warrants is determined using the Black-Scholes option-pricing model using assumptions regarding volatility of our common share price, remaining life of the warrant, and risk-free interest rates at each period end.

F-11

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

The valuation of shares issued under an exemption from registration, such as under Rule 3(a)(9) of the Securities Act, typically relates to ASC 820 (Fair Value Measurement) under U.S. Generally Accepted Accounting Principles (GAAP). This accounting standard provides guidance on how to measure fair value when required for financial reporting purposes. Among other notable considerations the Company highlights;

●	When valuing shares in an exchange under Rule 3(a)(9), the conversion terms and the value of the securities being exchanged (debt, other equity, etc.) must be considered. If the company is offering a premium or discount as part of the exchange, this would impact the fair value measurement;

Based on Empirical Evidence and Studies, for restricted stock in public companies, the liquidity discount averages around 20%–30%, based on, but not limited to, the following data;

○	Liquidity of the Security:

■	If the company has low trading volumes and investors may find it difficult to sell shares, the discount could be on the higher end of the range (e.g., 30%–40%).
■	Conversely, for OTC companies with higher trading volumes, the discount might be lower (e.g., 10%–20%).

○	Holding Period:

■	The longer the restriction period on the newly issued shares, the higher the discount. If the shares are subject to extended holding periods, investors will require greater compensation for their inability to sell the shares in the short term.
■	For example, shares that are restricted for six months under SEC Rule 144 could see a 20%–30% discount. If the holding period extends beyond that or other limitations apply, the discount might increase.

○	Company Fundamentals and Risk

■	Investors consider the financial health, stability, and growth prospects of the issuing company. A riskier OTC company with volatile financials or uncertain growth prospects might see a larger liquidity discount (e.g., closer to 40%).
■	Companies with strong fundamentals might experience a lower discount (e.g., 10%–20%), even in the OTC market.

F-12

In accordance with the guidance of ASC 820 concerning for Lack of Registration Premium, shares that are restricted for six months under SEC Rule 144 generally see a 20%–30% discount on market price. The Company has opted for a 25% discount to the market price at the date of issuance based on the Company’s elevated volatility, and to the illiquidity of the large number of shares generally issued in these transactions.

In contrary, shares issued under the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act where ASC 718 (Compensation—Stock Compensation), are valued at market price at the grant date, based on the limited number of shares awarded, and its predictable repetitiveness. Under ASC 718, the grant date is typically the measurement date for share-based compensation. This is the date when both parties (employer and employee) have a mutual understanding of the terms of the award, and it is used to determine the fair value of the stock-based award for accounting purposes. The fair value measured at the grant date is not adjusted for subsequent changes in stock price.

Recent Accounting Pronouncements

There were various updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company’s financial position, results of operations or cash flows.

NOTE 4 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As at December 31, 2023, the Company had cash of $26,086 and a negative working capital of $3,218,152. As at December 31, 2023, the Company has not yet generated any revenues, and has incurred cumulative net losses of $15,699,327. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the year ended December 31, 2023, the Company raised $550,361 in private placements. During the same period in 2022, the Company raised $678,000 in private placements and $1,380,960 from issuance of convertible notes. The Company is aware that its current cash on hand will not be sufficient to fund its projected operating requirements through the month of May 2024 and is pursuing alternative opportunities to funding.

The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 - AFFILIATES TRANSACTIONS

The Company hold License Agreements (the “License/s” or “Agreement/s”) for a medical device (license obtained in 2019) and a compound (license obtained in 2021), with two affiliated companies where in the officers of the Company hold a majority interest. The products were developed prior to the establishment of Bioxytran. The maintenance cost for each license amounts to $5,000 yearly. In 2022, the Company also reimbursed the affiliates for the legal and administrative costs surrounding the establishment of the Licenses for a total amount of $34,220.

F-13

NOTE 6 - INTANGIBLES

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded for the years ended December 31, 2023 and 2022.

Amortization of capitalized patent costs associated with the application and award of patents in the U.S. and various other countries are capitalized and amortized on a straight-line basis over the term of the patents as determined at the award date, which varies depending on the pendency period of the application, generally approximating seventeen years. The current patent application is still in process, and is therefore not yet amortized.

	Estimated Remaining Life (years)	December 31, 2023	December 31, 2022
Capitalized patent costs	17	$125,225	$79,179
Accumulated amortization		(11,929)	(3,644)
Intangible assets, net		$113,296	$75,535

NOTE 7 – ACCOUNTS PAYABLES AND ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

On December 31, 2023, there was $2,000 in Accounts Payables to related parties in form of payroll and advanced expenses. On December 31, 2022 there was $709,727 in Accounts Payables to related parties.

The following table represents the major components of accounts payables and accrued expenses and other current liabilities at December 31, 2023 and 2022:

	December 31, 2023	December 31, 2022
Accounts payable affiliates (1)	$2,000	$709,727
Professional fees	77,264	397,514
Interest	223,759	134,581
Payroll taxes	—	40,182
Pension/401K	—	180,557
Other accounts payable	1,658	990
Un-issued shares affiliates (2)	507,242	38,400
Un-issued shares	507,315	960
Loan from Affiliates (3)	25,000	—
Convertible note payable	1,900,000	2,165,000
Total	$3,244,238	$3,667,911

(1)	$2,000 due to the CFO for expenses at December 31, 2023, while there was $286,900 to the CEO, $269,400 to the CFO and $153,427 to the CCO in salary and expenses at December 31, 2022.

(2)

The amount is to be converted into shares of Common Stock whereof $30,000 is to our Directors for their attendance in board and committee meetings during the fourth quarter of 2023 and $485,904 to the Company’s officers for conversion of outstanding salaries and expenses.

(3)	On September 23, 2023, the Company received an interest free loan from an affiliated Company.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

Private Placement, 2021 Notes currently outstanding

Around May 3, 2021, we entered into four (4) Securities Purchase Agreements (the “2021 SPA’s”), under which we agreed to sell convertible promissory notes (the “2021 Notes”), in an aggregate principal amount of $2,165,000 with 6% interest.

At any time after the issue date of the Notes, the Holders of the Notes, (the “2021 Holders”), have the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the 2021 Notes into shares of our Common Stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) $.13 per share or (ii) if the market price at the date of conversion is below $0.13, the conversion price will be reduced with 120% of the price difference.

F-14

If the 2021 Notes are converted prior to us paying off such note, it would lead to substantial dilution to our shareholders as a result of the conversion discounted applicable to the 2021 Notes. There can be no assurance that there will be any funds available to pay of the 2021 Notes. If we fail to obtain such additional financing on a timely basis, the 2021 Holders may convert the 2021 Notes and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

On May 5, 2023, three (3) of the Notes were renegotiated; the interest was set to 10%, a prepayment at 120% was included and the Notes extended until April 30, 2024.

At December 31, 2023 and 2022, the outstanding convertible notes were as follows:

Name		Principal due	Accrued interest	Total amount due
		December 31, 2022
Notes sold in exchange for cash	(1)	$1,165,000	$34,471	$1,199,471
Note issued in exchange for defaulted Old Notes	(2)	1,000,000	100,110	1,100,110
		$2,165,000	$134,581	$2,299,581

		December 31, 2023
Notes sold in exchange for cash	(3)	$900,000	$63,814	$963,814
Note issued in exchange for defaulted Old Notes		1,000,000	159,945	1,159,945
		$1,900,000	$223,759	$2,123,759

(1)	Net cash received for these notes were $1,045,150, after a Debt Discount of $119,850 was paid to the sole Placement Agent: WallachBeth Capital, LLC (Member FINRA / SIPC).
(2)	All earlier issued Notes were paid off and assumed by a different entity/company. Portions of the balance was forgiven and a new note of $1,000,000 was issued to a third party.
(3)	During 2023 a total of $316,588 (whereof $51,588 in interest) was converted into 2,435,291 shares of Common Stock.

Private Placement, 2022 Notes converted into Common Stock

In January, 2022, we entered into thirty-four (34) Securities Purchase Agreements (the “2022 SPA’s”), with accredited investors, under which we agreed to sell the Notes, in an aggregate principal amount of $1,467,000 with 6% interest (the “2022 Notes”) to the holders of the 2022 Notes (the “2022 Holders”).

At any time after the issue date of the 2022 Notes the 2022 Holders have the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Notes into shares of our Common Stock at the Conversion Price. The “Conversion Price” is set to $0.25 per share.

The 2022 Holders are limited to holding a total of 4.99% of our issued and outstanding Common Stock at any one time. The Common Stock underlying the 2022 Notes, when issued, bear a restrictive legend and are currently eligible for resale under Rule 144.

The notes principal and accrued interest were fully converted into 6,081,484 shares of Common Stock on August 31, 2022.

Name		Principal Converted	Accrued interest converted	No. of shares issued
Private Placement, 2022 Notes	(1)	$1,467,000	$53,371	6,081,484

(1)	Net cash received for these notes were $1,380,960, after a Debt Discount of $86,040 was paid to the sole Placement Agent: WallachBeth Capital, LLC (Member FINRA / SIPC).

F-15

NOTE 9 – STOCKHOLDERS’ EQUITY

Preferred stock

As at December 31, 2023 and 2022, no Preferred shares have been designated or issued. Our Convertible Preferred Stock has a par value of $0.001 per share. The preferred shares can at any time be converted into shares of Common Stock at a 1:5 basis, and carry a voting-power of an “as if converted” basis multiplied by a factor of two.

Common stock

Issuances in the period January 1 and December 31, 2022 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2022		110,840,998	$5,992,717	$0.054
7/07/2022	e	—	42,250	—	issuance of warrants
8/15/2022	a	1,400,000	598,000	0.430	private placement
8/15/2022	e	—	148,085	—	issuance of warrants
8/31/2022	b	6,081,484	1,520,371	0.250	convertible note
9/08/2022	c	4,139,503	—	—	exercise of warrants	cashless
11/28/2022	a	156,200	50,000	0.320	private placement
12/29/2022	a	93,750	30,000	0.320	private placement
see Note 10	d	280,000	78,240	0.279	2021 Stock Plan	affiliate
see Note 10	d	354,000	60,700	0.171	2021 Stock Plan
12/31/2022		123,345,985	$8,520,455	$0.069

Issuances in the period January 1 and December 31, 2023 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2023		123,345,985	$8,520,455	$0.069
2/10/2023	a	156,250	50,000	0.320	private placement
4/14/2023	c	137,656	45,879	0.333	debt conversion
4/14/2023	c	6,763,562	2,254,197	0.333	debt conversion	affiliate
4/18/2023	a	78,125	25,000	0.320	private placement
5/10/2023	e	—	348,637	—	issuance of warrants
5/15/2023	a	114,286	40,000	0.350	private placement
5/17/2023	b	522,138	67,878	0.130	convertible note
6/26/2023	b	803,292	104,428	0.130	convertible note
7/26/2023	a	500,000	100,000	0.200	private placement
8/21/2023	f	1,612,903	145,161	0.090	public offering
8/21/2023	c	1,600,000	193,000	0.121	debt conversion
8/25/2023	a	505,186	68,200	0.135	private placement
8/30/2023	b	1,109,861	144,282	0.130	convertible note
9/14/2023	c	5,824,741	858,112	0.147	debt conversion	affiliate
9/19/2023	a	200,000	27,000	0.135	private placement
9/19/2023	a	370,370	50,000	0.135	private placement
see Note 10	d	463,163	106,348	0.230	2021 Stock Plan	affiliate
see Note 10	d	534,815	81,780	0.153	2021 Stock Plan
12/31/2023		144,642,333	$13,229,387	$0.091

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.
b	The Common Stock underlying the Convertible Note(s) are currently eligible for resale under Rule 144. At the time of sale of the promissory note, the Company claimed an exemption from the registration requirements of the Securities Act for these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.
c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in Rule 3(a)(9) of the Securities Act.
d	The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.
e	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in section 12(a) of the Securities Act.
f	The shares were issued after the Company filed a registration statement with the SEC, on Form S-1
g	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 145 of the Securities Act.
h	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 144 of the Securities Act.

F-16

Common Stock Warrants

The fair value of stock warrants granted for the year ended December 31, 2023 and 2022 was calculated with the following assumptions:

	2023	2022
Risk-free interest rate	4.29 – 4.95%	1.37 – 4.45%
Expected dividend yield	0%	0%
Volatility factor (monthly)	149.39%	155.52%
Expected life of warrant	5 years	5 years

For the year ended December 31, 2023 the Company awarded 800,000 warrants, valued at $348,637. For the year ended December 31, 2022 the Company awarded 492,030 warrants, valued at $190,335, while 22,000 warrants were retired, valued at $6,763, and 4,139,503 shares of Common Stock were issued in a cashless exercise.

The following table summarizes the Company’s Common Stock warrant activity for the year ended December 31, 2023 and 2022:

	Number of Warrants *	Weighted Average Exercise Price	Weighted Average Remaining Expected Term
Outstanding as at January 1, 2022	272,000	$2.00	3.7
Granted	492,030	0.26	5.0
Exercised	(200,000)	2.00	—
Forfeited/Cancelled	(22,000)	2.00	—
Outstanding as at December 31, 2022	542,030	$0.42	4.1
Granted	800,000	0.20	5.0
Exercised	—	—	—
Forfeited/Cancelled	—	—	—
Outstanding as at December 31, 2023	1,342,030	$0.29	3.8

*	The warrant agreements issued in 2019 for a total of 50,000 warrants include provisions for dilutive issuance and cash-less exercise. If exercised at December 31, 2023 the provisions would have resulted in an issuance of 1,130,114 shares at an average conversion price of $0.09, or 817,622 shares in a cash-less exercise. In order to mitigate the Company’s risk an administrative hold has been placed on one shareholder’s stock in the event of future exercise.

The following table summarizes information about stock warrants that are vested or expected to vest at December 31, 2023 with a market price of $0.15 at December 31, 2023:

	Warrants Outstanding				Exercisable Warrants
Number of Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value	Number of Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
1,342,030	$0.29	3.8	$—	1,342,030	$0.29	3.8	$—

The weighted-average remaining contractual life for warrants exercisable at December 31, 2023 is 3.8 years. The aggregate intrinsic value for fully vested, exercisable warrants was $0 at December 31, 2023.

The following table sets forth the status of the Company’s non-vested warrants as at December 31, 2023 and 2022.

	Number of Warrants	Weighted- Average Grant-Date Fair Value per share
Non-vested as at January 1, 2022	—	$—
Granted	492,060	0.20
Forfeited/Cancelled	—	—
Vested	492,060	0.20
Non-vested as at December 31, 2022	—	$—
Granted	800,000	0.20
Forfeited/Cancelled	—	—
Vested	800,000	0.20
Non-vested as at December 31, 2023	—	$—

F-17

NOTE 10 – STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

On January 15, 2021, the Company adopted a stock option plan entitled “The 2021 Stock Plan” (2021 Plan) under which the Company may grant Options to Purchase Stock, Stock Awards or Stock Appreciation Rights up to 15% of the then fully diluted number of shares of the Company’s Common Stock, automatically adjusted on January 1 each year.

As at December 31, 2023, there were 335,000 outstanding stock options valued at historic fair market value of $155,505 and a cumulative 5,288,687 shares issued valued at a fair historic market value of $99,910 at the time of award. As at December 31, 2022, there was “The 2010 Stock Plan” under this plan there were 524,000 outstanding stock options with a fair historic market value of $173,362 and a cumulative 4,290,709 shares issued with a negative (historically awarded “expensive” stock was returned to treasury in 2021) fair historic market value of $97,272 at the time of award.

Under the terms of the stock plans, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date. Vesting of the options is typically immediate and the options typically expire in five years. Stock Awards may be directly issued under the Plan (without any intervening options). Stock Awards may be issued which are fully and immediately vested upon issuance.

Shares Awarded and Issued 2021 Plan:

Issuances under the 2021 Stock Plan in the period January 1 and December 31, 2022

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2022		3,656,709	$(236,294)	$(0.065)
1/10/2022	*	40,000	6,400	0.160	stipend	affiliate
2/18/2022		100,000	16,000	0.160	stipend
4/01/2022	*	10,000	1,730	0.173	stipend	affiliate
4/01/2022	*	70,000	12,110	0.173	stipend	affiliate
4/11/2022		250,000	43,250	0.173	stipend
8/01/2022	*	80,000	25,600	0.320	stipend	affiliate
8/01/2022		2,000	640	0.320	stipend
10/28/2022	*	80,000	32,400	0.406	stipend	affiliate
10/28/2022		2,000	810	0.406	stipend
12/31/2022		4,290,709	$(97,354)	$(0.023)

Issuances under the 2021 Stock Plan in the period January 1 and December 31, 2023

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2023		4,290,709	$(97,354)	$(0.023)
4/14/2023	*	110,000	51,137	0.465	stipend	affiliate
4/14/2023		4,000	1,823	0.465	stipend
8/04/2023	*	120,000	17,940	0.150	stipend	affiliate
8/04/2023		477,000	71,312	0.150	stipend
10/27/2023	*	233,163	37,306	0.160	stipend	affiliate
10/27/2023		53,815	8,610	0.160	stipend
12/31/2023		5,288,687	$90,856	$0.017

The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.

*	The shares are held as shares of Preferred Shares, but are for comparison purposes expressed as Common share equivalents in this table.

Shares awarded, but not yet issued, under the 2021 Stock Plan for the year ended December 31, 2024:

Date		# Shares	Amount	Price/Share	Type	Notice
12/31/2023	*	211,269	21,338	0.101	stipend	affiliate
12/31/2023		72,423	7,315	0.101	stipend
12/31/2024		283,692	$28,653	$0.101

For the year ended December 31, 2023, the Company recorded stock-based compensation expense of $176,451 in connection with share-based payment awards. For the year ended December 31, 2022, the Company recorded stock-based compensation expense of $178,382 in connection with share-based payment awards.

F-18

Total number of shares awarded from the 2021 Plan

	Number of Shares	Fair Value per Share	Weighted Average Market Value per Share
Shares Issued as of January 1, 2022	3,656,709	$0.001 – 0.55	$(0.06)
Shares Issued	634,000	0.16 – 0.41	0.22
Shares Issued as of December 31, 2022	4,290,709	$0.001 – 0.55	$(0.02)
Shares Issued	997,978	0.15 – 0.48	0.20
Shares Issued as of December 31, 2023	5,288,687	$0.001 – 0.55	$0.02

Stock options granted and vested 2021 Plan:

For the year ended December 31, 2023, there were no options awarded under the 2021 Stock Plan. However, 189,000 options were forfeited. For the year ended December 31, 2022, there were no options awarded under the 2021 Stock Plan. However, 144,000 options were forfeited.

As at December 31, 2023, there was no unrecognized compensation expense related to non-vested stock option awards. The following table summarizes the Company’s stock option activity for the year ended December 31, 2023 and 2022:

	Number of Options	Exercise Price per Share	Weighted Average Exercise Price per Share
Outstanding as of January 1, 2022	668,000	$0.001 - 1.21	$0.71
Granted	—	0.001 - 0.20	0.20
Exercised	—	—	—
Options forfeited/cancelled	(144,000)	0.31 – 1.21	0.81
Outstanding as of December 31, 2022	524,000	$0.001 – 0.95	$0.44
Granted	—	—	—
Exercised	—	—	—
Options forfeited/cancelled	(189,000)	0.001 – 0.32	0.09
Outstanding as of December 31, 2023	335,000	$0.001 – 0.95	$0.62

The following table summarizes information about stock options that are vested or expected to vest at December 31, 2023:

		Options Outstanding				Exercisable Options
Exercise Price	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value	Number of Options	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
$0.001	45,000	$0.001	0.83	$6,750	45,000	$0.001	0.83	$6,750
0.19	45,000	0.19	0.58	—	45,000	0.19	0.58	—
0.20	45,000	0.20	0.34	—	45,000	0.20	0.34	—
0.95	200,000	0.95	0.51	—	200,000	0.95	0.51	—
$0.001-0.95	335,000	$0.62	0.54	$6,750	335,000	$0.62	0.54	$6,750

The weighted-average remaining estimated life for options exercisable at December 31, 2023, is 0.54 years.

F-19

The aggregate intrinsic value for fully vested, exercisable options was $6,750 at December 31, 2023. The actual tax benefit realized from stock option exercises for the year ended at December 31, 2023 and 2022, was $0 as no options were exercised.

As at December 31, 2023, the Company has 17,920,314 options or stock awards available for grant under the 2021 Plan.

NOTE 11 – NON-CONTROLLING INTEREST

	December 31, 2023	December 31, 2022
Net loss Subsidiary	$(333,630)	$(817,151)
Net loss attributable to the non-controlling interest	90,258	193,372
Net loss affecting Bioxytran	(243,372)	(623,780)

Accumulated losses	(3,927,917)	(3,594,287)
Accumulated losses attributable to the non-controlling interest	841,836	751,578
Accumulated losses affecting Bioxytran	(3,086,081)	(2,842,709)

Net equity non-controlling interest	$(680,886)	$(590,628)

As at December 31, 2023, are 29,410,000 issued and outstanding shares; 15,000,000 Common shares (51%) are held by Bioxytran and 14,410,000 Common shares (49%) are held by an affiliate where the beneficial ownership includes Mike Sheikh, Ola Soderquist and David Platt.

Further, an additional 1,358,466 options exercisable at $0.33 are held by a third party. The option agreement includes provisions for dilutive issuance, cash-less exercise and a conditional conversion right to shares of Common Stock in Bioxytran at a fixed conversion rate of 1.18864 shares per option share if Bioxytran’s ownership gets below 51%. If exercised at December 31, 2023, the provisions would have resulted in an issuance of 6,021,967 shares of Common Stock in Bioxytran at an average conversion price of $0.08849, or 4,541,801 shares in a cash-less exercise.

NOTE 12 – PROVISION FOR INCOME TAXES

Provision for Income Taxes

During the year ended December 31, 2023 and 2022, no provision for income taxes was recorded as the Company generated net operating losses.

The tax effects of temporary differences that give rise to deferred tax assets are presented below:

	2023	2022
Deferred Tax Assets:
Net operating loss carryforward	$13,080,252	$9,258,562

Total deferred tax assets	2,746,853	1,944,298

Valuation allowance	(2,746,853)	(1,944,298)

Deferred tax asset, net of valuation allowance	$—	$—

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate is as follows:

Tax benefit at federal statutory rate	(21.0)%	(21.0)%

The Company assesses the likelihood that deferred tax assets will be realized. To the extent that realization is not likely, a valuation allowance is established. Based upon the Company’s history of losses since inception, management believes that it is more likely than not those future benefits of deferred tax assets will not be realized.

F-20

At December 31, 2023, the Company had approximately $13,080,252 of federal net operating losses that may be available to offset future taxable income, At December 31, 2022, the Company had approximately $9,258,562 of federal net operating losses that may be available to offset future taxable income. $2,870 of the net operating loss carry forwards (NOL), if not utilized, will expire in 2037 for federal purposes, the remaining amount of NOL can be carried forward indefinitely. As at the fiscal year 2023, a deduction for issued warrants and stock options and restricted shares awarded from the 2021 Stock Plan for a total of $2,619,075 has not yet been made, for the fiscal year 2022 this total was $1,959,000. The market value less exercise price for these awards will be deducted if and when the warrants and stock options are exercised, while the restricted shares will be deducted at market value at the date they were awarded, once the restriction is removed.

Pursuant to the Internal Revenue Code Section 382 (“Section 382”), certain ownership changes may subject the net operating loss carryforwards (“carryforwards”) and research and development tax credit carryforwards to annual limitations which could reduce or defer the carryforwards. Section 382 imposes limitations on a corporation’s ability to utilize carryforwards if it experiences an ownership change. An ownership change may result from transactions increasing the ownership of certain stockholders in the stock of a corporation by more than 50 percentage points over a three-year period. In the event of an ownership change, utilization of the carryforwards would be subject to an annual limitation under Section 382 determined by multiplying the value of its stock at the time of the ownership change by the applicable long-term tax-exempt rate. Any unused annual limitation may be carried over to later years. The imposition of this limitation on its ability to use the carryforwards to offset future taxable income could cause the Company to pay U.S. federal income taxes earlier than if such limitation were not in effect and could cause such carryforwards to expire unused, reducing or eliminating the benefit of such carryforwards. The Company has not completed a Section 382 study to determine if there have been one or more ownership changes due to the costs associated with such a study. Until a study is completed and the extent of the limitations, if any, is able to be determined, no additional amounts have been written off or are being presented as an uncertain tax position.

On December 22, 2017, the U.S. government enacted comprehensive tax legislation commonly referred to as the Tax Cut and Jobs Act (the “Tax Act”). The Tax Act establishes new tax laws that affects 2019 and future years, including a reduction in the U.S. federal corporate income tax rate to 21%, effective January 1, 2019.

The Company applies the provisions of ASC 740-10, Income Taxes. The Company has not recognized any liability for unrecognized tax benefits and does not believe there is any uncertainty with respect to its tax position. The Company’s policy with respect to unrecognized tax benefits is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The Company files tax returns as prescribed by the tax laws of the jurisdictions in which it operates. In the normal course of business, the Company is subject to examination by federal and state jurisdictions, where applicable. There are currently no pending income tax examinations. Earlier years may be examined to the extent that tax credit or net operating loss carryforwards are used in future periods. The Company’s policy is to record interest and penalties related to income taxes as part of its income tax provision.

NOTE 13 – COMMITMENTS AND CONTINGENCIES

Employment contracts

Our Executive Officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. The most substantial provisions include;

●

Compensation of three (3) times the employee’s annual salary upon the Termination Date and any target bonus earned, or if termination occurs within 12 months of a change in control, then the terminated employee shall receive two (2) times the employee’s annual salary and any target bonus earned.

●	Continued coverage under any health, medical, dental or vision program or policy, in which they were eligible to participate at the time of employment termination, for 12 months.
●	Provide outplacement services through one or more outside firms of the employee’s choosing up to an aggregate of $50,000.

There are no other arrangements or plans in which we provide pension, retirement or similar benefits for any of Executive Officers or Directors.

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

At present, there is no other pending litigation or proceeding involving any of our Directors, Officers or employees as to which indemnification is sought, nor are we aware of any threatened litigation or proceeding that may result in claims for indemnification.

F-21

NOTE 14 – SUBSEQUENT EVENTS

The Company has evaluated events from December 31, 2023, through the date the financial statements were issued. The events requiring disclosure for this period are as follows:

i.	In the first quarter of 2024 a note for a total of $1,263,562 (whereof $163,562 in interest) was converted into 9,857,092 shares of Common Stock.

ii.	On July 15, 2024, Bioxytran entered into a Joint Venture Agreement (“JV Agreement”) with the Heme Foundation (1), and NDPD Pharma, Inc. (2). The JV Agreement outlines each partners contributions and rights in the development of a Universal Oxygen Carrier (“UOC”).

iii.	On May 1, 2024, the 2021 Note was extended until December 1, 2024, in exchange for a $105,000 debt discount, and the conversion price was adjusted to the lower of (i) a fixed price of $0.08, or (ii) if the VWAP at the date of conversion is below $0.08, the conversion price will be reduced with 120% of the difference between fixed price and VWAP.

As per a second amendment dated December 27, 2024, the maturity date was extended to March 1, 2025, and further allows for the Company the option to repurchase the note at face value and a conversion of $70,000 in shares of Common Stock.

At January 13, 2025, the remaining outstanding note is as follows:

Debtor	Date of Issuance	Principal Amount	Interest Rate	Accrued Interest	Total Amount	Maturity Date
Private Placement, 2021 Note	5/3/2021	805,000	10%	143,642	948,642	3/01/2025

iv.	As per the exchange terms in the Joint Venture Agreement dated November 15, 2020, an affiliate, of which the beneficial ownership includes the Company’s officers, had the option to convert up to 15,000,000 shares of Pharmalectin into a maximum 17.5% ownership in the Company. On August 19, 2024, the affiliate exercised the option and exchanged 14,410,000 shares (49%) of Pharmalectin into 8,973,405 shares of Preferred Stock of Bioxytran.

v.	On August 19, 2024, the Company issued 28,971,248 shares of Convertible Preferred Stock, with a par value of $0.001 per share, to company insiders in exchange for 94,057,658 shares of Common Stock, at a 5:1 basis, as per the Certificate of Designation dated April 19, 2024, $353,840 in accrued salaries, accounts receivable and other short-term debt, and of exercise of the conversion rights for the 14,410,000 (49%) Subsidiary shares as per option agreement dated November 20, 2021. The Preferred shares can at any time be converted back into shares of Common Stock at a 1:5 basis, and carry a voting-power of an “as if converted” basis multiplied by a factor of two.

vi.	On October 25, 2024, the Company acquired 100% of the shares in NDPD Pharma from its shareholders which included the Company’s management team. The following table summarizes the fair market value of assets acquired and liabilities assumed as of the acquisition date:

October 25, 2024
Consideration Paid
Common Stock – 3,389,169 shares @ $0.109	$368,623
Preferred Stock – 28,467,564 shares @ $0.543	15,481,377
Preferred Stock returned to Treasury - 14,085,410 shares	(4,007,572)
Total consideration	$11,842,428

Assets acquired and liabilities assumed:
Cash	$396
Assumed Expenses	1,828
Intangible assets – amortized over 17 years	8,190,000
Goodwill	5,382,610

Deferred taxes (21%)	(1,719,900)
Loan from affiliate	(12,506)
Assumed value	$11,842,428

vii.	Issuance of Preferred Stock in the period January 1 and December 31, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		—	$—	$—
8/19/2024	g	19,221,026	4,139,126	0.215	conversion Common Stock	affiliate
8/19/2024	d	8,973,405	160,950	0.018	exercise of warrant	affiliate
8/19/2024	c	776,817	353,840	0.455	debt conversion	affiliate
8/28/2024	g	22,370	14,820	0.662	conversion Common Stock	affiliate
8/28/2024	g	(100,000)	(500)	0.005	conversion Common Stock	affiliate
10/25/2024	c	28,467,564	13,095,079	0.460	return to treasury	affiliate
10/25/2024	a	(14,085,410)	(4,007,572)	0.285	subsidiary acquisition	affiliate
10/25/2024	b	82,476	37,939	0.460	see 2021 stock plan	affiliate
12/04/2024	h	(200,000)	(1,000)	0.005	gift transfer	affiliate
12/31/2024		43,158,248	$13,806,213	$0.318

F-22

viii.	Issuance of Common Stock in the period January 1 and December 31, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		144,642,333	$13,158,312	$0.090
1/17/2024	a	333,333	45,000	0.135	private placement
1/17/2024	-	—	(45,000)	—	subscription
1/18/2024	c	3,703,704	500,000	0.135	debt conversion
1/18/2024	c	3,599,289	485,904	0.135	debt conversion	affiliate
1/22/2024	c	4,356,778	—	—	exercise of warrant	cashless
1/22/2024	b	8,950,474	1,163,562	0.130	convertible note
3/20/2024	b	906,618	100,000	0.110	convertible note
3/27/2024	c	3,705,808	385,404	0.104	debt conversion
4/04/2024	c	1,000,000	104,000	0.104	debt conversion
4/15/2024	b	479,192	62,295	0.130	convertible note
4/15/2024	a	173,077	18,000	0.104	private placement
4/19/2024	c	250,000	32,125	0.129	debt conversion
4/22/2024	a	194,553	25,000	0.128	private placement
5/16/2024	b	769,231	100,000	0.130	convertible note
5/20/2024	c	1,027,397	150,000	0.146	debt conversion
6/27/2024	a	212,766	20,000	0.094	private placement
8/19/2024	g	(96,105,125)	(4,139,126)	0.043	conversion Preferred Stock	affiliate
8/28/2024	g	(111,847)	(14,820)	0.133	conversion Preferred Stock	affiliate
8/28/2024	g	500,000	500	0.001	conversion Preferred Stock	affiliate
10/25/2024	h	3,389,169	311,803	0.092	subsidiary acquisition
12/4/2024	h	1,000,000	1,000	0.001	gift transfer
see Note 10	d	1,886,944	207,289	0.110	2021 Stock Plan	affiliate
see Note 10	d	1,919,214	201,875	0.105	2021 Stock Plan
12/31/2024		86,782,908	$12,873,123	$0.148

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

b	The Common Stock underlying the Convertible Note(s) are currently eligible for resale under Rule 144. At the time of sale of the promissory note, the Company claimed an exemption from the registration requirements of the Securities Act for these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in Rule 3(a)(9) of the Securities Act.

d	The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.

e	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in section 12(a) of the Securities Act.

f	The shares were issued after the Company filed a registration statement with the SEC, on Form S-1

g	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 145 of the Securities Act.

h	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 144 of the Securities Act.

Management sees no further subsequent events requiring disclosure.

F-23

BIOXYTRAN, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2024, AND DECEMBER 31, 2023

	September 30, 2024	December 31, 2023
	(unaudited)	(restated)
ASSETS
Current assets:
Cash	$34,672	$26,086
Total current assets	34,672	26,086

Capitalized patent costs, net	124,336	113,296
Total fixed assets	124,336	113,296

Total assets	$159,008	$139,382

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued operative expenses	$98,426	$78,922
Accounts payable affiliate	35,084	2,000
Accrued interest	123,352	223,759
Accrued interest affiliate	2,934	—
Un-issued shares liability	10,194	507,315
Un-issued shares liability affiliate	40,000	507,242
Short term loan	38,000	—
Short term loan affiliate	140,588	25,000
Convertible notes payable, net of premium and discount	755,000	1,900,000
Total current liabilities	1,243,578	3,244,238

Total liabilities	1,243,578	3,244,238

Commitments and contingencies	—	—

Stockholders’ deficit:
Preferred stock, $0.001 par value; 50,000,000 shares authorized, 28,893,618 and nil issued and outstanding as at September 30, 2024, and December 31, 2023.	28,894	—
Common stock, $0.001 par value; 300,000,000 shares authorized; 82,238,648 and 145,642,333 issued and outstanding as at September 30, 2024, and December 31, 2023	82,239	144,642
Additional paid-in capital Common Stock	17,208,572	13,130,715
Non-controlling interest	—	(680,886)
Accumulated deficit	(18,404,275)	(15,699,327)
Total stockholders’ deficit	(1,084,570)	(3,104,856)

Total liabilities and stockholders’ deficit	$159,008	$139,382

See the accompanying notes to these unaudited condensed consolidated financial statements

F-24

BIOXYTRAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(UNAUDITED)

	Three months ended		Nine months ended
	September 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
		(restated)		(restated)
Operating expenses:
Research and development	$51,000	$316,129	$78,000	$604,771
General and administrative	153,886	232,778	763,425	888,788
General and administrative affiliate	102,447	298,000	488,523	1,138,130
Compensation Expense	8,416	81,318	187,517	82,561
Compensation Expense affiliate	30,455	57,240	217,290	75,677
Total operating expenses	346,204	985,465	1,734,755	2,789,927

Loss from operations	(346,204)	(985,465)	(1,734,755)	(2,789,927)

Other expenses:
Interest expense	(17,845)	(48,701)	(63,950)	(155,399)
Interest expense affiliate	(1,809)	—	(4,324)	—
Loss on issuance	—	(120,772)	—	(212,458)
Amortization of IP	(1,516)	(1,803)	(5,083)	(4,505)
Debt discount amortization and issuance of warrants	(25,000)	—	(55,000)	(348,637)
Total other income (expenses)	(46,170)	(171,276)	(128,357)	(720,999)

Net loss before provision for income taxes	(392,374)	(1,156,741)	(1,863,112)	(3,510,926)

Provision for income taxes	—	—	—	—
NET LOSS	(392,374)	(1,156,741)	(1,863,112)	(3,510,926)

Net loss attributable to the non-controlling interest	—	34,777	—	68,435

NET LOSS ATTRIBUTABLE TO BIOXYTRAN	$(392,374)	$(1,121,964)	$(1,863,112)	$(3,442,491)

Loss per Common share, basic and diluted	$(0.00)	$(0.01)	$(0.01)	$(0.03)

Weighted average number of Common shares out-standing, basic and diluted	126,391,176	136,443,056	153,821,016	129,441,332

See the accompanying notes to these unaudited condensed consolidated financial statements

F-25

BIOXYTRAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(UNAUDITED)

	Common Stock		Preferred Stock		Add. Paid	Accumul.	Non- contr.	Total
	Shares	Amount	Shares	Amount	in Capital	Deficit	Int.	Equity
January 1, 2023	123,252,235	$123,252	—	$—	$8,392,430	$(11,217,600)	$(590,628)	$(3,292,546)
Stock transactions	250,000	250			79,750			80,000
Net loss attr to the non-contr int.							(32,894)	(32,894)
Net loss						(780,654)		(780,654)
March 31, 2023	123,502,235	$123,502	—	$—	$8,472,180	$(11,998,254)	$(623,522)	$(4,026,094)

Stock transactions	192,411	192			64,808			65,000
Issuance stock plan affiliate	110,000	110			51,027			51,137
Issuance stock plan other	4,000	4			1,819			1,823
Conversion of debt affiliate	6,763,562	6,764			2,247,433			2,254,197
Conversion of debt other	137,656	138			45,741			45,879
Convertible note	1,325,430	1,325			170,981			172,306
Issuance of warrants					348,637			348,637
Net loss attr to the non-contr int.							(764)	(764)
Net loss						(1,539,650)		(1,539,650)
June 30, 2023	132,035,294	$132,035	—	$—	$11,402,626	$(13,537,904)	$(624,286)	$(2,627,529)

Stock transactions	3,188,459	3,188			387,173			390,361
Issuance stock plan affiliate	120,000	120			17,820			17,940
Issuance stock plan other	477,000	477			70,835			71,312
Conversion of debt affiliate	5,824,741	5,825			852,287			858,112
Conversion of debt other	1,600,000	1,600			191,400			193,000
Convertible note	1,109,861	1,110			143,172			144,282
Net loss attr to the non-contr int.							(34,777)	(34,777)
Net loss						(1,121,964)		(1,121,964)
September 30, 2023 (restated)	144,355,355	$144,355	—	$—	$12,913,571	$(14,659,868)	$(659,063)	$(2,143,918)

F-26

	Common Stock		Preferred Stock		Add. Paid	Accumul.	Non- contr.	Total
	Shares	Amount	Shares	Amount	in Capital	Deficit	Int.	Equity
January 1, 2024	144,642,333	$144,642	—	$—	$13,130,715	$(15,699,327)	$(680,886)	$(3,104,856)
Stock subscription	333,333	333			(333)			—
Issuance stock plan affiliate	1,190,460	1,191			122,253			123,444
Issuance stock plan other	1,643,231	1,643			163,566			165,209
Conversion of debt affiliate	3,599,289	3,599			482,305			485,904
Conversion of debt other	7,409,512	7,410			877,994			885,404
Exercise of warrants	4,356,778	4,357			(4,357)			—
Convertible note	9,857,092	9,857			1,253,705			1,263,562
Net loss attr to the non-contr int.							(13,324)	(13,324)
Net loss						(795,766)		(795,766)
March 31, 2024	173,032,028	$173,032	—	$—	$16,025,848	$(16,495,093)	$(694,210)	$(990,423)

Stock transactions	580,396	580			62,420			63,000
Issuance stock plan affiliate	241,938	242			29,758			30,000
Issuance stock plan other	36,246	36			10,659			10,695
Conversion of debt	2,277,397	2,277			283,848			286,125
Convertible note	1,248,423	1,249			161,046			162,295
Net loss						(661,648)		(661,648)
June 30, 2024	177,416,428	$177,416	—	$—	$16,573,579	$(17,156,741)	$(694,210)	$(1,099,956)

Issuance stock plan affiliate	454,546	455			45,000			45,455
Issuance stock plan other	84,646	85			8,380			8,465
Conversion to Pref Stock affiliate	(95,716,972)	(95,717)	19,143,396	19,144	76,573			—
Conversion of debt affiliate			776,817	777	353,063			353,840
Exercise of warrants			8,973,405	8,973	151,977		(160,950)	—
Elimination non-contr int.						(855,160)	855,160	—
Net loss						(392,374)		(392,374)
September 30, 2024	82,238,648	$82,239	28,893,618	$28,894	$17,208,572	$(18,404,275)	$—	$(1,084,570)

See the accompanying notes to these unaudited condensed consolidated financial statements

F-27

BIOXYTRAN, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(UNAUDITED)

	Nine months Ended
	September 30, 2024	September 30, 2023
		(restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,863,112)	$(3,510,926)
Adjustments to reconcile net loss to net cash used in operating activities:
Debt discount amortization, incl. issuance of warrants	55,000	348,637
Amortization of IP	5,083	4,505
Stock-based compensation	187,517	82,561
Stock-based compensation affiliate	217,290	75,677
Loss on issuance	—	212,458
Interest paid for note conversion	164,357	51,588
Changes in operating assets and liabilities:
Accounts payable and accrued expenses	628,627	(213,202)
Accounts payable affiliate	505,447	2,265,953
Net cash used in operating activities	(99,791)	(682,749)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investment in intangibles	(16,123)	(37,740)
Net cash used in investing activities	(16,123)	(37,740)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from stock sales	63,000	505,361
Proceeds from issuance of convertible notes payable	61,500	—
Net cash provided by financing activities	124,500	505,361

Net increase (decrease) in cash	8,586	(215,128)
Cash, beginning of period	26,086	295,401
Cash, end of period	$34,672	$80,273

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Interest paid	$—	$52,425
Income taxes paid	—	—
NON-CASH INVESTING & FINANCING ACTIVITIES
Issuance of warrants	—	348,637
Debt discount on convertible note	55,000	—
Common shares issued for the conversion of principal and accrued interest	1,425,857	316,588
Common shares issued for the conversion of accounts payable	1,171,529	—
Common shares issued for the conversion of accounts payable affiliate	$839,744	$—

See the accompanying notes to these unaudited condensed consolidated financial statements

F-28

BIOXYTRAN, INC.

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2024, AND 2023

(UNAUDITED)

NOTE 1 – BACKGROUND AND ORGANIZATION

Business Operations

Bioxytran, Inc. (the “Company”) is a clinical stage pharmaceutical company focused on the development, manufacture and commercialization of therapeutic drugs designed to address hypoxia (a lack of oxygen to tissues) in humans in a safe and efficient manner.

Pharmalectin, Inc. (“Pharmalectin”) is a subsidiary focused on the development, manufacture and commercialization of therapeutic drugs designed to address conditions related to viral diseases.

NDPD Pharma, Inc. (“NDPD”) is a subsidiary focused on prototyping and development of specialized equipment for pharmaceutical manufacturing, and in the development of carbohydrate molecules deriving from partially hydrolyzed guar gum (“PHGG”).

Pharmalectin (BVI), Inc. (“Pharmalectin BVI”) is a subsidiary serving as custodian of the Company’s Copyrights, Trademarks and Patents.

Pharmalectin India Pvt Ltd. (“Pharmalectin India”) is a subsidiary managing the Company’s local clinical research and trials, and holds the local rights to commercialization.

Organization

Bioxytran, Inc. was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized shares of Common Stock with a par value of $0.0001, and 5,000,000 shares of Preferred Stock with a par value of $0.0001. On September 21, 2018, the Company underwent a reorganization in the form of a reverse merger and is currently registered as a Nevada corporation with a taxing structure for U.S. federal and state income tax as a C-Corporation with 300,000,000 authorized shares of Common Stock with a par value of $0.001, and 50,000,000 shares of Preferred Stock with a par value of $0.001. As at September 30, 2024, there are 82,238,648 shares of Common Stock issued and outstanding, while there are 28,893,618 shares of Preferred Stock outstanding that are beneficially held by insiders, or their affiliates.

Pharmalectin was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized shares of Common Stock with a par value of $0.0001, and 5,000,000 shares of Preferred Stock with a par value of $0.0001. Pharmalectin was originally formed under the name of Bioxytran “Bioxytran (DE)”. On April 29, 2020, the name was changed to Pharmalectin, Inc. As at September 30, 2024, there are 15,000,000 shares of Common Stock issued and outstanding; 14,410,000 shares had earlier been cancelled after an option to convert the shares into Bioxytran stock was exercised by an affiliate, the beneficial ownership of which includes the Company’s officers. The non-controlling interest was eliminated directly against accumulated deficit.

NDPD Pharma was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized shares of Common Stock with a par value of $0.0001, and 5,000,000 shares of Preferred Stock with a par value of $0.0001. On October 25, 2024, the Company acquired 100% of NDPD’s shares of Common Stock from affiliates, where the beneficial ownership includes the Company’s officers. At the time of the acquisition NDPD held 14,085,410 shares of Preferred Stock in the Company, valued at $4,007,572, that was returned to treasury. At the time of the acquisition NDPD was the owner of two patents that was partially licensed to the Company. As at September 30, 2024, there are 15,000,000 shares of Common Stock issued and outstanding.

Pharmalectin BVI was organized on March 17, 2021, as a British Virgin Islands (“BVI”) Business Corporation with a BVI corporate taxing structure and 50,000 authorized and outstanding shares of Common Stock with a par value of $1.00. The Company holds 100% of the shares in the Subsidiary.

Pharmalectin India was organized on August 30, 2023, as an Indian Business Corporation with its principal place of business in Hyderabad, Telangana, India. Pharmalectin India has 50,000 authorized shares of Common Stock with a par value of $0.12 (₹10). There are currently 41,020 outstanding shares of Common Stock of which 41,000 (99.95%) are held by the Company.

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements of the Company have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission (the “SEC”), including the instructions to Form 10-Q and Regulation S-X. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”), have been condensed or omitted from these statements pursuant to such rules and regulations and, accordingly, they do not include all the information and notes necessary for comprehensive financial statements and should be read in conjunction with our audited consolidated financial statements.

While the information presented in the accompanying financial statements is unaudited, it includes all adjustments which are, in the opinion of the management, necessary to present fairly the financial position, results of operations and cash flows for the periods presented in accordance with the accounting principles generally accepted in the U.S. GAAP. In the opinion of management, all adjustments considered necessary for a fair presentation of the results of operations and financial position have been included and prepared in accordance with U.S. GAAP. These financial statements should be read in conjunction with the Company’s December 31, 2023, audited financial statements and notes.

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Reclassification

Statements of Operations: By request from our shareholders, general and administrative expenses, as well as interest expenses, have been separated into affiliate and third party (others), in comparison with earlier periods.

Statements of Cash Flows: By request from our shareholders, stock-based compensation has been separated into affiliate and third party (others), in comparison with earlier periods.

Principles of Consolidation

The accompanying unaudited condensed consolidated financial statements include the accounts of Bioxytran, including its majority owned subsidiary, Pharmalectin, as well as its wholly owned subsidiaries, Pharmalectin BVI and Pharmalectin India (collectively, the “Company”). All intercompany accounts have been eliminated upon consolidation.

Note 2 — RESTATEMENT OF PREVIOUSLY ISSUED FINANCIAL STATEMENTS

In September 2024, the Company concluded that for shares issued pursuant to the Exchange Exemption in Rule 3(a)(9), the company historically valued these shares at the same price as an ongoing capital raise pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. In retrospect this approximation of Fair value based on the recommendations with ASC 820 - Fair Value Measurement, was not concluded to be precise enough, and that we would need to define a more precise value based on market price at the time of issuance. In accordance with the guidance of ASC 820 concerning for Lack of Registration Premium, shares that are restricted for six months under SEC Rule 144 generally see a 20%–30% discount on market price. The Company has opted for a 25% discount to the market price at the date of issuance based on the Company’s elevated volatility, and to the illiquidity of the high number of shares issued in these transactions.

Therefore, the Company, in consultation with its Audit Committee, concluded that its previously issued Financial Statements for the quarter ended September 30, 2023 and for the year ended December 31, 2023 (the “Affected Periods”) should be restated because of a misapplication in the guidance around the valuation for certain of our outstanding shares of Common Stock (the “Shares”) and should no longer be relied upon.

Impact of the Restatement

The impact of the restatement on the balance sheets, statements of operations and statements of cash flows for the Affected Periods is presented below. The restatement had no net impact on net cash flows from operating, investing or financing activities.

Balance Sheet	As of December 31, 2023
	As Previously Reported	Restatement Adjustment	As Restated
Assets
Adjustments		1744	1744
Total assets	$137,638	$1,744	$139,382
Liabilities
Adjustments		(5,262)	(5,262)
Total liabilities	3,249,500	(5,262)	3,244,238
Stockholders’ equity
Preferred stock, $0.001 par value	—	—	—
Adjustments		(1,000)	(1,000)
Common stock, $0.001 par value	145,642	(1,000)	144,642
Adjustments		(209,731)	(209,731)
Additional paid-in capital	12,920,984	209,731	13,130,715
Non-controlling interest	(680,886)	—	(680,886)
Accumulated deficit	(15,497,602)	(201,725)	(15,699,327)
Total stockholders’ equity	(3,111,862)	7,006	(3,104,856)
Total liabilities and stockholders’ equity	$137,638	$1,744	$139,382

Statement of Operations	As of September 30, 2023
	As Previously Reported	Restatement Adjustment	As Restated
Adjustment from Operations		3,460	3,460
Loss from operations	$(2,793,386)	$3,460	$(2,789,927)
Loss of issuance		(212,458)	(212,458)
Total other (expense) income	(508,541)	(212,458)	(720,999)
Net loss	$(3,301,927)	$(208,999)	$(3,510,926)
Net loss attributable to the non-controlling interest	68,435	—	68,435
NET LOSS ATTRIBUTABLE TO BIOXYTRAN	(3,233,492)	(208,999)	(3,442,491)

Loss per Common share, basic and diluted	(0.02)	(0.01)	(0.03)

Weighted average number of Common shares out-standing, basic and diluted	129,441,332	—	129,441,332

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Statement of Cash Flows	As of September 30, 2023
	As Previously Reported	Restatement Adjustment	As Restated
Net loss	$(3,301,927)	$(208,999)	$(3,510,926)
Adjustments		(3,460)	(3,460)
Adjustment to reconcile net loss to net cash used in operating activities	—	(212,458)	(212,458)
Net cash used in operating activities	(682,749)	—	(682,749)
Net cash used in investing activities	(37,740)	—	(37,740)
Net cash provided by financing activities	505,361	—	505,361
Net change in cash	$(215,128)	$—	$(215,128)

The impact to the balance sheet dated September 30, 2023, filed on Form 10-Q on November 3, 2023, the valuation of for shares issued pursuant to the Exchange Exemption in Rule 3(a)(9), resulted in a $212,458 increase to the Loss of issuance line item on September 30, 2023 and offsetting to the Additional Paid in Capital (“APIC”). There is no change to total stockholders’ equity at any reported balance sheet date

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Cash

For purposes of the Statement of Cash Flows, the Company considers all highly liquid debt instruments purchased with an original maturity date of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of expenses during the reporting period. Significant estimates include the fair value of the Company’s stock, stock-based compensation, valuation of warrants, valuations in connection with convertible notes and the valuation allowance related to deferred tax assets. Actual results may differ from these estimates.

Net Loss per Common Share, basic and diluted

The Company computes earnings (loss) per share under Accounting Standards Codification subtopic 260-10, Earnings Per Share (“ASC 260-10”). Net loss per common share is computed by dividing net loss by the weighted average number of shares of Common Stock outstanding during the year. Diluted earnings per share, if presented, would include the dilution that would occur upon the exercise or conversion of all potentially dilutive securities into Common Stock using the “treasury stock” and/or “if converted” methods as applicable.

As explained further below, at September 30, 2024, we would, based on the market price of $0.11/share, be obligated to issue approximately 11,604,400 shares of Common Stock upon conversion of the currently outstanding 2021 convertible note (the “2021 Note”), based on $928,352 in outstanding principal and interest. The 2021 Note carry an interest rate of 10% and is convertible at a fixed exercise price of $0.08/share. Upon exercise of outstanding warrants 1,292,030 shares could be issued, along with an additional 1,130,114 shares for warrants with dilutive exercise. As explained further below, the 2021 stock plan has 26,712,247 stock or options to purchase or receive grants of shares of Common Stock available for grant, and currently there are no stock options outstanding.

Stock Based Compensation

The Company measures the cost of services received from employees and non-employees in exchange for an award of equity instruments based on the fair value of the award on the grant date pursuant to ASC 718. Stock-based compensation expense is recorded by the Company over the requisite service period, or vesting period, in the same expense classifications in the statements of operations, as if such amounts were paid in cash.

Accounting for subsidiary stock transactions

The Company accounts for subsidiary stock transactions in accordance with Opinions of the Accounting Principles Board 09 (APBO No. 9). In paragraph 28, this pronouncement excluded all adjustments from transactions in a company’s own stock “…from the determination of net income or the results of operations under all circumstances.”

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Research and Development

The Company accounts for research and development costs in accordance with Accounting Standards Codification subtopic 730-10, Research and Development (“ASC 730-10”). Under ASC 730-10, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and development costs are expensed when the contracted work has been performed or as milestone results have been achieved as defined under the applicable agreement. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. In the nine months ended September 30, 2024, the Company incurred $78,000 in research and development expenses, while during the nine months ended September 30, 2023, the Company incurred $604,771.

Intangibles – Goodwill and Other

Valuation of intangibles are in accordance with ASC 350. Costs associated with the application and award of patents in the U.S. and various other countries are capitalized and amortized on a straight-line basis over the term of the patents as determined at award date, which varies depending on the pendency period of the application, generally approximating seventeen years. Capitalized patent costs, also referred to as patent prosecution costs, include internal legal labor, professional legal fees, government filing fees and translation fees related to expanding the Company’s patent portfolio. Costs associated with the maintenance and annuity fees of patents are accounted for as prepaid assets at the time of payment and amortized over the shorter of the maintenance period or remaining life of the related patent.

Accrued Expenses

As part of the process of preparing our condensed consolidated financial statements, we are required to estimate accrued expenses. This process involves identifying services that third parties have performed on our behalf and estimating the level of service performed and the associated cost incurred on these services as at each balance sheet date in our consolidated financial statements. Examples of estimated accrued expenses include professional service fees, such as those arising from the services of attorneys and accountants and accrued payroll expenses. In connection with these service fees, our estimates are most affected by our understanding of the status and timing of services provided relative to the actual services incurred by the service providers. In the event that we do not identify certain costs that have been incurred or we under, or over, estimate the level of services or costs of such services, our reported expenses for a reporting period could be understated or overstated. The date on which certain services commence, the level of services performed on or before a given date, and the cost of services are often subject to our judgment. We make these judgments based upon the facts and circumstances known to us in accordance with accounting principles generally accepted in the U.S.

Warrants

The Company has issued Common Stock warrants in connection with the execution of certain equity and debt financings. The fair value of warrants is determined using the Black-Scholes option-pricing model using assumptions regarding volatility of our common share price, remaining life of the warrant, and risk-free interest rates at each period end.

Fair Value

Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”) requires disclosure of the fair value of certain financial instruments. The carrying value of cash and cash equivalents, accounts payable and accrued liabilities, and short-term borrowings, as reflected in the balance sheets, approximate fair value because of the short-term maturity of these instruments. All other significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practicable the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

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The Company follows Accounting Standards Codification subtopic 820-10, Fair Value Measurements and Disclosures (“ASC 820-10”) and Accounting Standards Codification subtopic 825-10, Financial Instruments (“ASC 825-10”), which permits entities to choose to measure many financial instruments and certain other items at fair value.

The valuation of shares issued under an exemption from registration, such as under Rule 3(a)(9) of the Securities Act, typically relates to ASC 820 (Fair Value Measurement) under U.S. Generally Accepted Accounting Principles (GAAP). This accounting standard provides guidance on how to measure fair value when required for financial reporting purposes. Among other notable considerations the Company highlights;

●	When valuing shares in an exchange under Rule 3(a)(9), the conversion terms and the value of the securities being exchanged (debt, other equity, etc.) must be considered. If the company is offering a premium or discount as part of the exchange, this would impact the fair value measurement;

Based on Empirical Evidence and Studies, for restricted stock in public companies, the liquidity discount averages around 20%–30%, based on, but not limited to, the following data;

○	Liquidity of the Security:

■	If the company has low trading volumes and investors may find it difficult to sell shares, the discount could be on the higher end of the range (e.g., 30%–40%).
■	Conversely, for OTC companies with higher trading volumes, the discount might be lower (e.g., 10%–20%).

○	Holding Period:

■	The longer the restriction period on the newly issued shares, the higher the discount. If the shares are subject to extended holding periods, investors will require greater compensation for their inability to sell the shares in the short term.
■	For example, shares that are restricted for six months under SEC Rule 144 could see a 20%–30% discount. If the holding period extends beyond that or other limitations apply, the discount might increase.

○	Company Fundamentals and Risk

■	Investors consider the financial health, stability, and growth prospects of the issuing company. A riskier OTC company with volatile financials or uncertain growth prospects might see a larger liquidity discount (e.g., closer to 40%).
■	Companies with strong fundamentals might experience a lower discount (e.g., 10%–20%), even in the OTC market.

In accordance with the guidance of ASC 820 concerning for Lack of Registration Premium, shares that are restricted for six months under SEC Rule 144 generally see a 20%–30% discount on market price. The Company has opted for a 25% discount to the market price at the date of issuance based on the Company’s elevated volatility, and to the illiquidity of the large amount of shares generally issued in these transactions.

In contrary, shares issued under the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act where ASC 718 (Compensation—Stock Compensation), are valued at market price at the grant date, based on the limited amount of shares awarded, and its predictable repetitiveness. Under ASC 718, the grant date is typically the measurement date for share-based compensation. This is the date when both parties (employer and employee) have a mutual understanding of the terms of the award, and it is used to determine the fair value of the stock-based award for accounting purposes. The fair value measured at the grant date is not adjusted for subsequent changes in stock price.

Recent Accounting Pronouncements

In August 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity.

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The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2020, and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2022. The Company adopted ASU 2020-06 effective January 1, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed interim financial statements.

NOTE 4 – GOING CONCERN AND MANAGEMENT’S LIQUIDITY PLANS

As at September 30, 2024, the Company had cash of $34,672 and a negative working capital of ($1,207,907). The Company has not yet generated any revenues, and has incurred an accumulated deficit of $18,404,275. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

During the nine months ended September 30, 2024, the Company raised a net of $63,000 in cash proceeds from equity and $61,500 in cash proceeds from the issuance of convertible notes. During the same period in 2023, the Company raised a net of $505,361 in cash proceeds from equity. The Company is aware that its current cash on hand will not be sufficient to fund its projected operating requirements through the month of September 2024, and is pursuing alternative opportunities to funding.

The Company intends to raise additional capital through private placements of debt and equity securities, but there can be no assurance that these funds will be available on terms acceptable to the Company, or will be sufficient to enable the Company to fully complete its development activities or sustain operations. If the Company is unable to raise sufficient additional funds, it will have to develop and implement a plan to further extend payables, reduce overhead, or scale back its current business plan until sufficient additional capital is raised to support further operations. There can be no assurance that such a plan will be successful.

Accordingly, the accompanying unaudited condensed consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates continuation of the Company as a going concern and the realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the unaudited condensed consolidated financial statements do not necessarily purport to represent realizable or settlement values. The unaudited condensed consolidated financial statements do not include any adjustment that might result from the outcome of this uncertainty.

NOTE 5 - AFFILIATE TRANSACTIONS

The Company holds License Agreements (the “License(s)”) for a medical device (license obtained in 2019) and a compound (license obtained in 2021), with two affiliated companies of which the beneficial ownership includes the Company’s officers. The products were developed prior to the establishment of Bioxytran. The yearly maintenance fees for each license amount to $5,000 per year. During the nine months ended September 30, 2024, and in 2023, there were $10,000 in transactions with affiliates for license maintenance.

The Company had at September 30, 2024, loan agreements calling for an 8% interest with two of its affiliates for a total value of $140,588 with an accrued interest of $2,934. As at December 31, 2023, there was a loan for $25,000 while there was no interest due.

NOTE 6 - INTANGIBLES

Intangible assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. No impairment charges were recorded for the nine months ended September 30, 2024, and the year ended December 31, 2023.

Amortization of capitalized patent costs associated with the application and award of patents in the U.S. and various other countries are capitalized and amortized on a straight-line basis over the term of the patents as determined at the award date, which varies depending on the pendency period of the application, generally approximating twenty years.

	Estimated End-of-Life (year)	September 30, 2024	December 31, 2023
Capitalized patent costs	2041	$141,348	$125,225
Accumulated amortization		(17,012)	(11,929)
Intangible assets, net		$124,336	$113,296

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NOTE 7 – ACCOUNTS PAYABLES AND ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

On September 30, 2024, there was $2,934 in interest due and $140,588 of principal and interest on loans from affiliates, and $40,000 of liability related to un-issued shares due to an affiliate. On December 31, 2023, there were $2,000 in accounts payable and $25,000 of principal and interest on loans from affiliates, and $515,904 in liability related to un-issued shares due to an affiliate.

The following table represents the major components of accounts payables and accrued expenses and other current liabilities at September 30, 2024, and at December 31, 2023:

		September 30,2024	December 31, 2023
Accounts payable affiliate	a	$35,084	$2,000
Professional fees		75,469	77,264
Payroll Tax		4,332	—
401K		18,625	—
Interest affiliate	b	2,934	—
Interest		123,352	223,759
Other		—	1,658
Un-issued share liability affiliate	c	40,000	507,242
Un-issued share liability		10,194	507,315
Short term loan affiliate	b	140,588	25,000
Short term loan		38,000	—
Debt discount		(50,000)	—
Convertible note payable		805,000	1,900,000
Total current liabilities		$1,243,578	$3,244,238

a	As at September 30, 2024, there are $35,084 of accounts payable owed to an affiliate. Accumulated payroll for the month of September 2024 is $32,084, $11,667 for each the CEO and CFO and $8,750 for the CCO, each person also has $1,000 of reimbursable expense claims. On December 31, 2023, there was $2,000 due to the CFO for reimbursable expenses.

b	On September 30, 2024, the Company has a loan of $140,588 due to affiliates, the interest is 8% and currently $2,934 is owed in accrued interest. On December 31, 2023, the loan had a balance of $25,000 with no interest due.

c	On September 30, 2024, there are 82,476 shares of Preferred Stock awarded but not issued to four (4) Board Members in the second quarter of 2024. The total fair market value at the time of the award was $40,000. On December 31, 2023, there were 211,269 shares awarded to three (3) Board Members and 3,599,289 shares approved for conversion of debt. The total fair market value at the time of the award was $515,904.

NOTE 8 – CONVERTIBLE NOTES PAYABLE

On or about May 3, 2021, we entered into four (4) Securities Purchase Agreements (the “2021 SPA’s”), under which we agreed to sell convertible promissory notes (the “2021 Notes”), in an aggregate principal amount of $2,165,000 with 6% interest.

At any time after the issue date of the Notes, the Holders of the Notes, (the “2021 Holders”), have the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the 2021 Notes into shares of our Common Stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) $.13 per share or (ii) 85% of the closing price of Any Qualified Financing, which consists of any fundraising whereby the Company receives gross proceeds of not less than $500,000. As at September 30, 2024, there is only one note remaining.

If the 2021 Notes are converted prior to us paying off such note, it would lead to substantial dilution to our shareholders as a result of the conversion discounted applicable to the 2021 Notes. There can be no assurance that there will be any funds available to pay of the 2021 Notes. If we fail to obtain such additional financing on a timely basis, the 2021 Holders may convert the 2021 Notes and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

On May 5, 2023, three (3) of the Notes were renegotiated; the interest was set to 10%, a prepayment of 120% was included, and the remaining note was extended until April 30, 2024. The conversion price was adjusted to the lower of (i) a fixed price of $0.13, or (ii) if the VWAP at the date of conversion is below $0.13, the conversion price will be reduced with 120% of the difference between fixed price and VWAP.

On May 1, 2024, the 2021 Note was extended until December 1, 2024, in exchange for a $105,000 debt discount, and the conversion price was adjusted to the lower of (i) a fixed price of $0.08, or (ii) if the VWAP at the date of conversion is below $0.08, the conversion price will be reduced with 120% of the difference between fixed price and VWAP.

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For the Notes issued the Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act. The Common Stock underlying the Note(s), when issued, bear a restrictive legend and are currently eligible for resale under Rule 144.

At September 30, 2024, and December 31, 2023, the outstanding convertible notes were as follows:

Name		Principal due	Debt discount	Accrued interest	Total amount due
		December 31, 2023
Private Placement, 2021 Note	a	$900,000	$—	$63,814	$963,814
2021 Note issued in exchange for prior Notes	b	1,000,000	—	159,945	1,159,945
		$1,900,000	$—	$223,759	$2,123,759

September 30, 2024
Private Placement, 2021 Note	c	$805,000	$(50,000)	$123,352	$878,352

a	Net cash received from these notes was $1,045,150, after a Debt Discount of $119,850 was paid to the sole Placement Agent: WallachBeth Capital, LLC (Member FINRA / SIPC). In the first nine months of 2024, a total of $200,000 was converted into 1,675,849 shares of Common Stock.

b	All earlier issued Notes were paid off and assumed by a different entity/company. Portions of the balance was forgiven and a new note of $1,000,000 was issued to a third party. In the first nine months of 2024, a total of $1,163,562 (whereof $163,562 in interest) was converted into 8,950,474 shares of Common Stock.

c	On May 1, 2024, the 2021 Note with an interest of 10% was extended for seven months, or until December 1, 2024, in exchange for (i) reduction of conversion price to $0.08, and (ii) a debt discount of $105,000. At September 30, 2024, $50,000 of the debt discount remains to be amortized.

Private Placement, 2024

On March 15, 2024, we entered into a Security Purchase Agreement (the “2024 SPA”), with an accredited investor, under which we agreed to sell a Note, in a principal amount of $61,500 with 8% interest (the “2024 Note”) to the holders of the 2024 Note (the “2024 Holder”).

At any time after the issue date of the 2024 Note, the 2024 Holder has the option to convert any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Note into shares of our Common Stock at the Conversion Price. The “Conversion Price” is set to $0.13 per share.

On April 15, 2024, the entire outstanding balance of principal and interest owed on the 2024 Note was converted into 479,192 shares of Common Stock. The interest owed pursuant to the note was $795.

NOTE 9 – STOCKHOLDERS’ EQUITY

The Company is authorized to issue 300,000,000 shares of Common Stock, and 50,000,000 shares of Preferred Stock.

Preferred Stock

Each share of Preferred Stock has the voting power of ten (10) shares of Common Stock, and can at any time be converted into five (5), shares of Common Stock. The number of shares of Preferred Stock issued and outstanding during the reporting period(s):

Issuances in the period January 1 and September 30, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		—	$—	$—
8/19/2024	g	19,221,026	4,139,126	0.215	conversion Common Stock	affiliate
8/19/2024	d	8,973,405	160,950	0.018	exercise of warrant	affiliate
8/19/2024	c	776,817	353,840	0.455	debt conversion	affiliate
8/28/2024	g	22,370	14,820	0.662	conversion Common Stock	affiliate
8/28/2024	g	(100,000)	(500)	0.005	conversion Common Stock	affiliate
9/30/2024		28,893,618	$4,668,236	$0.162

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Common Stock

Number of shares of Common Stock issued and outstanding during the reporting period(s):

Issuances in the period January 1 and September 30, 2023 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2023		123,252,235	$8,515,682	$0.069
2/10/2023	a	156,250	50,000	0.320	private placement
4/14/2023	c	137,656	45,879	0.333	debt conversion
4/14/2023	c	6,763,562	2,254,197	0.333	debt conversion	affiliate
4/18/2023	a	78,125	25,000	0.320	private placement
5/10/2023	e	—	348,637	—	issuance of warrants
5/15/2023	a	114,286	40,000	0.350	private placement
5/17/2023	b	522,138	67,878	0.130	convertible note
6/26/2023	b	803,292	104,428	0.130	convertible note
7/26/2023	a	500,000	100,000	0.200	private placement
8/21/2023	f	1,612,903	145,161	0.090	public offering
8/21/2023	c	1,600,000	193,000	0.121	debt conversion
8/25/2023	a	505,186	68,200	0.135	private placement
8/30/2023	b	1,109,861	144,282	0.130	convertible note
9/14/2023	c	5,824,741	858,112	0.147	debt conversion	affiliate
9/19/2023	a	200,000	27,000	0.135	private placement
9/19/2023	a	370,370	50,000	0.135	private placement
see Note 10	d	230,000	69,077	0.300	2021 Stock Plan	affiliate
see Note 10	d	481,000	73,135	0.152	2021 Stock Plan
9/30/2023		144,355,355	$13,057,926	$0.090

Issuances in the period January 1 and September 30, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		145,642,333	$13,158,312	$0.090
1/17/2024	a	333,333	45,000	0.135	private placement
1/17/2024	-	—	(45,000)	—	subscription
1/18/2024	c	3,703,704	500,000	0.135	debt conversion
1/18/2024	c	3,599,289	485,904	0.135	debt conversion	affiliate
1/19/2024	a	(1,000,000)	—	—	return to treasury
1/22/2024	c	4,356,778	—	—	exercise of warrant	cashless
1/22/2024	b	8,950,474	1,163,562	0.130	convertible note
3/20/2024	b	906,618	100,000	0.110	convertible note
3/27/2024	c	3,705,808	385,404	0.104	debt conversion
4/04/2024	c	1,000,000	104,000	0.104	debt conversion
4/15/2024	b	479,192	62,295	0.130	convertible note
4/15/2024	a	173,077	18,000	0.104	private placement
4/19/2024	c	250,000	32,125	0.129	debt conversion
4/22/2024	a	194,553	25,000	0.128	private placement
5/16/2024	b	769,231	100,000	0.130	convertible note
5/20/2024	c	1,027,397	150,000	0.146	debt conversion
6/27/2024	a	212,766	20,000	0.094	private placement
8/19/2024	g	(96,105,125)	(4,139,126)	0.043	conversion Preferred Stock	affiliate
8/28/2024	g	(111,847)	(14,820)	0.133	conversion Preferred Stock	affiliate
8/28/2024	g	500,000	500	0.001	conversion Preferred Stock	affiliate
see Note 10	d	1,886,944	207,289	0.110	2021 Stock Plan	affiliate
see Note 10	d	1,764,123	187,607	0.106	2021 Stock Plan
9/30/2024		82,238,648	$12,546,052	$0.151

F-37

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

b	The Common Stock underlying the Convertible Note(s) are currently eligible for resale under Rule 144. At the time of sale of the promissory note, the Company claimed an exemption from the registration requirements of the Securities Act for these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in Rule 3(a)(9) of the Securities Act.

d	The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.

e	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in section 12(a) of the Securities Act.

f	The shares were issued after the Company filed a registration statement with the SEC, on Form S-1

g	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 145 of the Securities Act.

h	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 144 of the Securities Act.

Common Stock Warrants

In the nine months ended September 30, 2024, the Company did not issue any Warrants. In the nine months ended September 30, 2023, the Company issued 800,000 5-year warrants exercisable at $0.20/share, in connection with the refinancing of convertible notes, valued at $0.436/share, based on Black and Scholes Option Pricing Model, for a total value of $348,637.

The following table summarizes the Company’s Common Stock warrant activity in the nine months ended September 30, 2024, and 2023:

		Number of Warrants	Weighted Average Exercise Price	Weighted- Average Remaining Expected Term
Outstanding as at January 1, 2023		542,030	$0.42	$4.1
Granted	a	800,000	0.20	5.0
Exercised		—	—	—
Forfeited/Cancelled		—	—	—
Outstanding as at September 30, 2023		1,342,030	$0.29	$4.1

Outstanding as at January 1, 2024		1,342,030	$0.29	$3.5
Granted	a	—	—	—
Exercised		—	—	—
Forfeited/Cancelled		—	—	—
Outstanding as at September 30, 2024		1,342,030	$0.29	$3.0

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

A warrant agreement issued in 2019 for a total of 50,000 warrants includes provisions for dilutive issuance and cash-less exercise. If exercised at December 31, 2023, the provisions would have resulted in an issuance of 1,130,114 shares at an average conversion price of $0.11, or 221,023 shares in a cash-less exercise. The warrant should have been cancelled on May 3, 2021 in connection with the issuance of a restructuring note issued in exchange for notes issued in 2019 and a reservation is held against the purchaser of the 2021 Note. The warrant is expected to forfeit on October 22, 2024.

The following table summarizes information about stock warrants that are vested or expected to vest at September 30, 2024:

	Warrants Outstanding and Exercisable
Number of Warrants	Weighted Average Exercise Price Per Share	Weighted Average Remaining Contractual Life (Years)	Aggregate Intrinsic Value
1,342,030	$0.29	3.0	$—

The weighted-average remaining contractual life for warrants exercisable at September 30, 2024, is 3.0 years. The aggregate intrinsic value for fully vested, exercisable warrants was $0 at September 30, 2024.

F-38

NOTE 10 – STOCK OPTION PLAN AND STOCK-BASED COMPENSATION

On January 15, 2021, the Company adopted a stock option plan entitled “The 2021 Employee, Director and Consultant Stock Plan” (the “2021 Plan”) under which the Company may grant Options to Purchase Stock, Stock Awards or Stock Appreciation Rights up to 15% of the then fully diluted number of shares of the Company’s Common Stock, automatically adjusted on January 1 each year. On January 1, 2024, the 2021 Plan was reset in accordance with its stipulations. After the reset on January 15, 2024, there were 30,028,314 shares of Common Stock awards available for grant.

Under the terms of the 2021 Plan, the Board of Directors shall specify the exercise price and vesting period of each stock option on the grant date. Vesting of the options is typically immediate and the options typically expire in five years. Stock Awards, which are fully and immediately vested upon issuance, may be directly issued under the Plan (without any intervening options).

Shares of Common Stock granted and vested under the 2021 Plan

As at January 1, 2024, there were 5,288,687 shares issued valued at a fair historic market value of $99,910 at the time of award and at September 30, 2024, there were 8,939,754 shares issued valued at a fair historic market value of $494,806 at the time of award. As at January 1, 2023, there were 4,290,709 shares issued valued at a fair historic market value of negative ($97,272) (historically awarded “expensive” stock were returned to treasury in 2021) at the time of award, and at September 30, 2023, there were 5,001,709 shares issued valued at a fair historic market value of $43,520 at the time of award.

The following table summarizes the Company’s granted and issued stock awards in the nine months ended September 30, 2024, and 2023:

Issuances under the 2021 Stock Plan in the period January 1 and September 30, 2023

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2023		4,290,709	$(97,272)	(0.023)
4/14/2023	*	110,000	51,137	0.465	stipend	affiliate
4/14/2023		4,000	1,823	0.456	stipend
8/04/2023	*	120,000	17,940	0.150	stipend	affiliate
8/04/2023		477,000	71,312	0.150	stipend
9/30/2023		5,001,709	$44,940	$0.009

Issuances under the 2021 Stock Plan in the period January 1 and September 30, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		5,288,687	$99,910	0.019
3/27/2024	*	211,269	30,000	$0.142	stipend	affiliate
3/27/2024		72,423	10,284	0.142	stipend
3/27/2024	*	979,191	101,835	0.104	bonus	affiliate
3/27/2024		1,570,808	158,164	0.104	bonus
3/27/2024		(50,000)	—	—	return to treasury
4/19/2024	*	241,938	30,000	0.124	stipend	affiliate
4/19/2024		86,246	10,694	0.124	stipend
8/14/2024	*	454,546	45,454	0.100	stipend	affiliate
8/14/2024		84,646	8,465	0.100	stipend
9/30/2024		8,939,754	$494,806	$0.055

The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.
*	The shares are held as shares of Preferred Shares, but are for comparison purposes expressed as Common share equivalents in this table.

In the nine months ended September 30, 2024, and 2023, the Company recorded stock-based compensation expense of $404,807 and $157,268, respectively, in connection with share-based payment awards.

F-39

Stock options granted and vested 2021 Plan

As at January 1, 2024, there were 335,000 outstanding stock options valued at historic fair market value of $155,505. There were 335,000 options were forfeited in the nine months ended September 30, 2024, and no stock options were granted. At September 30, 2024, there are no longer any outstanding stock options. As at January 1, 2023, there were 524,000 outstanding stock options valued at historic fair market value of $173,362. There were 144,000 options forfeited in the nine months ended September 30, 2023, and no additional stock options were granted. At September 30, 2023, there were 380,000 outstanding stock options with a fair historic market value of $161,297.

The following table summarizes the Company’s stock option activity in the nine months ended September 30, 2024, and 2023:

	Number of Options	Exercise Price per Share	Weighted Average Exercise Price per Share
Outstanding as of January 1, 2023	524,000	$0.001 – 0.95	$0.44
Granted	—	—	—
Exercised	—	—	—
Options forfeited/cancelled	(144,000)	0.001 – 0.32	0.11
Outstanding as of September 30, 2023	380,000	$0.001 – 0.95	$0.48

Outstanding as of January 1, 2024	335,000	$0.001 – 0.95	$0.62
Granted	—	—	—
Exercised	—	—	—
Options forfeited/cancelled	(335,000)	0.001 – 0.95	0.62
Outstanding as of September 30, 2024	—	$—	$—

In the nine months ended September 30, 2024, and 2023, $155,505 and $12,065, respectively, of Company stock-option awards were forfeited.

As at September 30, 2024, the Company has 26,712,247 options or stock awards available for grant under the 2021 Plan.

NOTE 11 – NON-CONTROLLING INTEREST

	September 30, 2024		December 31, 2023
Net loss Subsidiary	$	n/a	$(333,630)
Net loss attributable to the non-controlling interest		n/a	90,258
Net loss affecting Bioxytran		n/a	(243,372)

Accumulated losses		n/a	(3,927,917)
Accumulated losses attributable to the non-controlling interest		n/a	841,836
Accumulated losses affecting Bioxytran		n/a	(3,086,081)

Net equity non-controlling interest	$	n/a	$(680,886)

As per the exchange terms in the Joint Venture Agreement dated November 15, 2020, an affiliate, of which the beneficial ownership includes the Company’s officers, had the option to convert up to 15,000,000 shares of Pharmalectin into a maximum 17.5% ownership in the Company. On August 19, 2024, the affiliate exercised the option and exchanged 14,410,000 shares (49%) of Pharmalectin into 8,973,405 shares of Preferred Stock of Bioxytran.

NOTE 12 – COMMITMENTS AND CONTINGENCIES

Employment contracts

Our Executive Officers have entered into employment contracts and confidentiality, non-disclosure and assignment of invention agreements. The most substantial provisions include:

●	Compensation of three (3) times the employee’s annual salary upon the Termination Date and any target bonus earned, or if termination occurs within 12 months of a change in control, then the terminated employee shall receive two (2) times the employee’s annual salary, and any target bonus earned.

●	Continued coverage under any health, medical, dental or vision program or policy, in which they were eligible to participate at the time of employment termination, for 12 months.

●	Provide outplacement services through one or more outside firms of the employee’s choosing up to an aggregate of $50,000.

There are no other arrangements or plans in which we provide pension, retirement or similar benefits for any of Executive Officers or Directors.

Litigation

In the normal course of business, the Company may be involved in legal proceedings, claims and assessments arising in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. Legal fees for such matters are expensed as incurred and we accrue for adverse outcomes as they become probable and estimable.

F-40

NOTE 13 – SUBSEQUENT EVENTS

The Company has evaluated events from September 30, 2024, through the date the financial statements were issued and did not, other than what is disclosed in the below, identify any further subsequent events requiring disclosure.

Business Combination

Acquisition of NDPD Pharma, Inc.

Overview

On October 25, 2024, the Company’s Board of Directors unanimously voted to acquire 100% of the issued and outstanding shares of Common Stock of NDPD Pharma, Inc. (“NDPD”). NDPD, of which the Company’s officers have beneficial ownership, had its assets valued by an independent Accredited Senior Appraiser (“ASA”) in Business Valuations. NDPD’s shareholders were offered a stock purchase agreement, allowing them to sell 100% of their Common Stock at the appraised value, to be paid by issuance of (i) 3,389,169 shares of Bioxytran Common Stock to non-affiliates, and (ii) 28,467,564 shares of Bioxytran Preferred Stock, to affiliates. The shares were valued using the Volume-Weighted Average Price (“VWAP”) of the Company’s Common shares as quoted on OTC Markets as of the last trading day prior to October 1, 2024, (the “Valuation Date”); the Preferred shares use the same price multiplied by 5, which is the conversion rate of the Preferred shares into Bioxytran Common shares. The offer was accepted by all NDPD shareholders. The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) under Rule 145 promulgated under the Securities Act.

NDPD was organized on October 5, 2017, as a Delaware corporation, with a taxing structure for U.S. federal and state income tax as a C-Corporation with 95,000,000 authorized shares of Common Stock with a par value of $0.0001, and 5,000,000 shares of Preferred Stock with a par value of $0.0001. At the time of the acquisition NDPD had 15,000,000 shares of Common Stock outstanding.

At the time of acquisition, NDPD held 14,085,410 shares of Bioxytran Preferred Stock with a fair market value of $7,660,000 and a book value of $4,007,572. These shares were subsequently canceled and returned to treasury. NDPD also held the patents for ProLectin-M (“PLM”), a compound based on Partially Hydrolyzed Guar Gum (“PHGG”).

WO2022099052A1	Polysaccharides for Use in Treating Sars-Cov-2 Infections
WO2023178228A1	Lectin-Binding Carbohydrates for Treating Viral Infections

The right of use, limited to the COVID-19 indication, for the patents were transferred to Bioxytran as per the License Agreement between Pharmalectin, Inc. and NDPD Pharma, Inc. dated May 2, 2021 (“the “License Agreement”), wherein NDPD was to receive a 33% royalty. The value of the License Agreement was appraised at $8,190,000. However, in-vitro studies and limited human trials have shown that PLM has a much broader application than initially anticipated, with promising results across multiple indications, including RSV, H1N1, EBV, shingles, and conjunctivitis, among others, suggesting the value of the patents could be significantly higher.

The following table summarizes the fair market value of assets acquired and liabilities assumed as of the acquisition date:

October 25, 2024
Consideration Paid
Common Stock – 3,389,169 shares @ $0.109	$368,623
Preferred Stock – 28,467,564 shares @ $0.543	15,481,377
Preferred Stock returned to Treasury - 14,085,410 shares	(4,007,572)
Total consideration	$11,842,428

F-41

Assets acquired and liabilities assumed:
Cash	$396
Assumed Expenses	1,828
Intangible assets – amortized over 17 years	8,190,000
Goodwill	5,382,610

Deferred taxes (21%)	(1,719,900)
Loan from affiliate	(12,506)
Assumed value	$11,842,428

The Company applies ASC 805, “Business Combinations”. ASC 805 requires recognition of assets acquired, liabilities assumed, and non-controlling interest in the acquired entity at the acquisition date, measured at their fair values as of that date. This ASC also requires the fair value of acquired in-process research and development (“IPR&D”) to be recorded as intangibles with indefinite lives, contingent consideration to be recorded on the acquisition date, and restructuring and acquisition-related deal costs to be expensed as incurred. Any excess of the fair value of net assets acquired over purchase price and any subsequent changes in estimated contingencies are to be recorded in earnings. In addition, changes in valuation allowance related to acquired deferred tax assets and in acquired income tax position are to be recognized in earnings.

Intangible assets relate to the two patents WO2022099052A1 and WO2023178228A1 and to the License Agreement. The acquired definite-lived intangible assets are being amortized over a weighted-average estimated useful life, currently eighteen years, on a straight-line basis. The fair value of the intangible assets was determined by using the “income approach,” which is a valuation technique that provides the fair value of an asset based on market participant expectations of the cash flows an asset would generate over its remaining useful life. Some of the significant assumptions inherent in the development of these asset valuations include the estimated net cash flows for each year for each asset or product (including revenues and EBITDA), the appropriate discount rate necessary to measure the risk inherent in each future cash flow stream, the life cycle of each asset, the potential regulatory and commercial success risk, and competitive trends impacting the asset and each cash flow stream, as well as other factors.

Goodwill, which is derived from the enhanced scientific expertise, and our ability to provide broader service solutions through a comprehensive portfolio, is recorded based on the amount by which the purchase price exceeds the fair value of the net assets acquired and is not deductible for tax purposes. In accordance with ASC 805-740, the Company established a deferred tax liability with an offset to goodwill in connection with the accounting for the opening balance sheet of the NDPD acquisition as a result of book-to-tax differences primarily related to the intangible assets. Goodwill is not amortized but ASC 350 require instead that companies test goodwill for impairment at least annually. Goodwill impairment testing involves comparing the carrying amount of goodwill (the amount at which it is recorded on the balance sheet) to its fair value. If the carrying amount exceeds the fair value, an impairment loss is recognized.

Stockholder’s Equity

Issuance of Preferred Stock

Date		# Shares	Amount	Price/Share	Type	Notice
10/25/2024	c	(13,287,985)	$(3,959,463)	$0.298	return to treasury	affiliate
10/25/2024	a	28,467,564	15,481,377	0.543	subsidiary acquisition	affiliate
10/25/2024	b	(714,949)	$(8,109)	$0.011	see 2021 stock plan	affiliate

Issuance of Common Stock

Date		# Shares	Amount	Price/Share	Type	Notice
10/25/2024	a	3,389,169	$368,623	$0.109	subsidiary acquisition
10/25/2024	b	155,091	$15,044	$0.097	see 2021 stock plan

Warrants (forfeited)

Date		# Warrants	APIC Amount	Price/Share	Type	Notice
10/22/2024	d	(50,000)	$(21,606)	$2.000	forfeiture

F-42

Shares awarded (forfeited) under the 2021 Stock Plan

Date		# Shares	Amount	Price/Share	Type	Notice
10/25/2024	b*	412,380	$40,000	$0.097	stipend	affiliate
10/25/2024	b	155,091	15,044	0.097	stipend
10/25/2024	c*	(3,987,124)	$(48,109)	$0.012	return to treasury	affiliate

a	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 145 of the Securities Act.
b	The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.
c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 144 of the Securities Act.
d	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

*	The shares were issued as shares of Preferred Shares, but are for comparison purposes expressed as Common share equivalents in this table.

Management sees no further subsequent events requiring disclosure.

F-43

Through and including ________ __, 2025, (the 25th day after the date of this Prospectus), all dealers effecting transactions in the Common Stock, whether or not participating in this offering, may be required to deliver a Prospectus. This delivery requirement is in addition to a dealer’s obligation to deliver a Prospectus when acting as an underwriter and with respect to an unsold allotment or subscription.

18,000,000 Shares

Bioxytran, Inc.

Common Stock

P R O S P E C T U S

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$275.58
Printing and engraving expenses	0.00
Accounting fees and expenses	2,500.00
Legal fees and expenses	2,000.00
Miscellaneous	0.00
Total	$4,775.58

Item 14. Indemnification of Directors and Officers.

We are a Nevada corporation and generally governed by the Nevada Private Corporations Code, Title 78 of the Nevada Revised Statutes, or NRS.

Section 78.138 of the NRS provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law. Our articles of incorporation provide the personal liability of our directors is eliminated to the fullest extent permitted under the NRS.

Section 78.7502 of the NRS permits a company to indemnify its directors and officers against expenses, judgments, fines, and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending, or completed action, suit, or proceeding, if the officer or director (i) is not liable pursuant to NRS 78.138, or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful. Section 78.7502 of the NRS requires a corporation to indemnify a director or officer that has been successful on the merits or otherwise in defense of any action or suit. Section 78.7502 of the NRS precludes indemnification by the corporation if the officer or director has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court determines that in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses and requires a corporation to indemnify its officers and directors if they have been successful on the merits or otherwise in defense of any claim, issue, or matter resulting from their service as a director or officer.

Section 78.751 of the NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit, or proceeding as they are incurred and in advance of final disposition thereof, upon determination by the stockholders, the disinterested board members, or by independent legal counsel. If so, provided in the corporation’s articles of incorporation, bylaws, or other agreement, Section 78.751 of the NRS requires a corporation to advance expenses as incurred upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of the NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation, bylaws, or other agreement.

Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Item 15. Recent Sales of Unregistered Securities.

Set forth below is information regarding shares of Common Stock issued by us for the last three years, that were not registered under the Securities Act. Also included is the consideration received by us for such shares and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

II-1

Preferred Stock

Each share of Preferred Stock has the voting power of ten (10) shares of Common Stock, and can at any time be converted into five (5), shares of Common Stock. The number of shares of Preferred Stock issued and outstanding during the reporting period(s):

Issuances in the period January 1 and September 30, 2024

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		—	$—	$—
8/19/2024	g	19,221,026	4,139,126	0.215	conversion Common Stock	affiliate
8/19/2024	d	8,973,405	160,949	0.018	exercise of warrant	affiliate
8/19/2024	c	776,817	353,840	0.455	debt conversion	affiliate
8/28/2024	g	22,370	14,820	0.662	conversion Common Stock	affiliate
8/28/2024	g	(100,000)	(500)	0.005	conversion Common Stock	affiliate
10/25/2024	c	28,467,564	15,481,377	0.460	return to treasury	affiliate
10/25/2024	a	(14,085,410)	(4,007,572)	0.285	subsidiary acquisition	affiliate
10/25/2024	b	82,476	39,999	0.460	see 2021 stock plan	affiliate
12/04/2024	h	(200,000)	(1,000)	0.005	gift transfer	affiliate
12/31/2024		43,158,248	$16,181,039	$0.318

Common Stock

Issuances in the period January 1 and December 31, 2022 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2022		110,840,998	$5,992,717	$0.054
8/15/2022	a	1,400,000	598,000	0.430	private placement
8/24/2022	a	—	190,335	—	issuance of warrants
8/31/2022	b	6,081,484	1,520,371	0.250	convertible note
9/08/2022	e	4,139,503	—	—	exercise of warrants	cashless
11/28/2022	a	156,250	50,000	0.320	private placement
12/29/2022	a	93,750	30,000	0.320	private placement
various	d	280,000	45,840	0.164	2021 Stock Plan	affiliate
various	d	354,000	93,182	0.263	2021 Stock Plan
12/31/2022		123,345,985	$8,520,455	$0.069

Issuances in the period January 1 and December 31, 2023 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2023		123,345,985	$8,520,455	$0.069
2/10/2023	a	156,250	50,000	0.320	private placement
4/14/2023	c	137,656	45,879	0.333	debt conversion
4/14/2023	c	6,763,562	2,254,197	0.333	debt conversion	affiliate
4/18/2023	a	78,125	25,000	0.320	private placement
5/10/2023	e	—	348,637	—	issuance of warrants
5/15/2023	a	114,286	40,000	0.350	private placement
5/17/2023	b	522,138	67,878	0.130	convertible note
6/26/2023	b	803,292	104,428	0.130	convertible note
7/26/2023	a	500,000	100,000	0.200	private placement
8/21/2023	f	1,612,903	145,161	0.090	public offering
8/21/2023	c	1,600,000	193,000	0.121	debt conversion
8/25/2023	a	505,186	68,200	0.135	private placement
8/30/2023	b	1,109,861	144,282	0.130	convertible note
9/14/2023	c	5,824,741	830,026	0.143	debt conversion	affiliate
9/19/2023	a	200,000	27,000	0.135	private placement
9/19/2023	a	370,370	50,000	0.135	private placement
various	d	463,163	144,079	0.311	2021 Stock Plan	affiliate
various	d	534,815	91,075	0.170	2021 Stock Plan
12/31/2023		144,642,333	$13,249,297	$0.092

II-2

Issuances in the period January 1 and December 31, 2024 (restated)

Date		# Shares	Amount	Price/Share	Type	Notice
1/01/2024		145,642,333	$13,158,312	$0.090
1/17/2024	a	333,333	45,000	0.135	private placement
1/18/2024	c	3,703,704	500,000	0.135	debt conversion
1/18/2024	c	3,599,289	485,904	0.135	debt conversion	affiliate
1/22/2024	c	4,356,778	—	—	exercise of warrant	cashless
1/22/2024	b	8,950,474	1,163,562	0.130	convertible note
3/20/2024	b	906,618	100,000	0.110	convertible note
3/27/2024	c	3,705,808	385,404	0.104	debt conversion
4/04/2024	c	1,000,000	104,000	0.104	debt conversion
4/15/2024	b	479,192	62,295	0.130	convertible note
4/15/2024	a	173,077	18,000	0.104	private placement
4/19/2024	c	250,000	32,125	0.129	debt conversion
4/22/2024	a	194,553	25,000	0.128	private placement
5/16/2024	b	769,231	100,000	0.130	convertible note
5/20/2024	c	1,027,397	150,000	0.146	debt conversion
6/27/2024	a	212,766	20,000	0.094	private placement
8/19/2024	g	(96,105,125)	(4,139,126)	0.043	conversion Preferred Stock	affiliate
8/28/2024	g	(111,847)	(14,820)	0.133	conversion Preferred Stock	affiliate
8/28/2024	g	500,000	500	0.001	conversion Preferred Stock	affiliate
10/25/2024	h	3,389,169	368,623	0.092	subsidiary acquisition
12/4/2024	h	1,000,000	1,000	0.001	gift transfer
various	d	1,886,944	207,290	0.110	2021 Stock Plan	affiliate
various	d	1,919,214	202,651	0.105	2021 Stock Plan
12/31/2024		86,782,908	$13,066,705	$0.148

a	The Company claims an exemption from the registration requirements of the Securities Act for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

b	The Common Stock underlying the Convertible Note(s) are currently eligible for resale under Rule 144. At the time of sale of the promissory note, the Company claimed an exemption from the registration requirements of the Securities Act for these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

c	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in Rule 3(a)(9) of the Securities Act.

d	The Company claims an exemption from the registration requirements of the Securities Act for the Compensatory Benefit Plan pursuant to Rule 701 of the Securities Act.

e	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption in section 12(a) of the Securities Act.

f	The shares were issued after the Company filed a registration statement with the SEC, on Form S-1

g	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 145 of the Securities Act.

h	The Company claims an exemption from the registration requirements of the Securities Act pursuant to the Exchange Exemption under Rule 144 of the Securities Act.

All funds received though these equity transactions will be used in the development of the ProLectin-M, and for operating expenses.

The Company claims an exemption from the registration requirements of the Securities Act of 1933 (the “Securities Act”) for the private placement of these securities pursuant to Section 4(a)(2) of the Securities Act and/or Rule 506 of Regulation D promulgated under the Securities Act.

II-3

Item 16. Exhibits and Financial Statement Schedules.

(a)(1) Financial Statements

See Index to Financial Statements, commencing on Page F-1 after the signature page, below.

(a)(2) Financial Statement Schedules

All supplemental schedules have been omitted since the required information is not present in amounts sufficient to require submission of the schedule, or because the required information is included in the financial statements or notes thereto.

(b) Exhibits

The following exhibits are filed as part of this report:

Exhibit Number	Description

3.1	Certificate of Incorporation of the Registrant (Incorporated by reference as Exhibit 3.1 to The Registrant’s Registration Statement on Form S-1 on October 31, 2008.)

3.2	By-Laws of the Registrant (Incorporated by reference as Exhibit 3.2 to The Registrant’s Registration Statement on Form S-1 on October 31, 2008.)

3.3	Amendment to Certificate of Incorporation (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on October 29, 2009)

3.4	Amendment to Certificate of Incorporation (Incorporated by reference as Exhibit 3.4 to the Company’s Registration Statement on Form S-1 (File No. 333-154912) filed with the SEC on November 29, 2018)

3.5	Certificate of Change Pursuant to NRS78.209 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 13, 2018)

3.6	Amendment to Certificate of Incorporation (Incorporated by reference as Exhibit 3.3 to the Registrant’s Current Report on Form 8-K filed on November 7, 2018)

3.7	Amended and Restated Bylaws (Incorporated by reference as Exhibit 3.4 to the Registrant’s Current Report on Form 8-K filed on November 7, 2018)

4.1	Form of Common Stock Certificate

4.2	Form of Warrant Dated October 24, 2018 (Incorporated by reference as Exhibit 10.14 to the Registrant’s Current Report on Form 8-K filed on October 30, 2018)

4.3	Certificate of Merger Wyoming (Incorporated by reference as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)

4.4	Certificate of Merger Delaware (Incorporated by reference as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)

4.5	Form of 8% Convertible Promissory Note (Incorporated by reference as Exhibit 10.12 to the Registrant’s Current Report on Form 8-K filed on October 30, 2018)

4.6	Form of 8% Convertible Promissory Note (Incorporated by reference as Exhibit 10.17 to the Registrant’s Current Report on Form 8-K filed on March 1, 2019)

4.7	Form of Warrant Dated February 25, 2019 (Incorporated by reference as Exhibit 10.19 to the Registrant’s Current Report on Form 8-K filed on March 1, 2019)

II-4

Exhibit Number		Description

4.8		Certificate of Designation of Convertible Preferred Stock, dated April 19, 2024

5.1	+	Opinion of SEC LAWYER regarding legality and Consent

10.1		Form of Accord and Satisfaction between U.S. Rare Earth Minerals and Elenor Yarbray (Incorporated by reference as Exhibit 10.9 to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)

10.2		Form of Agreement and Plan of Merger and Reorganization By and Among U.S. Rare Earth Minerals, Inc., Bioxy Acquisition Corp. and Bioxytran, Inc. (Incorporated by reference as Exhibit 10.10 to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)

10.3		Form of Asset Purchase Agreement between U.S. Rare Earth Minerals, Inc. and U.S. Rare Earth Minerals, Inc. (Wyoming). (Incorporated by reference as Exhibit 10.11 to the Registrant’s Current Report on Form 8-K filed on September 24, 2018)

10.4		Form of Employment Agreement of David Platt

10.5		Form of Employment Agreement of Ola Soderquist

10.6		Form of Security Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC. (Incorporated by reference as Exhibit 10.13 to the Registrant’s Current Report on Form 8-K filed on October 30, 2018)

10.7		Form of Securities Purchase Agreement (Incorporated by reference as Exhibit 10.16 to the Registrant’s Current Report on Form 8-K filed on October 30, 2018)

10.8		Form of Registration Rights Agreement (Incorporated by reference as Exhibit 10.15 to the Registrant’s Current Report on Form 8-K filed on October 30, 2018)

10.9		2010 Employee, Director and Consultant Stock Plan Incorporated by reference to Exhibit 99.1 on form S-8 filed with the Securities and Exchange Commission on February 22, 2010.

10.10		Form of Public Offering Subscription Agreement

10.11		Form of Security Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC. (Incorporated by reference as Exhibit 10.18 to the Registrant’s Current Report on Form 8-K filed on March 1, 2019)

10.12		Form of Securities Purchase Agreement (Incorporated by reference as Exhibit 10.21 to the Registrant’s Current Report on Form 8-K filed on March 1, 2019)

10.13		Form of Registration Rights Agreement (Incorporated by reference as Exhibit 10.20 to the Registrant’s Current Report on Form 8-K filed on March 1, 2019)

10.14		Form of Warrant of dated October 24, 2018

10.15		Form of Registration Rights Agreement between U.S. Rare Earth Minerals, Inc. and Acutus Fund, LLC, dated October 24, 2018.

10.16		Form of Securities Purchase Agreement between U.S. Rare Earth Minerals, Inc. and Acutus Fund, LLC, dated October 24, 2018.

10.17		Form of $250,000 Senior Secured Promissory Note, dated February 25, 2019, of U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

10.18		Form of Security Agreement dated February 25, 2019, between U.S. Rare Earth Minerals, Inc., and Auctus Fund, LLC, dated February 25, 2019.

10.19		Form of Warrant of dated February 25, 2019

II-5

Exhibit Number	Description

10.20	Form of Registration Rights Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

10.21	Form of Securities Purchase Agreement between U.S. Rare Earth Minerals, Inc. and Auctus Fund, LLC, dated February 25, 2019.

10.22	License Agreement between Bioxytran, Inc. and MDX Lifesciences, Inc. dated April 4, 2019.

10.23	Investor Relations Agreement between Bioxytran, Inc. and Resources Unlimited NW LLC. dated April 22, 2019.

10.24	Scientific Advisory Board Agreement between Bioxytran, Inc. and Asclepius LLC dated May 1, 2019.

10.25	Form of Advisory Board Agreement between Bioxytran, Inc. and Steven Aust dated June 11, 2019.

10.26	Form of Advisory Board Agreement between Bioxytran, Inc. and Jonathan Barkman effective July 15, 2019.

10.27	Form of Advisory Board Agreement between Bioxytran, Inc. and Cynthia Tsai effective July 16, 2019.

10.28	Form of Advisory Board Agreement between Bioxytran, Inc. and Jonathan Jensen Dated September 13, 2019.

10.28b	Securities Purchase Agreement between Peak One Opportunity Fund, L.P. and Bioxytran, Inc., dated October 22, 2019.

10.29	Form of Advisory Board Agreement between Bioxytran, Inc. and Patrick Huddie dated September 13, 2019.

10.29b	8% Convertible Debenture of Bioxytran, Inc. to Peak One Opportunity Fund, L.P. in the Principal Amount of $120,000 dated October 22, 2019

10.30	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.31	8% Convertible Note of Bioxytran, Inc. to Tangiers Global, LLC in the Principal Amount of $106,300 dated October 23, 2019

10.32	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.33	Securities Purchase Agreement between PowerUp Lending Group Ltd. and Bioxytran, Inc., dated October 21, 2019.

10.34	8% Convertible Note of Bioxytran, Inc. to PowerUp Lending Group Ltd. in the Principal Amount of $106,000 dated October 21, 2019

10.35	Form of Securities Purchase Agreement between GS Capital Partners, LLC and Bioxytran, Inc., dated No ember 7, 2019.

10.36	Form of 4% Convertible Note of Bioxytran, Inc. to GS Capital Partners, LLC. in the Principal Amount of $125,000 dated November 7, 2019

10.37	Form of Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.38	Form of Letter Agreement between FON Consulting, LLC and Bioxytran, Inc. dated November 11, 2019.

10.39	Securities Purchase Agreement between FirstFire Global Opportunities Fund, LLC and Bioxytran, Inc., dated November 20, 2019.

10.40	4% Convertible Note of Bioxytran, Inc. to FirstFire Global Opportunities Fund, LLC. in the Principal Amount of $125,000 dated November 20, 2019

10.41	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

II-6

Exhibit Number	Description

10.42	Securities Purchase Agreement between Power Up Lending Group and Bioxytran, Inc., dated December 30, 2019.

10.43	8% Convertible Note of Bioxytran, Inc. to Power Up Lending Group in the Principal Amount of $54,600 dated December 30, 2019

10.44	Securities Purchase Agreement between EMA Financial LLC and Bioxytran, Inc., dated January 10, 2020.

10.45	4% Convertible Note of Bioxytran, Inc. to EMA Financial LLC. in the Principal Amount of $125,000 dated January 10, 2020.

10.46	Warrant to Purchase 50,000 shares of Common Stock of Bioxytran.

10.47	Securities Purchase Agreement between Power Up Lending Group LLC and Bioxytran, Inc., dated January 18, 2020

10.48	8% Convertible Debenture of Bioxytran, Inc. to Power Up Lending Group LLC in the Principal Amount of $56,600 dated January 18, 2020

10.49	Securities Purchase Agreement between Crown Bridge Partners, LLC and Bioxytran, Inc., dated October 30, 2019.

10.50	4% Convertible Note of Bioxytran, Inc. to Crown Bridge Partners, LLC in the Principal Amount of $55,000 dated October 30, 2019

10.51	Warrant to Purchase 22,000 shares of Common Stock of Bioxytran.

10.52	Amendment #1 to Securities Purchase Agreement between Auctus Fund LLC and Bioxytran, Inc., dated October 24, 2018

10.53	Amendment #1 to Securities Purchase Agreement between Auctus Fund LLC and Bioxytran, Inc., dated February 25, 2019

10.54	Securities Purchase Agreement between Power Up Lending Group LLC and Bioxytran, Inc., dated March 18, 2020

10.55	8% Convertible Debenture of Bioxytran, Inc. to Power Up Lending Group LLC in the Principal Amount of $64,900 dated March 18, 2020

10.56	Form of Employment Agreement of Mike Sheikh, dated May 1, 2020

10.56b	Modification/Amendment to Officers’ Employment Contract, dated October 28, 2022.

10.57	Joint Venture Agreement between Bioxytran and Pharmalectin Partners, LLC, dated November 15, 2020.

10.58	Form of Convertible Note Agreement between Note Holders and Bioxytran, Inc., dated May 2 and 3, 2021

10.59	License Agreement between Bioxytran, Inc. and Pharmalectin, Inc. dated May 5, 2020

10.60	License Agreement between Pharmalectin, Inc. and NDPD Pharma, Inc. dated May 2, 2021

10.61	2021 Employee, Director and Consultant Stock Plan, adopted by the Board of Directors on January 19, 2021

10.62	2017 Employee, Director and Consultant Stock Plan (Subsidiary), adopted by the Board of Directors on October 5, 2017

10.63	Form of Warrant dated June 4, 2021

10.64	Form of Subsidiary Option dated June 4, 2021

10.65	Form of Private Placement Memorandum dated February 26, 2021

II-7

Exhibit Number	Description

10.66	Form of Private Placement Memorandum dated September 17, 2021

10.67	Form of Convertible Note, dated January 5, 2021

10.68	Form of Note Purchase Agreement, dated January 5, 2022

10.69	Approval of International Patent WO2021/099052 - Polysaccharides for Use in Treating Sars-Cov-2 Infections, dated May 12, 2022.

10.70	Approval of International Patent WO2021/099061 - Polysaccharides for IV Administration that Treat SARS-CoV-2 Infections, dated May 12, 2022.

10.71	Official USPTO Notice of Publication under 12(A) for the Trademark ProLectin

10.72	Form of Subscription Agreement.

10.73	Form of Private Purchase Agreement

10.74	Form of Subscription Agreement

10.75	Amendment to engagement letter with WallachBeth Capital LLC, dated May 8, 2023

10.76	Form of Closing Agreement with TRITON FUNDS LP, dated June 8, 2023

10.77	Amendment to Closing Agreement with TRITON FUNDS LP, dated August 2, 2023

10.78	Debt Modification Agreement with Note Holder, dated May 5, 2023

10.79	Form of Closing Agreement with TRITON FUNDS LP, dated September 18, 2023

10.80	Form of Option Agreement dated June 4, 2021

10.81	8% Convertible Note of Bioxytran, Inc. to Lender in the Principal Amount of $61,500 dated March 15, 2024

10.82	Securities Purchase Agreement between Bioxytran, Inc. and Lender, dated March 15, 2024

10.83	Option Agreement for conversion/exchange between Pharmalectin, Inc. and Bioxytran, Inc. shares of Common Stock, dated November 20, 2021.

10.84	Joint Venture Agreement between Bioxytran, the Heme Foundation and NDPD Pharma, dated July 15, 2024

10.85	Stock Sale and Purchase Agreement of NDPD Pharma, dated October 25, 2024

10.86	Extract from Valuation Report of NDPD Pharma, dated October 1, 2024

10.87	Amendment to Debt Modification Agreement dated July 25, 2024.

10.88	Closing Agreement with TRITON FUNDS LP, dated January 15, 2025.

10.89	Amendment to Debt Modification Agreement dated December 30, 2024.

14.1	Code of Ethics

16.1	Letter from Pinnacle Accountancy Group of Utah, dated March 7, 2023 to the Securities and Exchange Commission regarding statements included in this Form 8-K.

16.2	Dismissal Consent from BF Borgers CPA PC, dated May 8, 2024

19.1	Insider Trading Policy

II-8

Exhibit Number		Description

21.1		Subsidiaries of the Registrant (Incorporated by reference as Exhibit 21.1 to the Company’s Registration Statement on Form S-1 (File No. 333-154912) filed with the SEC on November 29, 2018)

21.2		Description of Securities

21.3		Amendment to Subsidiary’s Certificate of Corporation, dated April 29, 2020

21.4		Certificate of Incorporation Foreign (BVI) Subsidiary

21.5		Certificate of Incorporation Foreign (India) Subsidiary

23.1	++	Consent of Fruci & Associates II, PLLC (“Fruci”), PCAOB ID # 05525, independent registered public accounting firm

24.1	++	Power of Attorney (included on signature page)

100.1	++	The following financial statements from the Annual Report on Form 10-K of BIOXYTRAN, Inc. for the year ended December 31, 2023 and 2022 formatted in XBRL: (i) Condensed Balance Sheets (unaudited), (ii) Condensed Statements of Operations (unaudited), (iii) Condensed Statements of Cash Flows (unaudited), and (iv) Notes to Condensed Financial Statements (unaudited), tagged as blocks of text.

100.2	++	The following financial statements from the Quarterly Report on Form 10-Q of BIOXYTRAN, Inc. for the three and nine months ended September 30, 2024 and 2023 formatted in XBRL: (i) Condensed Balance Sheets (unaudited), (ii) Condensed Statements of Operations (unaudited), (iii) Condensed Statements of Cash Flows (unaudited), and (iv) Notes to Condensed Financial Statements (unaudited), tagged as blocks of text.

107	++	Filing Fee Table

101.INS	++	Inline XBRL Instance Document

101.SCH	++	Inline XBRL Taxonomy Extension Schema Document

101.CAL	++	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	++	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	++	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	++	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	++	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+		To be filed by amendment

++		Filed herewith

II-9

Item 17. Undertakings.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a Prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(4) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(6) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each Prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed Prospectus was deemed part of and included in the registration statement; and

(B) Each Prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of Prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the Prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that Prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each Prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than Prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or Prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or Prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or Prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

II-10

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Needham, Massachusetts, on January 22, 2025.

BIOXYTRAN, INC.

By:	/s/ David Platt, Ph.D.
Name:	David Platt, Ph.D.
Title:	President & Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints David Platt, Ola Soderquist and Robert J. Burnett, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorney-in-fact and agent may deem necessary or advisable in order to enable the Company to comply with the Securities Act and any requirements of the SEC in respect thereof, in connection with the filing with the SEC of this Registration Statement on Form S-1 under the Securities Act, including specifically but without limitation, power and authority to sign the name of the undersigned to such Registration Statement, and any amendments to such Registration Statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the SEC, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorney-in-fact and agent, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ David Platt, Ph.D.	Chief Executive Officer, President and	January 22, 2025
David Platt, Ph.D.	Chairman of the Board of Directors (principal executive officer)

/s/ Ola Soderquist	Chief Financial Officer, Secretary, Treasurer	January 22, 2025
Ola Soderquist

/s/ Dale H. Conaway, DVM*	Director	January 22, 2025
Dale H. Conaway

/s/ Radka Milanova, Ph.D.*	Director	January 22, 2025
Radka Milanova

/s/ Alan M. Hoberman, Ph.D.*	Director	January 22, 2025
Alan M. Hoberman

/s/ Anders Utter*	Director	January 22, 2025
Anders Utter

*By:	/s/ David Platt, Ph.D.
David Platt, Ph.D.
Attorney-in-Fact

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